UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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ELI LILLY AND COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lilly A MEDICINE COMPANY

U 20
U 40
AMPOULE
ILETIN
HYPODERM
ILETIN
5 C.C.
ILETIN
AMPOULE
ILETIN
(INSULIN, LILLY)
10 UNITS IN EACH C.C.
5 C.C. ILETIN
(INSULIN, LILLY)
20 UNITS IN EACH C.C.

Dear Fellow Shareholders,
Thank you for your continued support of Eli Lilly and Company.
2024 was a year of significant progress for Lilly, as we delivered life-changing medicines to more patients, advanced exciting new research in areas of unmet medical need, and invested in our supply chain to meet the increasing demand for our medicines.
Key regulatory achievements included FDA approval of Kisunla for the treatment of Alzheimer's disease, Ebglyss for patients with moderate-to-severe atopic dermatitis, and Zepbound as the first prescription medicine for moderate-to-severe obstructive sleep apnea in adults with obesity. We announced positive Phase 3 results for imlunestrant, insulin efsitora alfa, and three additional tirzepatide trials. Based on early phase data, we started Phase 3 programs for lepodisiran, remternetug, and olomorasib.
We also delivered strong total shareholder returns through December 31, 2024, in both share price appreciation and dividends.
Our commitment to people, the planet, and society remains integral to our purpose. Our most profound impact is reflected in the number of patients who benefit from our medicines – more than 58 million in 2024. We have established bold sustainability objectives and are making steady progress toward our 2030 climate goals. We signed a renewable power purchase agreement for a new large-scale wind farm, which will generate approximately 450,000 megawatt hours per year, representing over 90% of our electrical demand in North America.
Global health is also an important focus. Through investments in medicines and health systems, we made strides toward our 30x30 goal of improving quality health care for 30 million people living in resource-limited settings annually by 2030. At this writing, Lilly’s 30x30 reach is estimated to be approximately 20 million patients in 2024. Our company continues to work diligently to meet the needs of vulnerable communities around the world.

The board values your engagement, and we’ve spoken with many fellow shareholders on a range of topics, including pricing and access, enterprise risks, and sustainability. We welcome this dialogue, and investor input will be reflected again this year in management proposals to eliminate from our articles of incorporation the classified board structure and supermajority voting requirements.
Lilly is a medicine company committed to improving human health for nearly 150 years. With your support, we will continue to invest in innovation, make meaningful scientific advancements, and deliver medicines that help more people around the world. We look forward to welcoming you to the annual meeting.

Sincerely,

David A. Ricks Chair, President and CEO	Juan Luciano Lead Independent Director

Frequently Referenced Topics

Director Biographies	13
Director Skills Matrix	11
Director Compensation	26
Board Leadership Structure	29
Board and Committee Oversight of:
Sustainability	37
Cybersecurity	37
Human Capital Management	39
Political Activities	38
Transactions with Related Persons	40
Share Ownership and Retention Guidelines	59
Compensation Recovery Policy (Clawback)	60

Cautionary Statements
This proxy statement contains forward-looking statements, including those regarding our strategies and financial performance; our development of new products and technologies; sustainability metrics, commitments and goals; and other statements that are not historical fact, and actual results could differ materially. Risks that could cause actual results to differ are set forth in the “Risk Factors” section of, and elsewhere in, our 2024 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (SEC). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on management estimates, projections, and assumptions, and we undertake no obligation to update any such statements.

Certain documents and information referenced in this proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

The information contained under the heading “Pay Versus Performance” shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the Exchange Act) except to the extent that we specifically incorporate it by reference in any such filing.

Unless otherwise expressly stated or context requires otherwise, information in this proxy statement is as of March 21, 2025.

Notice of 2025 Annual Meeting of Shareholders

ITEMS OF BUSINESS
Item 1	Election of each of the four director nominees to serve three-year terms
Item 2	Approval, on an advisory basis, of the compensation paid to the company’s named executive officers
Item 3	Ratification of the appointment of Ernst & Young LLP as the independent auditor for 2025
Item 4	Approval of amendments to the company’s articles of incorporation to eliminate the classified board structure
Item 5	Approval of amendments to the company’s articles of incorporation to eliminate supermajority voting provisions

ADMISSION	WHEN 8:30 a.m. EDT Monday, May 5, 2025
The 2025 annual meeting of shareholders (the Annual Meeting) of Eli Lilly and Company will be held virtually via live webcast.
The webcast is designed to provide shareholders the opportunity to participate virtually to facilitate shareholder attendance and to provide a consistent experience to all shareholders, regardless of location. You will be able to attend the Annual Meeting, vote, and submit questions virtually via webcast by visiting virtualshareholdermeeting.com/LLY2025 and entering the 16-digit control number found on the proxy card, voting instruction form, or notice you received. For further information on Annual Meeting logistics, see the section titled “Other Information—Meeting and Voting Logistics.”
This proxy statement is dated March 21, 2025. We mailed a notice of internet availability of proxy materials on or about that date to our shareholders of record as of February 26, 2025 (other than those who previously requested electronic or paper delivery of our proxy materials and certain participants in The Lilly Employee 401(k) plan (401(k) Plan)).

WHERE Virtually at www.virtualshareholder meeting.com/LLY2025
RECORD DATE February 26, 2025
YOUR VOTE IS IMPORTANT
Every shareholder vote is important. Even if you plan to attend the Annual Meeting, we encourage you to vote promptly online, by telephone, or, if you received or requested paper copies of your proxy materials, by signing, dating, and returning your proxy card or voting instruction form by mail, so that a quorum may be represented at the meeting.
By order of the Board of Directors,
Anat Hakim
Executive Vice President, General Counsel and Secretary
March 21, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD MAY 5, 2025:
The annual report to shareholders and proxy statement are available at ProxyVote.com as well as on our website at lilly.com/policies-reports/annual-report.

Proxy Statement Summary

Powered by Purpose
Our purpose is to unite caring with discovery to create medicines that make life better for people around the world. This purpose fuels every aspect of our business, as we aspire to:
Discover first or best-in-class molecules from internal and external sources that address significant unmet needs by integrating disease understanding with innovative scientific capabilities;
Develop molecules faster than competitors by executing clinical plans that maximize the human and economic value of the medicines we launch;
Reach people around the world by creating volume-driven uptake and broad access to a safe and reliable supply of life-changing medicines;
Scale our business by prioritizing investments into medicines and manufacturing capacity that can deliver the greatest value for patients and can drive long-term sustainable growth; and
Reinvest profits into our next wave of innovation and generate value for our investors.
Highlights of 2024 Performance
We continued to progress our strategy in 2024, with respect to operating performance, shareholder return (both absolute and relative), our innovation pipeline and other business development, and sustainability matters. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for more details on our financial performance.

Operating Performance
$45.0 billion in 2024 revenue	$11.71 earnings per share (EPS) in 2024 on a reported basis	$12.99 EPS on a non-GAAP basis in 2024
Reported results were prepared in accordance with U.S. generally accepted accounting principles (GAAP) and include all revenue and expenses recognized during the periods. A reconciliation of EPS on a reported basis to EPS on a non-GAAP basis is included in Appendix A.

Shareholder Return
33% 2024 Total Shareholder Return (TSR)	Consistently Exceeded S&P 500 and Compensation Peer Group TSR in 2024 and the three- and five-year periods shown below
TSR includes both stock price changes and dividends. Dividends are assumed to be immediately reinvested in company stock. TSR results for the Compensation Peer Group were calculated using a market capitalization weighted average.

Innovation Pipeline and Other Business Development
Highlights for New Products and Indications

kisunla™

(donanemab-azbt)

injection for IV infusion

The U.S. Food and Drug Administration (FDA) approved Kisunla™ (donanemab-azbt) for the treatment of Alzheimer’s disease; Kisunla was also approved in China, Japan, and Great Britain for the treatment of early symptomatic Alzheimer's disease.	The FDA approved Ebglyss™, a first-line biologic for the treatment of adults and children 12 years of age or older with moderate-to-severe atopic dermatitis.	The FDA approved Zepbound® (tirzepatide) as the first and only prescription medicine for moderate-to-severe obstructive sleep apnea in adults with obesity.
Key Data Readouts
• ADmirable, a Phase 3 study of lebrikizumab, specifically designed for people with skin of color and moderate-to-severe atopic dermatitis, showed improvement in skin clearance and itch relief.
• Positive topline results from the QWINT-2 and QWINT-4 Phase 3 clinical trials that showed once-a-week dosing of insulin efsitora alfa in adults with type 2 diabetes delivers A1C reduction and safety profile consistent with daily insulin.
• Positive topline results from the SURMOUNT-1 Phase 3 176-week study of tirzepatide (Zepbound® and Mounjaro®), showing 94% reduction in the risk of developing type 2 diabetes in adults with pre-diabetes, and obesity or overweight.
• Positive six-month Phase 3 primary endpoint data from the TRAILBLAZER-ALZ 6 trial showing that modified titration achieved similar levels of amyloid plaque removal while also reducing the incidence of ARIA-E to 14%, compared with 24% in the standard dosing regimen.
• Positive results from the ADjoin long-term extension study for Ebglyss showing sustained disease control for up to three years in more than 80% of adults and adolescents with moderate-to-severe atopic dermatitis who responded to Ebglyss treatment.
•Positive Phase 3 EMBER-3 study evaluating imlunestrant oral SERD in patients with second-line ER+, HER2- metastatic breast cancer.

Other Business Development Activities
•Continued investments to accelerate development and create additional capacity, for example:
–Announcement of $4.5 billion investment to develop the Lilly Medicine Foundry in Indiana, a facility to combine research and manufacturing in a single location to increase capacity for clinical trial medicines;
–Committed an additional $5.3 billion manufacturing investment in the company’s Lebanon, Indiana site to boost API production for tirzepatide and pipeline medicines;
–Announced $1.8 billion in investments in Ireland to expand the company’s manufacturing footprint to enhance global medicine production; and
–Announced a $3 billion expansion of a facility in Kenosha County, Wisconsin, to extend the company's global parenteral (injectable) product manufacturing network.
•Opened the Lilly Seaport Innovation Center, a research and development facility that serves as the central hub for Lilly's genetic medicines efforts.
•Announced a collaboration with OpenAI to use their generative AI to invent novel microbials.
•Acquired Morphic Holding, Inc., expanding Lilly's immunology pipeline with oral integrin therapies for treatment of serious chronic diseases.

Sustainability Matters
27 active global health initiatives focusing on noncommunicable diseases, strengthening health systems, and capacity building	Entered into a power purchase agreement for 450,000 megawatt-hours per year from a US wind farm	Started up a new on-site solar array at our Corporate Center in Indianapolis
Access and Affordability
LillyDirect™, is our direct-to-customer digital healthcare experience for patients in the U.S. living with obesity, migraines and diabetes. Lilly launched Zepbound 2.5 mg and 5 mg single-dose vials in the U.S. exclusively through LillyDirect in August to offer millions of adults with obesity access to the medicine they need, including those not eligible for the Zepbound savings card program, those without employer coverage, and those who need to self-pay outside of insurance.
Asia		Africa
Donated $6.5 million to the United States Fund for UNICEF to expand UNICEF's work to improve the health outcomes of millions of children and youth at risk of noncommunicable diseases living in resource-limited settings in India.

•EVA Pharma obtained regulatory approval and began supplying insulin glargine in Egypt under a collaboration with Lilly that was launched in 2022 to deliver high-quality, affordable human and analogue insulin in Africa.
•Entered into an agreement with EVA Pharma to expand access to baricitinib to an estimated 20,000 people in 49 low- to middle-income countries in Africa by 2030.

Board Leadership and Composition Highlights
Director Nominee Snapshot

Name	Age	Director Since	Other Public Boards	Principal Occupation	Committee Membership
Ralph Alvarez Independent Director	69	2009	3	Operating Partner, Advent International Corporation	Audit Talent and Compensation (Chair)
Mary Lynne Hedley Independent Director	62	2022	2	Senior Scientific Fellow, Broad Institute of Harvard and MIT and Venture Partner, Third Rock Ventures	Ethics and Compliance Science and Technology
Kimberly Johnson Independent Director	52	2021	0	Vice President and Chief Operating Officer, T. Rowe Price Group, Inc.	Talent and Compensation Ethics and Compliance
Juan Luciano Lead Independent Director	63	2016	1	Chairman, Chief Executive Officer and President, Archer-Daniels-Midland Company	Directors and Corporate Governance (Chair) Talent and Compensation

Board Leadership and Structure Information
•Lead Independent Director: We have a strong lead independent director empowered with clearly defined responsibilities.
•Independent Committees: All standing board committees are composed solely of independent directors and led by independent committee chairs.
•Executive Sessions: Our board schedules executive sessions of the independent directors that are presided over by the lead independent director at every regular board meeting.
•Access to Management and Advisors: Our independent directors actively engage in board meetings, have direct access to management, and, along with our board committees, have discretion to hire independent advisors at the company’s expense.
•Conflict of Interest Management: Our conflict of interest policy requires disclosures of potential conflicts to Lilly and clarifies when Lilly board service must be disclosed to others.
•CEO Selection and Compensation: Our independent directors lead the board’s process for selecting the CEO. Our Talent and Compensation Committee (and, in the case of our CEO, in consultation with other independent directors and our external compensation consultant) establishes the compensation for our CEO and other executive officers.
•Refreshment: We are committed to maintaining an active and insightful board and seek to balance continuity of experience with fresh perspectives. We also have robust board and committee education programs that cultivate the evolution of director skills as the company evolves.
•Robust Annual Assessment: Our board conducts a robust annual assessment of its performance led by the lead independent director, Directors and Corporate Governance Committee and board chair, including an annual assessment of each director. These assessments help provide the board with valuable perspectives to drive effectiveness and leadership.
Board Demographics Summary

Strategy and Risk Oversight
•Strategy: Our board approves and actively oversees our corporate long-term strategy. Our board and committee meetings are structured to engage our directors in informed reviews of strategic and forward-looking issues, as well as in constructive challenges to management initiatives and programs.
•Code of Conduct: Our code of business conduct reflects principles that are consistent with our company values of integrity, excellence, and respect for people. This code applies to our board and all employees worldwide and is reviewed and approved annually by the board. We have a supplemental code of conduct for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.
•Corporate Governance: The charter of each of our board committees clearly establishes the committee’s roles and responsibilities.
•Compliance Program and Enterprise Risk Reviews: Our board reviews the overall state of our compliance program at least annually and reviews our enterprise-level risks on a regular basis and as matters arise. Our Audit Committee oversees the process by which we identify and create mitigation plans for enterprise-level risks. See “Governance Practices—Board Oversight” for additional information.
•Board Oversight of Certain Areas

Cybersecurity	Political Activity	Sustainability	Talent Management
Our Audit Committee is responsible for oversight of our programs, policies, procedures, and risk management activities related to information security, cybersecurity and data protection. It meets regularly with management to discuss, among other things, threats, risks, and ongoing efforts to enhance cyber resiliency, and management promptly updates our board regarding significant threats and incidents as they arise.	Our board oversees our political expenditures and lobbying activities. Directors receive regular updates on public policy issues and on the company’s political activity. The board also receives semi-annual updates on political engagement, including information on the contributions made by LillyPAC and the company, as well as trade association memberships.	Our board, including its Directors and Corporate Governance Committee, oversees and maintains ongoing engagement on key climate and sustainability matters.
Our board exercises active oversight of the overall talent management process, including human capital management strategies, corporate culture, and inclusion efforts. The board also oversees the work of its committees in connection with the board’s development of corporate policies and frameworks designed to attract, retain, engage, and develop a workforce that aligns with our values and mission.

Exploring Responsible AI Use

We see great potential in the advancements of artificial intelligence (AI) to help further our efforts to create medicines that make life better for people around the world. As we deploy AI and other emerging technologies in various facets of our operations and continue to explore the responsible development, management, and use of AI technologies, our board is focused on expanding its understanding and oversight of this emerging technology.

Shareholder Access and Engagement
Engagement Response
•In response to input from our shareholders and consistent with previous years, management is putting forth for consideration at the Annual Meeting proposals to amend our articles of incorporation to eliminate the classified board structure and to eliminate supermajority voting.
Proxy Access
•Our bylaws provide proxy access rights for shareholders holding at least three percent of our common stock for at least three years to nominate to the board the greater of two directors or 20 percent of our board seats.
Board Accountability
•We have a majority voting standard and a resignation policy for the election of directors in uncontested elections.
•Shareholders have the ability to amend our bylaws.
•We do not have a shareholder rights plan (known as a “poison pill”).
•We have meaningful stock ownership and retention guidelines for our directors and executive officers to foster alignment with shareholders.
•We have an annual cap on director compensation.
Compensation
Compensation Practices
For each of the last five years, greater than 94 percent of votes cast were in favor of our executive compensation programs. We believe this robust support validates our compensation program and our strong performance culture.

Compensation Philosophy	What We Do	What We Don’t Do

Our compensation programs are designed to align executive pay with shareholder interests and link pay to performance through a blend of short- and long-term performance measures.
Our Talent and Compensation Committee annually reviews our compensation programs to help ensure our programs provide incentives to deliver long-term, sustainable business results while discouraging excessive risk-taking and other adverse behaviors.

We have robust stock ownership guidelines for executive officers.
Executive officers are prohibited from hedging or pledging their company stock.
We have a compensation recovery or “clawback” policy that aligns with applicable legal requirements and provides the ability to recover certain compensation upon a wide range of misconduct.
We provide perquisites that achieve a compelling business purpose.
We have double trigger change-in-control provisions in severance plans.
We don’t enter into employment agreements with any of our executive officers. We don’t provide routine tax gross-ups to executive officers.

Executive Compensation Summary
In 2024, the target compensation for our named executive officers was competitive when compared to the company’s peer group. Bonus and equity payouts exceeded target, consistent with strong company performance over the respective performance periods.

Pay for Performance
As described in the Compensation Discussion and Analysis (CD&A), we link our incentive pay programs to a mix of measures on three dimensions of company performance: operating performance; progress with our innovation pipeline; and shareholder return. The Talent and Compensation Committee adjusts reported revenue and EPS results to eliminate the distorting effect of certain unusual items on incentive compensation performance measures.
The summary below highlights how our incentive pay programs are intended to align with company performance. Our incentive compensation programs use certain non-GAAP financial measures. Please see Appendix A for a reconciliation of, and adjustments made to, revenue and EPS for incentive compensation programs.

•Bonus Plan Result: In 2024, the company exceeded its annual cash bonus targets for product revenue and EPS. We also made significant pipeline advances. For purposes of the bonus, the Talent and Compensation Committee adjusted product revenue and non-GAAP EPS to exclude the impact of business development transactions and acquired in-process research and development (IPR&D) charges, both of which were not included in 2024 bonus targets. Foreign exchange impact was also neutralized. See the CD&A for further discussion of the Eli Lilly and Company Bonus Plan (Bonus Plan).
2.25 Bonus Plan Multiple
•2023-2025 Performance Award (PA) Result: We exceeded the two-year EPS growth target set for our PA program. The PA target is based on expected EPS growth of peer companies over a two-year period. As a result of exceeding the EPS growth target set for our PA program, the PA payout was above target. See the CD&A for further discussion on the PA program.
200% 2023-2025 PA Payout
•2022-2024 Shareholder Value Award (SVA) Result: Our total stock price growth exceeded the target range in our SVA program. This performance resulted in a SVA payout above target. See the CD&A for further discussion on the SVA program.
175% 2022-2024 SVA Payout
•2022-2024 Relative Value Award (RVA) Result: The RVA measures Lilly’s relative total shareholder return (TSR) against its peers. Lilly’s TSR performance exceeded the peer median TSR over the three-year performance period, resulting in a payout above target. See the CD&A for further discussion on the RVA program.
175% 2022-2024 RVA Payout
Voting
How to Vote

ONLINE	BY TELEPHONE	BY MAIL	AT THE MEETING
Visit the website listed on your notice, proxy card, or voting instruction form	Call 1-800-690-6903 and follow the instructions provided	If you received or requested paper copies of your proxy materials, sign, date, and return your proxy card or voting instruction form	Attend the Annual Meeting, online by live webcast at virtualshareholdermeeting.com/LLY2025 on Monday, May 5, 2025, at 8:30 a.m. EDT
Vote Early: Even if you plan to attend the Annual Meeting, we encourage you to vote prior to the meeting, either online, by telephone, or by mail.
Beneficial Shareholders: Shareholders who hold their shares beneficially through an institutional holder of record, such as a broker or bank (sometimes referred to as holding shares in street name), will receive voting instructions from that holder of record. If you do not provide voting instructions to the holder of record, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. See “Other Information—Meeting and Voting Logistics—How to Vote” for more information.
Voting Deadlines: You may vote your shares prior to the Annual Meeting until 11:59 p.m. EDT on May 4, 2025, online, or by telephone. If you are voting by mail, your marked, signed, and dated proxy card must be received by May 4, 2025. Shareholders who hold their shares in the 401(k) Plan must vote by April 30, 2025, so the plan trustee can vote their shares accordingly. See “Other Information—Meeting and Voting Logistics—How to Vote” for more information.
More Information: Further information on how to vote, including if you hold voting shares in the 401(k) Plan, is provided under “Other Information—Meeting and Voting Logistics—How to Vote.”
Voting Matters and Board Recommendations

	Voting Matter	Required Vote	Board Vote Recommendation	See Page
Item 1	Election of four directors to serve three-year terms	Majority of votes cast (for each nominee)	FOR EACH NOMINEE	29
Item 2	Advisory vote on compensation paid to named executive officers	Majority of votes cast	FOR	44
Item 3	Ratification of the appointment of the independent auditor	Majority of votes cast	FOR	76
Item 4	Proposal to amend the company’s articles of incorporation to eliminate the classified board structure	80% of outstanding shares	FOR	79
Item 5	Proposal to eliminate supermajority voting provisions	80% of outstanding shares	FOR	80

Governance
How We Build an Effective Board

Our directors are elected by the company’s shareholders to oversee the actions and results of the company’s management. The Directors and Corporate Governance Committee, which is chaired by the lead independent director, regularly assesses the effectiveness of the board to ensure that directors reflect the skill sets, experiences, diverse viewpoints and characteristics necessary to oversee our complex and evolving business. Execution of our robust assessment and refreshment process, guided by key governance guidelines, has resulted in a mix of directors that balances experienced institutional knowledge and fresh perspectives, and reflects a broad range of backgrounds and viewpoints.

Character
Independence
Diversity of Experience
Skill Set

Director Qualifications
Character: Our board members should possess the personal attributes necessary to be an effective director, including unquestioned integrity, sound judgment, a collaborative spirit, and commitment to our company, our shareholders, and other constituencies.
Independence: We believe there should always be a substantial majority (75 percent or more) of independent directors on the board. The board annually determines the independence of directors based on a review and recommendation by the Directors and Corporate Governance Committee. No director is considered independent unless the board has affirmatively determined that he or she has no material relationship with the company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company. In assessing whether a director has no material relationship with Lilly, the board of directors also considers any persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the board has adopted categorical independence standards consistent with the New York Stock Exchange (NYSE) listing standards.
Lilly’s process for determining director independence is set forth in our Standards for Director Independence, which can be found on our website at lilly.com/leadership/governance, along with our corporate governance guidelines.
On the recommendation of the Directors and Corporate Governance Committee, the board determined that each current non-employee director is independent and that the members of our Audit and Talent and Compensation Committees meet the heightened independence standards applicable to those committees. The board determined that none of the current non-employee directors has had during the last three years (i) any of the relationships identified in the company’s categorical independence standards or (ii) any other material relationship with the company that would compromise his or her independence.

In addition, the board considered that some of the current non-employee directors are affiliated with companies or entities to which the company sold products or made payments, or from which the company purchased products or services during the year. Drs. Baicker, Kaelin and Hedley are employed at medical or academic institutions with which the company engages in clinical research, provides research grants, and/or engages in commercial transactions in the ordinary course of business. Mr. Luciano is employed by Archer-Daniels-Midland Company and Mr. Fyrwald is employed by International Flavors & Fragrances Inc.

The company engages in routine business transactions with these organizations. Aggregate payments to or from each such organization, in each of the last three fiscal years, did not exceed the greater of $1 million or 2 percent of that organization’s consolidated gross revenues in a single fiscal year. In reviewing these relationships, the board considered all relevant factors, including:
•whether transactions were entered into at arm’s length in the normal course of business and, to the extent they were commercial relationships, had standard commercial terms; and
•whether any director had any direct business relationships with the company or received any direct personal benefit from any of these transactions, relationships, or arrangements.
Diversity of Experience: The board does not have specific diversity goals or a standalone diversity policy. The board seeks director candidates who represent a mix of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Such candidates are expected to have substantial experience with one or more publicly traded national or multinational companies or have achieved a high level of distinction in their chosen field.

9 Years Average Director Tenure
Tenure: Our director composition reflects a mix of tenure on the board, which provides an effective balance of historical perspective and an understanding of the evolution of our business with fresh perspectives and insights.

Director Governance Spotlight

✓
Resignation Policy - In an uncontested election, directors are elected by a majority of votes cast. An incumbent nominee who fails to receive a greater number of votes “for” than “against” his or her election will tender his or her resignation from the board following the certification of the shareholder vote. The board, on recommendation of the Directors and Corporate Governance Committee, will decide whether to accept the resignation. The company will promptly disclose the board’s decision, including, if applicable, the reasons the board rejected the resignation.

✓
Director Retirement Policy - Non-employee directors must retire from the board no later than the date of the annual meeting that follows their seventy-second birthday, although the Directors and Corporate Governance Committee may recommend exceptions to this policy. The Directors and Corporate Governance Committee, with input from all board members, also considers the contributions of the individual directors annually, with a more robust assessment at least every three years when considering whether to nominate directors to new three-year terms. The company has not adopted term limits because the board believes that the company benefits from having a mix of longer- and shorter-tenured members of the board.

✓
Other Board Service Policy - To ensure proper engagement from our directors and effective functioning of our board, we have instituted certain limitations on service on the boards of other companies. In general, no director may serve on more than three other public company boards. No director that is an executive officer of a public company may serve on more than two public company boards (inclusive of Lilly). The Directors and Corporate Governance Committee may approve exceptions if it determines that the additional service will not impair the director’s effectiveness on the Lilly board. In addition, no director serving on the Audit Committee may serve simultaneously on the audit committee of more than two other public companies without the prior approval of the board.

✓
Confidentiality Policy - The board has adopted a Board Confidentiality Policy, applicable to all members of the board. The policy prohibits a director from sharing confidential information obtained in his or her role as a director with any third party except under limited circumstances where the director is seeking legal advice or is required by law to disclose information. The Board Confidentiality Policy can be viewed on the company’s website at: lilly.com/leadership/governance.

Director Skills and Experience:
Our directors are responsible for overseeing the company’s business consistent with their fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes, and professional experiences. We believe the board is well-rounded, with a balance of relevant perspectives and experience, as illustrated in the following chart.

Director Experience:
Set forth below is information, as of March 21, 2025, regarding our directors and director nominees. We have provided the most relevant experiences, qualifications, attributes, and skills that support the conclusion that each director or director nominee should serve as a director in light of our business and operations.
No family relationship exists among any of our directors, director nominees, or executive officers. To the best of our knowledge, there are no pending material legal proceedings in which any of our directors or nominees for director, or any of their associates, is a party adverse to us or any of our affiliates, or has a material interest adverse to us or any of our affiliates. Additionally, to the best of our knowledge, there have been no events under any bankruptcy laws, no criminal proceedings and no judgments, sanctions, or injunctions during the past 10 years that are material to the evaluation of the ability or integrity of any of our directors or nominees for director. There is no arrangement or understanding between any director or director nominee and any other person pursuant to which he or she was or is to be selected as a director or director nominee.
Under our articles of incorporation, the board is divided into three classes with approximately one-third of the directors standing for election each year.

Class of 2025

KEY EXPERIENCE AND QUALIFICATIONS

Mr. Alvarez brings to the board more than 40 years of experience in consumer marketing, global operations, international business, and strategic planning, as well as extensive executive leadership experience in managing some of the world’s best-known brands.
•As a senior executive of a leading global foodservice retailer and other global restaurant businesses, Mr. Alvarez developed in-depth knowledge of consumer marketing, talent and brand management and strategic planning.
•Mr. Alvarez also contributes an understanding of international markets and operations, including a special focus on Japan and emerging markets.
•Mr. Alvarez is a leader of people and brings to the board a strong perspective on how to motivate, develop, and engage diverse talent.
•Mr. Alvarez is an Audit Committee Financial Expert based on his public company experience, including his prior audit committee service on Lowe’s board of directors.

Ralph Alvarez
Age: 69
Director since: 2009
Board Committees:
–Audit
–Talent and Compensation (Chair)
Other Public Boards:
–Lowe’s Companies, Inc.
–Traeger, Inc.
–First Watch Restaurant Group, Inc. (Chair)
Recent Prior Public Boards:
–Dunkin’ Brands Group, Inc.
Key Skills:

CAREER HIGHLIGHTS
•Advent International Corporation, a leading global private equity firm
–Operating Partner (2017 - present)
•Skylark Co., Ltd., a leading restaurant operator in Japan
–Chairman of the board (2013 - 2018)
•McDonald’s Corporation, a leading food service retailer
–President and Chief Operating Officer (2006 - 2009)

OTHER HIGHLIGHTS •Member, University of Miami President’s Council

CEO Leadership	Finance / Accounting	International Business	Healthcare Industry	Science / Academia

Government Relations / Public Policy	Sales / Marketing	Technology / Digital	Operations / Strategy

KEY EXPERIENCE AND QUALIFICATIONS

Dr. Hedley’s career has uniquely combined discovery, translational and clinical research and commercialization, bringing to the board extensive business leadership and scientific investigation experience in the biotechnology industry.
•Having served as co-founder, chief executive officer, president, chief scientific officer or chief operating officer of several biotechnology companies throughout her career, Dr. Hedley has experience leading and overseeing the complex operations and risks of these businesses, including building C-suite teams, raising capital, and managing research and development, commercial development, manufacturing and supply chains, quality, regulatory affairs, and corporate strategy.
•Dr. Hedley contributes a wide-ranging perspective on the life science business, acquired through her roles at multiple successful companies and her industry-spanning work advising chief executive officers, venture and life science companies in addition to academic scientists advancing therapeutic drug development while at the Broad Institute.
•Dr. Hedley has substantial experience with developing and commercializing oncology therapeutics, one of Lilly’s core therapeutics areas.
•Dr. Hedley’s service on the boards of directors and board committees of other public companies and not-for-profit entities, and, in particular, as chair or former chair of the nominating and corporate governance committees at each of Veeva Systems and Millendo Therapeutics and the audit committee of Centessa Pharmaceuticals, provides a multifaceted governance perspective.

Mary Lynne Hedley, Ph.D.
Age: 62
Director since: 2022
Board Committees:
–Ethics and Compliance
–Science and Technology
Other Public Boards:
–VEEVA Systems Inc.
–Centessa Pharmaceuticals plc
Recent Prior Public Boards:
–Millendo Therapeutics, Inc.
Key Skills:

CAREER HIGHLIGHTS
•Broad Institute of Harvard and MIT
–Senior Scientific Fellow (2021 - present)
•Third Rock Ventures, a leading healthcare venture capital firm
–Venture Partner (2023 - present)
•GlaxoSmithKline plc, a leading global pharmaceutical company
–Member of executive research and development team; led integration efforts for TESARO acquisition (2019 - 2020)
•TESARO, Inc., a company focused on the development and global commercialization of oncology therapeutics (acquired by GlaxoSmithKline plc in 2019)
–President and Chief Operating Officer (2010 - 2019)
•Abraxis BioScience, Inc., a biotechnology company (acquired by Celgene Corporation in 2010)
–Executive Vice President and Chief Science Officer (2009 - 2010)

OTHER HIGHLIGHTS
•Member, American Association of Immunologists; American Association for Advancement of Science; American Society of Clinical Oncology; American Association of Cancer Research
•Advisory Board, Boston Museum of Science and chair, Life Science Committee

CEO Leadership	Finance / Accounting	International Business	Healthcare Industry	Science / Academia

Government Relations / Public Policy	Sales / Marketing	Technology / Digital	Operations / Strategy

KEY EXPERIENCE AND QUALIFICATIONS

Ms. Johnson brings to the board considerable financial and operational experience and a strong background in technology, governance, talent management and strategy for global risk management.
•Ms. Johnson’s wide-ranging operational experience at two complex financial institutions has included leadership over various departments focused on cybersecurity, technology, operations, account services, enterprise change, data, modeling, analytics, information security, resiliency, innovation, and corporate strategy.
•Ms. Johnson also brings deep understanding of enterprise risk management, having served as chief risk officer of Fannie Mae and currently overseeing enterprise risk as part of her role at T. Rowe Price.
•Ms. Johnson also brings to the board knowledge of technology operations, having led Fannie Mae’s digital transformation, establishing a four-year enterprise modernization plan and an operational roadmap for redesigning business processes and reengineering core technology.

Kimberly Johnson
Age: 52 Director since: 2021 Board Committees: –Talent and Compensation –Ethics and Compliance Other Public Boards: –None Recent Prior Public Boards: –None Key Skills:

CAREER HIGHLIGHTS
•T. Rowe Price Group, Inc., a global leader in asset management
–Vice President and Chief Operating Officer (2022 - present)
•Federal National Mortgage Association (Fannie Mae), a provider of affordable mortgage financing in the United States
–Executive Vice President and Chief Operating Officer (2018 - 2022)
–Executive Vice President and Chief Risk Officer (2017 - 2018)
–Senior Vice President and Chief Risk Officer (2015 - 2017)
–Senior Vice President and Deputy Chief Risk Officer (2013 - 2015)
•Credit Suisse AG, a global wealth manager, investment bank, and financial firm founded and based in Switzerland
–Director, Interest Rate Derivative Products (2005 - 2006)

OTHER HIGHLIGHTS •Trustee, Princeton University

CEO Leadership	Finance / Accounting	International Business	Healthcare Industry	Science / Academia

Government Relations / Public Policy	Sales / Marketing	Technology / Digital	Operations / Strategy

KEY EXPERIENCE AND QUALIFICATIONS

Mr. Luciano’s decades of experience, including as a chair and chief executive officer, as a leader of large organizations, and in international business, strategy, and operations, bring to the board valuable insights into the complexities of operating in a rapidly changing global market.
•As chair and chief executive officer of a major global enterprise, Mr. Luciano contributes extensive knowledge of international business and the development and execution of strategy, such as the increased use of innovative technologies to meet customer needs and the management of complex global supply chains.
•Mr. Luciano’s experience as a chief operating officer and line executive in several product areas also bring a thorough understanding of operations, especially in highly regulated sectors.
•Mr. Luciano’s results-oriented perspective and his experience in leading a major multinational company are particularly valuable to the board and make him a strong and engaged lead independent director.
•Mr. Luciano is a well-respected leader and strong lead independent director for the board, with the willingness and ability to provide direct, candid feedback to the chief executive officer while acting as a facilitator of discussion and progress.

Juan R. Luciano Lead Independent Director (2019)
Age: 63
Director since: 2016
Board Committees:
–Talent and Compensation
–Directors and Corporate Governance (Chair)
Other Public Boards:
–Archer-Daniels-Midland Company
Recent Prior Public Boards:
–None
Key Skills:

CAREER HIGHLIGHTS
•Archer-Daniels-Midland Company, a global food processing and commodities-trading company
–Chair (2016 - present)
–Chief Executive Officer and President (2015 - present)
–President and Chief Operating Officer (2014 - 2015)
•The Dow Chemical Company, a multinational chemical company
–Executive Vice President and President, Performance Division (2010 - 2011)

OTHER HIGHLIGHTS
•Alternate director, Wilmar International
•Director, Intersect Illinois
•Member, Rush System Board of Directors
•Member, The Business Roundtable; Civic Committee at the Commercial Club of Chicago; Economic Club of Chicago

CEO Leadership	Finance / Accounting	International Business	Healthcare Industry	Science / Academia

Government Relations / Public Policy	Sales / Marketing	Technology / Digital	Operations / Strategy

Class of 2026

KEY EXPERIENCE AND QUALIFICATIONS

Dr. Kaelin is a world-renowned Nobel Laureate, scientist, academician, and physician who provides valuable leadership to the board’s oversight of Lilly’s discovery and development programs.
•With decades of preeminent medical research and discovery experience, particularly within oncology, Dr. Kaelin offers a valuable perspective and resource to the board and management in pharmaceutical research and discovery in key therapeutic areas.
•Dr. Kaelin has extensive experience as a professor and mentor to medical professionals who are key constituents for Lilly’s business and workforce.
•As an investigator at Howard Hughes Medical Institute, Dr. Kaelin has a deep understanding of the challenges, perspectives, and opportunities for medical researchers.
•Dr. Kaelin also brings commercialization experience to the board through his work with venture capital funds and biotech companies.

William G. Kaelin, Jr., M.D.
Age: 67 Director since: 2012 Board Committees: –Directors and Corporate Governance –Science and Technology (Chair) Other Public Boards: –None Recent Prior Public Boards: –None Key Skills:

CAREER HIGHLIGHTS
•Harvard Medical School
–Sidney Farber Professor of Medicine (2018 - present)
–Professor of Medicine (2002 - 2018)
•Dana-Farber Cancer Institute
–Professor (2002 - present)
•Howard Hughes Medical Institute
–Investigator (2002 - present)
–Assistant Investigator (1998 - 2002)

OTHER HIGHLIGHTS
•Recipient of numerous prizes and honors, including:
–Nobel Prize in Physiology or Medicine
–Albert Lasker Basic Medical Research Award
–Canada Gairdner International Award
–Wiley Prize in Biomedical Sciences from the Rockefeller University
–Paul Marks Prize for Cancer Research from the Memorial Sloan Kettering Cancer Center
•Member, National Academy of Medicine; National Academy of Sciences; American College of Physicians; Association of American Physicians; American Society of Clinical Investigation; American Academy of Arts and Sciences; American Philosophical Society

CEO Leadership	Finance / Accounting	International Business	Healthcare Industry	Science / Academia

Government Relations / Public Policy	Sales / Marketing	Technology / Digital	Operations / Strategy

KEY EXPERIENCE AND QUALIFICATIONS

Mr. Ricks has over 25 years of experience at Lilly, leading and shaping large-scale operations across the world. He has overseen some of the most transformative growth in the company’s history; since assuming the role as Chief Executive Officer, Lilly has (i) experienced revenue growth of approximately 112%, (ii) experienced a five-year total shareholder return of 527%, and (iii) taken important steps to increase the affordability and accessibility of our products around the globe.
•Mr. Ricks embodies the “tone at the top” that strengthens Lilly’s culture, including through his commitment to compliance, talent development, and the expansion of our diverse workforce.
•Mr. Ricks has combined his company-specific and industry knowledge to grow, articulate and implement Lilly’s strategic plan, as reflected by the growth in revenue, robust pipeline, and progressive approach on leveraging technology into the business.
•Mr. Ricks is able to draw on his extensive interactions with various stakeholders to apprise the board of significant developments in our business and industry, as well as to communicate feedback to the board and offer insights.
•Mr. Ricks’ leadership approach is derived from his experience in marketing, sales, drug development, and international operations, as well as his significant experience in public policy.

David A. Ricks Chair, President, and CEO
Age: 57 Director since: 2017 Board Committees: None Other Public Boards: –Adobe Inc. Recent Prior Public Boards: –None Key Skills:

CAREER HIGHLIGHTS
•Eli Lilly and Company
–Chair, President, and Chief Executive Officer (2017 - present)
–Senior Vice President and President, Lilly Bio-Medicines (2012 - 2016)
–President, Lilly USA (2009 - 2012)
–Served in various marketing, sales and international leadership roles (1996 - 2009), including:
•As President and General Manager of Lilly China
•As General Manager of Lilly Canada

OTHER HIGHLIGHTS
•Director, International Federation of Pharmaceutical Manufacturers & Associations (IFPMA)
•Director, Pharmaceutical Research and Manufacturers of America (PhRMA)
•Member, U.S. Patent and Trademark Office Council for Inclusive Innovation
•Director and executive committee member, Central Indiana Corporate Partnership
•Director, The Business Roundtable
•Trustee, Purdue University Board of Trustees

CEO Leadership	Finance / Accounting	International Business	Healthcare Industry	Science / Academia

Government Relations / Public Policy	Sales / Marketing	Technology / Digital	Operations / Strategy

KEY EXPERIENCE AND QUALIFICATIONS

Mr. Moeller brings to the board extensive leadership experience, financial acumen, strategic vision, and a commitment to high standards of corporate governance.
•Mr. Moeller has served in various senior capacities at Procter & Gamble (P&G) over the past three decades, giving him a wealth of experience in navigating complex regulatory environments and fostering a culture of integrity. His tenure at P&G has been characterized by his ability to drive growth and innovation, including a willingness to change, adapt and create new trends and embrace new technologies.
•Mr. Moeller was P&G’s chief financial officer for more than 12 years, leading its finance and accounting, tax, treasury, corporate strategy, business development and investor relations functions. His financial background has also equipped him with the skills to oversee complex financial operations, manage risks, and ensure fiscal responsibility.
•As chief operating officer, Mr. Moeller optimized P&G's operations to enhance efficiency and performance. He successfully managed the company's supply chain, manufacturing, and overall operational strategies, ensuring that they aligned with the company's goals and objectives.

Jon Moeller
Age: 60 Director since: 2024 Board Committees: –Audit –Directors and Corporate Governance Other Public Boards: –Procter & Gamble Company Recent Prior Public Boards: –None Key Skills:

CAREER HIGHLIGHTS
•Procter & Gamble Company, a multinational consumer goods corporation
–Chairman, President and Chief Executive Officer (2022 – present)
–President and Chief Executive Officer (2021 - 2022)
–Vice Chairman, Chief Financial Officer, and Chief Operating Officer (2019 - 2021)
–Vice Chairman, Chief Financial Officer (2017 - 2019)
–Chief Financial Officer (2009 - 2017)

OTHER HIGHLIGHTS •Director, The Business Roundtable •Member, American Society of Corporate Executives •Director, US China Business Counsel •Director (Vice-Chair), Alliance to End Plastic Waste

CEO Leadership	Finance / Accounting	International Business	Healthcare Industry	Science / Academia

Government Relations / Public Policy	Sales / Marketing	Technology / Digital	Operations / Strategy

Class of 2027

KEY EXPERIENCE AND QUALIFICATIONS

Dr. Baicker’s experience in health economics research and policy at the highest levels, including as a former economic advisor to the White House and a current health advisor to the Congressional Budget Office, provides an invaluable perspective to the board.
•In addition to Dr. Baicker’s own high-impact research, her leadership of a preeminent research and educational institution gives her both insight into and influence over the future of health policy.
•Through Dr. Baicker’s decades of research and policy engagement, including with respect to the effects of health system reforms of public and private insurance coverage and payment policy, she brings to the board insight and context as it oversees the company’s navigation of the complex environment of government regulation, insurance reimbursement, and access to affordable care.
•Drawing on Dr. Baicker’s experience as an advisor to both the executive and legislative branches of the U.S. government, state governments, and numerous healthcare-related commissions and committees provides a keen understanding of government perspectives in our highly regulated industry.
•Dr. Baicker, with extensive involvement with medical and health system research organizations, adds valuable input on the research and development landscape within the pharmaceutical industry.

Katherine Baicker, Ph.D.
Age: 53 Director since: 2011 Board Committees: –Ethics and Compliance (Chair) –Science and Technology Other Public Boards: –None Recent Prior Public Boards: –HMS Holdings Corp. Key Skills:

CAREER HIGHLIGHTS
•University of Chicago
–Provost (2023 - present)
–Emmett Dedmon Professor, Harris School of Public Policy (2017 - present)
–Dean of the Harris School of Public Policy (2017 - 2023)
•Harvard University
–C. Boyden Gray Professor of Health Economics (2014 - 2017)
–Department of Health Policy and Management, chair (2014 - 2016)
–Harvard T.H. Chan School of Public Health (primary)
–Harvard Kennedy School of Government (secondary)
•National Bureau of Economic Research
–Research Associate, Health Care and Public Economics Programs (2007 - present)
•Council of Economic Advisers, Executive Office of the President
–Member, confirmed by U.S. Senate (2005 - 2007)

OTHER HIGHLIGHTS
•Panel of Health Advisers to the Congressional Budget Office
•Advisory Board, the National Institute for Health Care Management
•Editorial Board of Health Affairs, JAMA Health Forum
•Trustee, the Mayo Clinic
•Member, the National Academy of Medicine; the National Academy of Social Insurance; the Council on Foreign Relations; and the American Academy of Arts and Sciences

CEO Leadership	Finance / Accounting	International Business	Healthcare Industry	Science / Academia

Government Relations / Public Policy	Sales / Marketing	Technology / Digital	Operations / Strategy

KEY EXPERIENCE AND QUALIFICATIONS

Mr. Fyrwald brings to the board a deep understanding of operational and strategic leadership and international business.
•Mr. Fyrwald’s substantial experience in leading international companies provides valuable perspectives relating to international operations, manufacturing, logistics, and sustainability.
•Mr. Fyrwald has a demonstrated focus on technology and a deep understanding of the challenges of developing and commercializing the results of innovation, as he worked to align Syngenta to digital innovation and new agricultural technologies in the fight against climate change.
•Mr. Fyrwald has also developed significant corporate governance experience through his current and prior service on the boards of directors of international companies and not-for-profit entities.

J. Erik Fyrwald
Age: 65
Director since: 2005
Board Committees:
–Talent and Compensation
–Science and Technology
Other Public Boards:
–International Flavors & Fragrances Inc.
Recent Prior Public Boards:
–Syngenta Group
–Bunge Limited
Key Skills:

CAREER HIGHLIGHTS
•International Flavors & Fragrances Inc., creator and manufacturer of food, beverage, health and biosciences, scent and pharma solutions
–Chief Executive Officer (2024 - present)
–Member of the board of directors (2024 - present)
•Syngenta Group, a global Swiss-based agriculture technology company that produces agrochemicals and seeds
–President and Chief Executive Officer (2016 - 2023)
–Member of the board of directors (2016 - 2024)
–Member of the sustainability committee (2016 - 2024)
•Univar, Inc., a leading distributor of chemicals and provider of related services
–President and Chief Executive Officer (2012 - 2016)
•Ecolab, Inc., a leading provider of cleaning, sanitation and water products and services
–President (2011 - 2012)
•Nalco Company, a leading provider of water treatment products and services
–Chairman and Chief Executive Officer (2008 - 2011)
•E.I. du Pont de Nemours and Company, a global chemical company
–Various management positions from 1980 to 2008 in production, sales, and marketing, including most recently Group vice president, agriculture and nutrition (2003 - 2008)

CEO Leadership	Finance / Accounting	International Business	Healthcare Industry	Science / Academia

Government Relations / Public Policy	Sales / Marketing	Technology / Digital	Operations / Strategy

KEY EXPERIENCE AND QUALIFICATIONS

Mr. Jackson brings to the board significant global financial experience and a strong background in strategic planning.
•Mr. Jackson’s global finance experience, including as chief financial officer at multiple Fortune 500 companies, provides extensive knowledge of international business operations and their associated financial complexities.
•Mr. Jackson brings a valuable perspective on the management of complex financial risks and wide-ranging knowledge of finance and accounting matters to his role as Audit Committee Chair.
•Mr. Jackson has also held roles in strategic planning and mergers and acquisitions, including responsibility for driving financial rigor, developing strategy and implementing change.

Jamere Jackson
Age: 56 Director since: 2016 Board Committees: –Audit (Chair) –Directors and Corporate Governance Other Public Boards: –None Recent Prior Public Boards: –Hibbett, Inc. Key Skills:

CAREER HIGHLIGHTS
•AutoZone, Inc., a leading retailer and distributor of automotive replacement parts and accessories in the United States, Mexico and Brazil
–Chief Financial Officer (2020 - present)
•Hertz Global Holdings, Inc., a global vehicle rental, leasing and fleet management business
–Chief Financial Officer (2018 - 2020)
•Nielsen Holdings plc, a global measurement and data analytics company
–Chief Financial Officer (2014 - 2018)
•General Electric Corporation, an American multinational company and leader in the power renewable energy, aviation and healthcare industries
–Vice President and Chief Financial Officer, General Electric Oil and Gas, drilling and surface division (2013 - 2014)
–Senior Executive, Finance, General Electric Aviation (2007 - 2013)
–Finance Executive, General Electric Corporate (2004 - 2007)

OTHER HIGHLIGHTS •Certified Public Accountant •Not-for-profit boards of directors: –Youth Villages

CEO Leadership	Finance / Accounting	International Business	Healthcare Industry	Science / Academia

Government Relations / Public Policy	Sales / Marketing	Technology / Digital	Operations / Strategy

KEY EXPERIENCE AND QUALIFICATIONS

Ms. Sulzberger brings over 30 years of experience advising public and privately held companies in consumer products, retail, financial services, and life sciences.
•Ms. Sulzberger provides global perspective from her time as chair of global ESG advisory at Teneo, supporting Lilly and the board’s commitment to continuous progress and improving our positive impact on people, the planet, and society.
•Ms. Sulzberger developed deep corporate governance experience through her work with corporate boards, both as a board member and as a governance committee chair.
•Ms. Sulzberger’s career in private equity has given her valuable experience in helping companies navigate disruption and transformation, engage with shareholders, and position businesses for growth and success.
•Ms. Sulzberger also draws on experiences from her prior service as chief financial officer of several publicly and privately held companies and audit committee chair of several public companies, providing leadership as an Audit Committee Financial Expert.

Gabrielle Sulzberger
Age: 64
Director since: 2021
Board Committees:
–Audit
–Directors and Corporate Governance
Other Public Boards:
–Mastercard Incorporated
Recent Prior Public Boards:
–Warby Parker Inc.
–Cerevel Therapeutics Holdings, Inc.
–Brixmor Property Group Inc.
Key Skills:

CAREER HIGHLIGHTS
•Centerbridge Partners, a multidisciplinary investment firm
–Senior Managing Director (2024 - present)
–Senior Advisor (2021 - 2024)
•Teneo, a global CEO advisory firm
–Senior Advisor (2024 - present)
–Chair of Global ESG Advisory (2021 - 2024)
•Two Sigma Impact, a private equity firm based in New York, New York
–Senior Advisor (2021 - 2023)
•Rustic Canyon/Fontis Partners L.P., a private equity firm based in California
–General Partner (2005 - 2018)

OTHER HIGHLIGHTS
•Director or trustee of the following not-for-profit organizations:
–Metropolitan Museum of Art
–Ford Foundation
–Sesame Street Workshop
•Former director, board chair and audit committee chair, Whole Foods Market, Inc.

CEO Leadership	Finance / Accounting	International Business	Healthcare Industry	Science / Academia

Government Relations / Public Policy	Sales / Marketing	Technology / Digital	Operations / Strategy

Director Nominations

Each year, the board proposes a slate of director nominees for election by shareholders at the Annual Meeting. The board has delegated the process of screening potential director candidates to the Directors and Corporate Governance Committee, which receives input from other board members.

Incumbent Directors	Candidate Pool	In-Depth Review	Recommend Selected Candidates for Election to the Board

Shareholders
•Evaluate qualifications –Diverse backgrounds and experiences –Review independence –Assess skills •Meet with directors

Executive Search Firms

Management
Candidate Identification: Director candidates can be identified from several sources, including incumbent directors, shareholders, executive search firms retained by the committee, and management.
The Directors and Corporate Governance Committee employs the same process to evaluate all candidates, including those submitted by shareholders, in accordance with our bylaws and corporate governance guidelines.
1.Evaluate director qualifications. The committee initially evaluates a candidate based on publicly available information and additional information supplied by the party recommending the candidate.The committee, assisted by management or a search firm, may gather additional data as needed, including on the candidate’s qualifications, relationships or transactions with related parties, availability, probable level of interest, and any potential conflicts of interest.
Incumbent Directors - For incumbent directors being considered for re-nomination, the Directors and Corporate Governance Committee has the additional benefit of (i) feedback from the annual board and committee evaluations and related individual discussions between each director and the chair and/or the lead independent director; (ii) knowledge of attendance and participation at, and preparation for, prior board and committee meetings; and (iii) shareholder feedback, if such nominee has been elected at a prior annual meeting.
2.Meetings with Select Directors. If the committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the chair of the board and one or more of the independent directors, including the lead independent director, for direct discussions to determine the mutual level of interest in pursuing the candidacy.
3.Recommendation for Election. If these discussions are favorable, the committee recommends that the board nominate the candidate for election by the shareholders (or for the board to elect the candidate to fill a vacancy, as applicable).

Shareholder Director Candidates

Shareholder Recommendations of Director Candidates - A shareholder who wishes to recommend a director candidate for evaluation should forward the candidate’s name and information about the candidate’s qualifications by delivery and email to:
Chair of the Directors and Corporate Governance Committee
c/o General Counsel and Secretary
Lilly Corporate Center
Indianapolis, IN 46285
Email: shareholderproposals@lilly.com
The candidate must meet the selection criteria described in our corporate governance guidelines (available online at lilly.com/leadership/governance) and must be willing and expressly interested in serving on the board.
Shareholder Nominations for Director Candidates for Inclusion in the Proxy Statement (“Proxy Access”) - If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the proxy statement for the 2026 annual meeting pursuant to the “proxy access” provisions of the company’s bylaws, such shareholder or group of shareholders must deliver to the company’s Secretary, and the company’s Secretary must receive, written notice no later than November 21, 2025, and no earlier than October 22, 2025. However, if the date of the 2026 annual meeting is changed by more than 30 days from May 4, 2026 (the date contemplated for the 2026 annual meeting as set forth in this proxy statement), a shareholder must give the company written notice no earlier than 150 days in advance of the date of the 2026 meeting and no later than the close of business on the later of 120 days in advance of the 2026 annual meeting or 10 days following the date we first publicly announce the date of 2026 annual meeting. Any such notice must also comply with the timing, disclosure, procedural, and other requirements as set forth in the bylaws.
Other Shareholder Nominations for Director Candidates - In addition, under Section 1.9 of the company’s bylaws, any shareholder of record wishing to directly nominate a director candidate at the 2026 annual meeting of shareholders (i.e., to propose a candidate for election who is not otherwise nominated by the board through the recommendation process described above and not pursuant to the “proxy access” provisions described above) must deliver to the company’s Secretary, and the company’s Secretary must receive, written notice no later than the close of business on November 21, 2025, and no earlier than the close of business on September 22, 2025. However, if the date of the 2026 annual meeting is changed by more than 30 days from May 4, 2026 (the date contemplated for the 2026 annual meeting as set forth in this proxy statement), a shareholder must give the company written notice no later than the close of business on the later of 120 days in advance of the 2026 annual meeting or 10 days following the date we first publicly announce the date of 2026 annual meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in the bylaws. A copy of the bylaws is available online at lilly.com/leadership/governance.
Universal Proxy for Shareholder Nominations - In addition to satisfying the requirements under our bylaws, if a shareholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 which notice must be postmarked or transmitted electronically to us at the address stated above for shareholder recommendations no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2026 annual meeting of shareholders, no later than March 6, 2026). If the date of the 2026 annual meeting of shareholders is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2026 annual meeting of shareholders and the 10th calendar day following the date on which public announcement of the date of the 2026 annual meeting of shareholders is first made by the company.

Director Compensation
Non-employee director compensation is reviewed and approved by the board, on the recommendation of the Directors and Corporate Governance Committee. Directors who are employees receive no additional compensation for serving on the board.

67% amount of board service annual retainer linked to the long-term performance of Lilly stock	5x required multiple of the annual board retainer in share ownership for non-employee directors	CAPPED total annual compensation for non-employee directors
Director Compensation Governance
The Directors and Corporate Governance Committee performs an annual review of non-employee director compensation, including considerations such as:
✓    general industry and pharmaceutical company peer group analysis conducted with the assistance of an outside compensation consultant,
✓    the desire to have non-employee director compensation positioned near the market median when compared against the general industry peer group,
✓    the desire to avoid excess compensation, and
✓    linking a significant portion of compensation to the long-term performance of Lilly stock.
If the Directors and Corporate Governance Committee determine adjustments to non-employee director compensation are warranted, it will make recommendations to the full board for consideration.
Compensation Elements
The following table shows the compensation elements in effect for all non-employee directors in 2024:

Compensation Element	Payment or Value
Board Service[1]
Annual board retainer	$110,000
Annual equity grant[2]	$220,000 in deferred stock units
Lead independent director	$40,000
Committee Service[3]
Annual Committee Retainer	Chair	Member
Audit Committee[4]	$26,000	$6,000
Science and Technology Committee	$23,000	$6,000
Talent and Compensation Committee	$22,000	$3,000
Ethics and Compliance Committee	$22,000	$3,000
Directors and Corporate Governance Committee	$22,000	$3,000
Total Compensation Value Cap of $800,000[5]
1 Expenses. Directors are reimbursed for customary and usual travel expenses in connection with their travel to and from board meetings and other company events.
2 Stock Compensation. Non-employee directors received an annual equity-based award that was credited to each non-employee director’s deferred stock account established under the Lilly Directors’ Deferral Plan. The units were calculated by dividing $220,000 by the closing stock price on a pre-set annual date, yielding approximately 303 units. When applicable, the annual equity-based award was prorated for time served. See “Lilly Directors’ Deferral Plan—Deferred Stock Account”.
3 Ad Hoc Committees. Non-employee directors may receive additional cash compensation for serving on ad hoc board committees that may be formed by the board from time to time. Committee chair retainers are in addition to member retainers.

4 Changes for 2025. Following the Directors and Corporate Governance Committee’s review of non-employee director compensation, the board approved an increase to the Audit Committee chair retainer from $26,000 to $29,000, effective January 1, 2025. No other changes were implemented.
5 Annual Compensation Cap for Directors. The board approved an annual cap to the total annual compensation (cash and equity compensation) for non-employee directors of $800,000. The cap is intended to avoid excessive director compensation and is included in both the Lilly Directors’ Deferral Plan and in the Amended and Restated 2002 Lilly Stock Plan approved by shareholders at the 2018 annual meeting of shareholders.
Share Ownership Guidelines
Non-employee directors are required to hold Lilly stock, directly or through units representing the right to receive shares of Lilly stock under the Lilly Directors’ Deferral Plan, valued at not less than five times their annual board retainer. New non-employee directors are allowed five years to reach the required ownership level. All non-employee directors serving at least five years have satisfied these guidelines. All more recently elected non-employee directors are expected to begin making progress toward these requirements.
Lilly Directors’ Deferral Plan
In addition to the annual equity-based grants credited to each non-employee director’s deferred stock account as described above, the Lilly Directors’ Deferral Plan allows non-employee directors to defer receipt of all or part of their cash compensation until after their service on the board has ended. Each director can choose to invest any deferred amounts in one or both of the following accounts:
•Deferred Stock Account. This account allows the non-employee director to invest his or her deferred cash compensation in Lilly stock. Funds in this account are credited as units representing the right to receive shares of company stock based on the closing stock price on pre-set monthly dates. Hypothetical dividends are deemed “reinvested” in additional units based on the market price of the stock on the date dividends are paid. The deferred stock account is the same account where the annual equity awards for board service are credited using the same conversion timing and procedure.
•Deferred Cash Account. Deferred cash in this account earns interest each year at a rate of 120 percent of the applicable federal long-term rate, compounded monthly, as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code of 1986 (the Internal Revenue Code). The aggregate amount of interest that accrued in 2024 for the participating directors was $241,168, at a rate of 5.89%.
Both accounts may be paid out as a lump sum or in annual installments for up to 10 years based on individual director annual elections. All payments begin the second January following the director’s departure from board service. Amounts in the deferred stock account are paid in shares of company stock.

2024 Compensation for Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation and Payments ($)[2]	Total ($)[3]
Mr. Alvarez	$141,000	$220,000	$0	$361,000
Dr. Baicker	$141,000	$220,000	$0	$361,000
Mr. Fyrwald	$119,000	$220,000	$47,552	$386,552
Dr. Hedley	$119,000	$220,000	$0	$339,000
Mr. Jackson	$145,000	$220,000	$0	$365,000
Ms. Johnson	$116,000	$220,000	$0	$336,000
Dr. Kaelin	$142,000	$220,000	$38,150	$400,150
Mr. Luciano	$178,000	$220,000	$0	$398,000
Mr. Moeller	$9,917	$0	$0	$9,917
Ms. Sulzberger	$119,000	$220,000	$27,750	$366,750

Former Director:
Dr. Runge[4]	$79,333	$146,667	$10,000	$236,000
Ms. Walker[4]	$119,000	$220,000	$0	$339,000
1    Each non-employee director received an equity-based award of units valued at $220,000 (approximately 303 units) except Dr. Runge, who received a pro-rated award for a partial year of service valued at $146,667 (approximately 202 shares), and Mr. Moeller, who joined the board after the annual stock award allocation date and will receive a prorated award in 2025 for his service in 2024. These units, and all prior awards of such units, are fully vested; however, the shares subject to such awards of units are not issued until the second January following the director’s departure from board service when, as described above under “Lilly Directors’ Deferral Plan,” the units are converted into shares of company stock and distributed to the former director. The column shows the grant date fair value for each director’s equity-based award computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 12 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for additional detail regarding assumptions underlying the valuation of equity awards. Aggregate outstanding stock awards are shown in the “Common Stock Ownership by Directors and Executive Officers” table in the “Stock Units Not Distributable Within 60 Days” column.
2    This column includes amounts donated by the Eli Lilly and Company Foundation, Inc. (the Foundation) under its matching gift program, which is generally available to U.S. employees as well as non-employee directors. Under this program, the Foundation matched 100 percent of charitable donations over $25 made to eligible charities in a calendar year, up to a maximum of $30,000 per year for each individual. However, donations made by an eligible individual at the end of a calendar year may not be matched by the Foundation until the beginning of the next calendar year, in which case the match will be included in the table in the calendar year in which the match is actually paid by the Foundation. The Foundation matched these donations via payments made directly to the recipient charity. The expected payments in 2025 related to matching contributions for donations made by non-employee directors at the end of 2024 include for Mr. Fyrwald - $4,803; Mr. Kaelin - $5,000, Ms. Sulzberger - $26,500 and Ms. Walker - $20,000. The amount for Dr. Runge includes a $10,000 donation by the Foundation to a charity of Dr. Runge's choosing in honor of his retirement from the board, consistent with the company’s traditional practice for retiring directors. In 2025, the Foundation will make a $10,000 donation to a charity of Ms. Walker's choosing in honor of her retirement from the board, consistent with the company’s traditional practice for retiring directors.
3    Non-employee directors do not participate in a company pension plan or non-equity incentive plan.
4    Dr. Runge retired effective August 31, 2024. Ms. Walker resigned effective December 31, 2024.

Item 1. Election of Directors
Under our articles of incorporation, the board is divided into three classes with approximately one-third of the directors standing for election each year. The Directors and Corporate Governance Committee has recommended that each of the following four nominees be elected at the Annual Meeting. Each of the director nominees is currently serving as a director.

Nominees

Ralph Alvarez Independent Director	Mary Lynne Hedley Independent Director	Kimberly Johnson Independent Director	Juan Luciano Lead Independent Director
The term for directors to be elected this year will expire at the annual meeting of shareholders held in 2028. Each of the director nominees above has agreed to serve for that term. Nominees are elected to serve until his or her successor is duly elected and qualified. If a nominee set forth in this proxy statement is unable to serve or for good cause will not serve, proxy holders may vote for another nominee proposed by the board or, as an alternative, the board may reduce the number of directors to be elected at the Annual Meeting.
For more information about each of the nominees and the other directors serving on our board, please see “Director Qualifications - Director Experience” in this proxy statement.

RECOMMENDATION FOR

The board recommends that you vote FOR the election of each of the board’s nominees, Ralph Alvarez, Mary Lynne Hedley, Kimberly Johnson, and Juan Luciano to serve as directors until our 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal.

How We Operate an Effective Board

We believe that high board effectiveness promotes the long-term interests of our shareholders, strengthens the accountability of the board of directors and management, and improves our standing as a trusted member of the communities we serve. In addition to having the right mix of directors, there are many factors involved in operating an effective board.
Working Dynamics
Leadership Structure
Approach. Under our bylaws, the positions of chair of the board and chief executive officer are separate positions that may be occupied by the same person at the discretion of the board. This gives the board flexibility to choose its optimal leadership structure that will best serve the interests of the company and its shareholders as they evolve over time. The board currently combines the role of chair of the board with the role of chief executive officer, and designates a strong independent and clearly defined lead independent director to further strengthen the company’s governance structure. The board periodically reviews its leadership structure to ensure that the chosen leadership structure continues to strike the appropriate balance for the company and our stakeholders and enables us to promote the long-term interests of our shareholders.
Why our board leadership structure is appropriate at this time. After thoughtful consideration of our business, long-term strategy, related risks, and other factors described below, the board believes that the combination of the chair and CEO roles, combined with a strong lead independent director, continues to be in the best interest of the company and our shareholders. Combining the chair and CEO roles fosters clear accountability, effective decision making, and alignment on corporate strategy.
The board has also implemented governance practices that facilitate effective independent oversight, including:
•Executive sessions of the independent directors: Slated at each regularly scheduled board meeting and presided over by the lead independent director.
•Annual performance evaluation of the chair and CEO: Conducted by the independent directors, the results of which are reviewed with the CEO and considered by the Talent and Compensation Committee and independent directors in establishing the CEO’s compensation for the following year.
•Lead independent director assessment: The lead independent director is elected by and from among the independent directors of the board, and the board annually conducts an assessment of the lead independent director’s performance as part of the annual board assessment process.
•Director access to independent advisors: Independent directors and all committees can retain their own independent advisors, at the company’s expense, whenever they deem it desirable to do so.
•Director access to management: Independent directors have direct access to members of management whenever they deem it necessary, and certain of the company’s executive officers attend part of each regularly scheduled board meeting.
•Independent board (other than Mr. Ricks): The board is independent (other than Mr. Ricks) and has fully independent board committees with independent chairs.
The board believes that this structure provides the company and the board with strong leadership, appropriate independent oversight of management, and the ability to communicate the company’s strategy to regulators and stakeholders in a single voice.
Mr. Ricks’ extensive knowledge of, and experience in, the pharmaceutical industry enables him to effectively drive the long-term strategic direction of the company and provide diligent, long-term leadership and direction for management and our board. This is vital to our innovative research and development business with prolonged product development cycles and a challenging regulatory environment.
How we select a Lead Independent Director. Each year the Directors and Corporate Governance Committee reviews the qualifications and attributes of a strong lead independent director and makes a recommendation to the independent directors of one from among them to be appointed as lead independent director.
Mr. Luciano serves as the current lead independent director and fulfills the duties below. As the CEO and president of Archer-Daniels-Midland Company, he brings valuable and diverse experience and outside perspective to his lead independent director role, which permits him to serve as a trusted adviser to the independent directors as well as Mr. Ricks and ensures effective board management and risk oversight.

Lead Independent Director Responsibilities. The lead independent director is empowered with and exercises, robust, well-defined duties. Including the following:

Lead	Facilitate	Advocate	Shape
• Lead the board’s processes for selecting the CEO • Oversee the independent directors’ annual performance evaluation of the chair and CEO • Call meetings of the independent directors, as appropriate
• Preside at executive sessions of the independent directors
• Preside at all meetings of the board at which the chair is not present
• Approve meeting agendas and schedules and review information to be provided to the board

• Be available for consultation and direct communication with shareholders, as appropriate
• Serve as a liaison between the chair and the independent directors
• Retain advisors for the independent directors, as appropriate
• Conduct the annual board assessment process with the Directors and Corporate Governance Committee and chair • Lead the director succession planning process
In 2024, the independent directors, led by Mr. Luciano, met at each regularly scheduled board meeting in executive session to discuss various matters related to the oversight of the company, the management of the board’s affairs, and the CEO’s performance. We believe Mr. Luciano fosters an open and constructive dialogue during these sessions as well as during individual discussions with independent directors. As appropriate,      Mr. Luciano informs Mr. Ricks of the independent directors’ discussions, including providing performance feedback.
Board and Director Assessment

Reexamine Evaluation Process	Questionnaire	One-On-One Discussions	Evaluation Summary	Closed Session Discussions	Follow Through

Our lead independent director and Directors and Corporate Governance Committee reviewed the evaluation process.	Directors provided written feedback on an unattributed basis.	Each director had one-on-one discussions with the lead independent director and/or with the board chair.	A summary of board and committee evaluation results was provided to the board and its committees.	Closed session evaluation discussions of the board and committees were led by our lead independent director and independent committee chairs.	Incorporated feedback into nomination process and the 2025 board and committee planning process, as applicable.
Every year, the Directors and Corporate Governance Committee, together with the chair and the lead independent director, conducts a robust assessment of the performance of the board and board committees, and of all board processes, based on input from all directors. The Directors and Corporate Governance Committee also conducts an annual assessment of each director’s performance, and every three years they conduct a detailed review of individual director performance when considering whether to nominate the director to a new three-year term.
The results of these assessments inform the board’s recommendations on nominations for directors at the annual meeting of shareholders each year and help provide us with insight on the types of experiences, skills, perspectives, and other characteristics we should be seeking for future director candidates. Together with our lead independent director, the Directors and Corporate Governance Committee performs periodic assessments of the overall composition and skills of the board to ensure that the board is actively engaged in succession planning for directors, and that our board reflects the diversity of viewpoints and expertise necessary to support our complex and evolving business.
Board Education
Periodic briefing sessions are provided to members of the board and committees on subjects that would assist them in discharging their duties and enhancing their understanding of emerging trends and recent developments. Directors also attend regular continuing education sessions on areas of relevance or importance to our company, and we hold regular mandatory training sessions for the Audit Committee.

Beyond the Boardroom
Director Orientation
Each new director participates in an orientation program upon joining the board. The program includes presentations by senior management to familiarize new directors with, among other things, Lilly’s ethics, compliance and governance programs, business units, financial position, strategic plans, and human capital management programs.
“Day in the Business,” Deep Dives and Site Visits
At least once every two years directors are expected to dedicate a full day to independently explore and learn more about Lilly’s day-to-day business. These “Day in the Business” visits can take a variety of forms, such as a medical conference where a Lilly representative is presenting, a manufacturing site visit, or a ride-along with a sales representative.
Periodically, directors are invited to or may request to visit the company’s manufacturing or other operating sites, and management prepares educational sessions for directors relevant to the location’s business and culture.
Additionally, directors are invited to or may request “deep dive” educational sessions with respect to a particular business unit or other aspect of our business. Examples include sessions on product launches, field sales, medical conferences, and affordability initiatives.
Employee Events
Directors have the opportunity to participate in a variety of Lilly events, both as presenters and as participants. This offers a chance for directors to connect with Lilly employees, show their support for these activities and see our inclusion strategies in action.
Shareholder Engagement
The board receives periodic updates on shareholder engagement led by management, and is directly involved in responding to and participating in communications where appropriate. From time to time, including in 2024, directors participate in direct engagement with shareholders to discuss specific matters of mutual importance.
Board Structure
The board has established five standing committees: Audit, Talent and Compensation, Directors and Corporate Governance, Science and Technology, and Ethics and Compliance. Our independent directors are appointed to committees to take advantage of their diverse skill sets and enable deep focus on a specific scope of matters. The board annually reviews committee memberships and chair positions, seeking the best blend of continuity and innovative perspectives on the committees.
Each of our committees:
•operates pursuant to a written charter (available on our website at lilly.com/leadership/governance),
•evaluates its performance annually, and
•reviews its charter annually.
The chair of each committee determines the frequency and agenda of committee meetings, subject to any minimums specified in the relevant committee charter, and the committees meet in executive session on a regular basis.
Meetings of the Board and Its Committees
In 2024, our board met nine times, and each director attended at least 75 percent of the total number of meetings of the board and the committees on which he or she served during his or her tenure as a board or committee member. In addition, all board members are expected to attend the Annual Meeting. All directors then serving on the board attended the 2024 annual meeting of shareholders. Key responsibilities, current committee membership and the number of meetings of each committee held in 2024 are shown below.

Committees of the Board

Audit Committee

Members: •Mr. Alvarez* •Mr. Jackson* (Chair) •Mr. Moeller* •Ms. Sulzberger* * Financial Experts Meetings in 2024: 7
Key responsibilities and areas of risk oversight:
•oversees integrity of financial information provided to our shareholders and others
•oversees management’s systems of internal controls and disclosure controls
•oversees performance of internal and independent audit functions
•establishes qualifications and determines independence of the company’s independent auditor
•has sole authority to appoint or replace the independent auditor
•oversees compliance with legal and regulatory requirements
•oversees processes and procedures related to identifying and mitigating enterprise-level risks
•oversees the company’s programs, policies, procedures, and risk management activities related to information security, cybersecurity and data protection
•together with the ethics and compliance committee, oversees the company’s compliance with the company’s code of ethics

Talent and Compensation Committee

Members: •Mr. Alvarez (Chair) •Mr. Fyrwald •Ms. Johnson •Mr. Luciano Meetings in 2024: 6
Key responsibilities and areas of risk oversight:
•establishes the compensation of the CEO (in consultation with independent directors and external compensation consultant) and other executive officers
•oversees global compensation philosophy, human capital management, and inclusion efforts
•has authority to appoint or replace the compensation consultant
•acts as the oversight committee with respect to the company’s deferred compensation plans, management stock plans, and other management incentive and benefit programs
•reviews succession plans for the CEO and other key senior leadership positions, including a broad review of our succession management
•advises management and the board regarding other employee compensation and benefits matters
•reviews, monitors, and oversees stock ownership guidelines for executive officers
•oversees the company’s executive compensation recovery policy
•oversees the company’s engagement with shareholders regarding executive compensation matters, including reviewing and evaluating the results of advisory votes on executive compensation

Directors and Corporate Governance Committee

Members: •Mr. Jackson •Dr. Kaelin •Mr. Luciano (Chair) •Mr. Moeller •Ms. Sulzberger Meetings in 2024: 3
Key responsibilities and areas of risk oversight:
•reviews and recommends to the board the size and composition of the board and its committees
•leads the process for director recruitment, together with the lead independent director
•reviews recommendations for nominees for the board of directors
•oversees matters of corporate governance, including board performance, non-employee director independence and compensation, corporate governance guidelines, and shareholder engagement on governance matters
•identifies and brings to the attention of the board, as appropriate, current and emerging environmental, social, political, and governance trends and public policy issues that may affect the business operations, performance, or reputation of the company
•annually assesses the performance of the board, board committees and board processes, and reviews such findings with the board

Ethics and Compliance Committee

Members: •Dr. Baicker (Chair) •Dr. Hedley •Ms. Johnson Meetings in 2024: 4
Key responsibilities and areas of risk oversight:
•reviews, identifies and, when appropriate, brings to the attention of the board legal and regulatory trends and issues, and compliance and quality matters that may have an impact on the business operations, financial performance, or reputation of the company
•reviews, monitors, and makes recommendations to the board on corporate policies and practices related to compliance, including those related to employee health and safety
•together with the audit committee, assists the board in its oversight of legal and regulatory compliance and oversees the company’s compliance with its code of ethics

Science and Technology Committee

Members: •Dr. Baicker •Mr. Fyrwald •Dr. Hedley •Dr. Kaelin (Chair) •Meetings in 2024: 5
Key responsibilities and areas of risk oversight:
•reviews and advises the board regarding the company’s long-term strategic goals and objectives and the quality and direction of the company’s research and development programs
•reviews and advises the board and management on the company’s major technology positions and strategies relative to emerging technologies, emerging concepts of therapy and health care, and changing market requirements
•monitors and evaluates developments, technologies, and trends in pharmaceutical research and development (including those related to artificial intelligence)
•regularly reviews the company’s product pipeline
•assists the board with its oversight responsibility for enterprise risk management in areas affecting the company’s research and development

Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2024, Mr. Alvarez, Mr. Fyrwald, Ms. Johnson, Mr. Luciano, and Ms. Walker served on the Talent and Compensation Committee. Ms. Walker resigned from the board effective December 31, 2024.
None of the Talent and Compensation Committee members:
•has ever been an officer or employee of the company,
•is or has been a participant in a related person transaction with the company (see “Governance—How We Operate an Effective Board—Board Alignment—Conflicts of Interest and Transactions with Related Persons—Review and Approval of Transactions with Related Persons” for a description of our policy on related person transactions), or
•has any other interlocking relationships requiring disclosure under applicable SEC rules.
Governance Practices
We are committed to good corporate governance, which promotes the long-term interests of shareholders and other company stakeholders, builds confidence in our leadership, and strengthens accountability by the board and management.
Board Oversight
The board exercises oversight over a broad range of areas, but the board’s key responsibilities include the following (certain of which are carried out through the board’s committees):
•providing general oversight of the business,
•approving corporate strategy,
•overseeing major management initiatives and significant capital allocation,
•selecting, compensating, evaluating, and, when necessary, replacing the CEO, and compensating other senior executives,
•ensuring that an effective succession plan is in place for all key senior leadership positions and reviewing our broader talent management process, including human capital management strategies, overall corporate culture, and inclusion programs,
•overseeing the company’s ethics and compliance program and management of significant business risks,
•selecting, compensating, and evaluating directors, and evaluating board processes and performance,
•overseeing the company’s enterprise level risks, including receiving regular briefings on cybersecurity, technology, and information risks,
•overseeing the company’s approach to current and emerging environmental, social, political, and governance trends and public policy issues that may affect the business operations, performance or reputation of the company, and
•overseeing the company’s political expenditures and lobbying activities.

Key Areas of Oversight by the Board and Its Committees

Strategy

The board takes an active role in overseeing the development and execution of the company’s business strategy. Each year, the board and executive management conduct an extended review and discussion of the company’s strategy, goals, external environment, and key risks. Board meetings include discussions of company performance relative to its strategy. The board also reviews strategic focus areas for the company, such as innovation, information security, cybersecurity, and human capital management. Decisions reached in this session are reevaluated throughout the year, including as the board discusses the company’s financial performance, the performance of our business units, and progress in the product pipeline.

Compliance

The board, together with its committees, oversees the processes by which the company conducts its business to ensure the company operates in a manner that complies with laws and regulations and reflects the highest standards of integrity. The Ethics and Compliance Committee meets at least four times per year, including periodic private sessions to discuss compliance with the company’s chief ethics and compliance officer, the general auditor, and the leader of global quality. On an annual basis, the full board reviews the company’s overall state of compliance. The Ethics and Compliance Committee receives an update on compliance at each committee meeting.

Risk Management

Our board, as a whole, is responsible for broad oversight of all existing and emerging enterprise risk (over the short-, mid- and long-term) and of management’s development and execution of mitigation strategies designed to address those risks. In this capacity, the board has designated committees to assist in its oversight of particular key risks as described in Board Structure—Committees of the Board. Oversight of additional matters of potential risk not delegated remain the responsibility of the full board.
While the board and its committees oversee risk management, the company’s senior management is responsible for identifying, assessing and mitigating risk on a day-to-day basis. Each committee of our board meets regularly with key management personnel and, as desired by the applicable committee, outside advisors (including outside counsel, consultants and experts) to oversee risks associated with their respective principal areas of focus. In turn, each committee reports to the board regularly, fostering awareness and communication of significant matters among all directors, and promoting a coordinated and cohesive approach to enterprise risk oversight.
The company’s approach to enterprise level risks is overseen by the Audit Committee. Enterprise level risks are identified and prioritized by management through both top-down and bottom-up processes. Management uses robust internal processes and controls to manage risk. The enterprise level risks are reviewed annually at a full board meeting, and relevant enterprise risks are also addressed in periodic business function reviews and at the annual board and senior management strategy session. Management frequently collaborates throughout the year to keep an open dialogue on emerging risks identified from a variety of internal and external sources.

Governance

Corporate Governance Guidelines - The board has adopted corporate governance guidelines that set forth the company’s key principles of corporate governance and are available at lilly.com/leadership/governance.
Code of Ethics - The board approves the documents that comprise the company’s code of business conduct and ethics. These written standards include:
The Red Book: A code of ethical and legal business conduct applicable to all employees worldwide and to our board. The Red Book is reviewed and approved annually by the board and is available at lilly.com/operating-responsibly/ethics-compliance.
Code of Ethical Conduct for Lilly Financial Management: A supplemental code for our CEO and all members of financial management in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship, is available at lilly.com/operating-responsibly/ethics-compliance/financial-management-ethical-conduct.
In the event of any amendments to, or waivers from, a provision of the code affecting the CEO, chief financial officer, chief accounting officer, controller, or persons performing similar functions, we intend to post on the above website, within four business days after the event, a description of the amendment or waiver as required under applicable SEC rules. We will maintain that information on our website for at least 12 months.

Succession Planning

Management Succession Planning. Our board recognizes the importance of identifying and developing executive talent to ensure the continuity of effective executive leadership in place both now and in the future. At least annually the Talent and Compensation Committee, board, and CEO hold an in-depth review of the company’s succession plans for the CEO and other key senior leadership positions. The independent directors also meet without the CEO to discuss CEO succession planning.
During these reviews, the CEO and directors discuss:
•future candidates for the CEO and other senior leadership positions;
•succession timing; and
•development plans for potential candidates to cultivate the experiences, skills and capabilities needed to become our future leaders and prepare them for roles with greater responsibility.
The board considers a number of factors such as experience and skills, in its review of the senior leadership team to assess which senior leaders possess or can develop the attributes that the board believes are necessary to lead and achieve the company’s goals. To further the board’s familiarity with senior leaders, the board has direct exposure to senior leaders and high-potential employees in both formal and informal settings during the year to allow them to most effectively assess the candidates’ qualifications and capabilities. This exposure takes many forms, including management presentations to the board or its committees, attendance at board meetings and our annual board strategy retreat, and periodic informal meetings and communications.
Emergency Succession Plan. The independent directors and the CEO maintain a confidential plan for the timely and efficient transfer of the CEO’s responsibilities in the event of an emergency or his sudden departure, incapacitation, or death.
Director Succession Planning. Director succession planning is a priority for our Directors and Corporate Governance Committee. This committee, with the lead independent director, guides the director succession planning process, makes nomination recommendations to the board and, with input from the full board, assesses the contributions of directors.
The Directors and Corporate Governance Committee regularly reviews the skills, qualifications, tenures, and projected mandatory retirement dates of our directors. They also review the various board refreshment tools that the board has implemented (as more fully discussed on p. 11), including the Resignation Policy, Director Retirement Policy, Other Board Service Policy, and annual assessment. The board fosters a board refreshment culture that values the importance of ongoing evaluation and the evolution of the board, as necessary, to best suit the company’s evolving needs.

Cybersecurity

The Audit Committee is responsible for oversight of our programs, policies, procedures, and risk management activities related to information security, cybersecurity and data protection. It meets regularly with management to discuss threats, risks, and ongoing efforts to enhance cyber resiliency, as well as changes to the broader cybersecurity landscape. In addition, the Ethics and Compliance Committee supports the Audit Committee and board in oversight of legal and regulatory compliance. Our board also regularly participates in presentations on cybersecurity and information technology. In addition to regular presentations, management promptly updates the board regarding significant threats and incidents as they arise.

Sustainability

Our approach to sustainability includes board oversight, management accountability, corporate policies and management systems, and stated positions on key topics. Our full board is engaged in strategic sustainability oversight, receives regular updates on these matters, reviews our long-term environmental goals, and significant strategic investments, including those related to our overall sustainability priorities. The Directors and Corporate Governance Committee is also responsible for identifying and bringing to the attention of the board, as appropriate, current and emerging environmental, social, political, and governance trends and public policy issues that may affect our business operations, performance, or reputation.
In addition, we have an internal governance committee that includes senior leaders across many of our business functions to provide internal oversight of environmental, social, and governance matters.
Our approach to sustainability efforts incorporates internal and external input to better determine the issues that matter most to our company and stakeholders. We set ambitious, measurable goals that are integrated into our business strategy and operations to directly support Lilly’s purpose.
We are striving to improve access to medicines, improve healthcare for people with limited resources, strengthen communities and address social issues that impact health, empower a diverse workforce, minimize our environmental impact, and operate ethically and responsibly.
For example, we offer a variety of affordability solutions through patient support programs and copay assistance across our major products, including medicines for diabetes, migraine, immunology diseases and cancer. Beyond our medicines, we work with global health systems and organizations to extend our reach by seeking to be part of the solution for complex global health challenges that disproportionately affect people living in settings with limited resources. As a global company, we are particularly aware of the social and economic circumstances in many developing countries that may make access to medicines difficult. In response, Lilly is researching and implementing alternative business models, recognizing particular access challenges in lower-income countries.
Through investments in people, medicines and health systems, we aim to improve access to quality health care for 30 million people living in settings with limited resources annually by 2030. This global effort is intended to advance health equity across three areas of impact: our pipeline and external pipelines we help support, programs to increase access to Lilly medicines, and donations. In each of these areas, we are working to develop high-impact, scalable solutions.
While making medicines requires the use of valuable resources, including energy, water, and raw materials, we remain committed to improving our environmental impact across our product life cycles and supply chain. We have set 2030 sustainability goals to reduce our emissions and waste and to continue using water responsibly and efficiently.
Our Sustainability Report provides a central location for information about goals, efforts, and progress on these initiatives.

Political Activities

We believe that as a biopharmaceutical company that develops treatments for serious diseases, we are in a position to help promote access to needed medications through engagement with policymakers. Public policy engagement provides a way to offer Lilly’s perspective on the political environment in a manner that supports access to innovative medicines and a way to engage on issues specific to local business environments.
Our board exercises governance oversight of our political expenditures and lobbying activities, ensuring our commitment to stewardship of corporate funds and risk minimization with respect to such activities. The Directors and Corporate Governance Committee is responsible for identifying current and emerging environmental, social, political, and governance trends and public policy issues that may affect the business operations, performance, or reputation of the company. In addition, the board receives regular updates at board meetings from management, which include updates on public policy issues and the company’s political corporate activity, as needed. The board also receives semi-annual updates on political engagement, including information on the contributions made by our employee political action committee (LillyPAC) and the company, as well as trade association memberships.
We provide information on our website related to direct company contributions and LillyPAC contributions to support candidates for political office, political parties, officials, or committees in the United States, as well as information regarding our trade association memberships and the company’s oversight of these activities. In response to input from our stakeholders, over time we have reviewed and enhanced the information available on our website.

Human Capital Management

The board exercises active oversight of our overall human capital strategy, including our talent management process, corporate culture, and inclusion efforts. The board also oversees the work of its committees in developing corporate policies and frameworks designed to attract, retain, engage, and develop a workforce that aligns with our values and mission. The Talent and Compensation Committee advises the board and management on oversight of human capital management, inclusion efforts, and employee compensation and benefits matters, and annually reviews our leadership development and succession planning practices.
The board also oversees human capital management by regularly engaging with management and facilitating a system of reporting that highlights the importance of inclusion to Lilly. Our board also oversees the activities of our CEO and executive committee in setting expectations for inclusivity in our workforce. Our Chief People Officer has responsibility for all aspects of talent management in the company, which enables building a strong and inclusive culture. Our executive team and board are active in our talent management strategy, fostering a supportive, and rewarding workplace.
Talent Management Approach
Our comprehensive approach to human capital management is grounded in our core values of integrity, excellence, and respect for people, which reflect our commitment to creating a safe, supportive, ethical, and rewarding work environment. We are committed to fairness and nondiscrimination in our employment practices, and we deeply value diverse backgrounds, skills, and global perspectives. To fulfill our purpose, we believe we must look at challenges from multiple viewpoints and understand the diverse experiences of the patients who depend on us. In short, we believe that an inclusive culture makes us better. It helps us attract and retain the best talent and strengthens our understanding of the patients we serve while fostering a great workplace. At all times, we seek to hire the most qualified candidate for each open position.
Workforce Composition
From the end of 2020 through the end of 2024, we have seen positive trends in representation across many areas of our workforce. Women in our global workforce, including in management positions are approximately at parity with men.
Empowering a global culture of inclusion and belonging also encompasses building a disability-confident workplace that promotes barrier-free experiences and empowers productivity for all employees and customers. Our recent initiative to increase equity and inclusion for employees with disabilities is grounded in three key pillars: physical accessibility, digital accessibility and attitudinal awareness – covering multiple categories, including learning and development, facilities, and information systems. Accessibility and inclusion are embedded in our strategy.
Employee Development
Recruiting: We believe attracting and retaining the best talent begins with an inclusive recruiting process. Our recruitment strategy focuses on opportunities to reach more candidates across a variety of dimensions, including but not limited to race, religion, sexual orientation, gender identity, national origin, veteran status, disability status, education, and experience. We believe that recruiting in this way helps ensure that everyone will have an equal opportunity to advance their careers.
Onboarding and Continuing Education: Beginning with our 12-month new employee onboarding program, we offer training to enable our employees to perform their duties in our highly regulated industry. We also strive to cultivate a culture that promotes ongoing learning by encouraging employees to seek further education and growth experiences, helping them build rewarding careers. We have online programming to facilitate access to our learning and development offerings in addition to our in-person programs. Across Lilly, we are continuously working to design learning experiences to be more inclusive and effective. In addition, we have broadened access to development tools and coaching resources, implemented an 18-month curriculum for new leaders focused on developing five essential skills, and increased transparency regarding career development and advancement at Lilly.

Compensation, Benefits, and Pay Equity
While our rewards programs vary around the world, we take a holistic approach to employee benefits. These may include flexible work arrangements, on-site conveniences, such as cafes, fitness centers and child development centers, competitive time-off programs, retirement benefits, and health and disability programs that are available to eligible employees when they need support.

We are committed to ensuring pay is administered equitably across our workforce. For more than 20 years, we have regularly conducted pay equity studies of our workforce in the United States and have more recently started conducting studies of our workforce outside of the United States. Where appropriate, we have made pay adjustments as warranted and expect to continue to do so moving forward.	20+
Years
of pay equity studies in the U.S.

Employee Health and Safety
We strive to foster a healthy, vibrant work environment, which includes keeping our employees safe. We seek to create a companywide culture where best-in-class safety practices are consistently followed. To do this, we assess and continuously attempt to improve our companywide safety performance to promote the well-being of employees and to help safeguard communities where we operate. We believe a holistic approach and dedication to safety helps us be our best as we deliver on our company purpose to improve lives around the world.
Our Sustainability Report provides additional information about our talent management efforts.
Board Alignment
Conflicts of Interest and Transactions with Related Persons
Conflicts of Interest
Occasionally, a director’s business or personal relationships may give rise to an interest that conflicts, or appears to conflict, with the interests of the company. As outlined in the company’s corporate governance guidelines, directors must disclose to the company all relationships that could create a conflict or an appearance of a conflict. The board, after consultation with counsel, takes appropriate steps to identify actual or apparent conflicts and ensure that all directors voting on an issue are disinterested with respect to that issue. A director may be excused from board discussions and decisions on an issue related to an actual or apparent conflict, as appropriate.
In addition, a director’s relationship with Lilly may give rise to an interest that conflicts, or appears to conflict, with the interests of another company, institution, or other stakeholder. A director must disclose his or her relationship with Lilly in connection with any scientific publication, using the International Committee of Medical Journal Editors conflict of interest form for this purpose when possible. Each director must disclose his or her service on the board to his or her employer and any other organization with which the director has a relationship of trust and where the relationship with Lilly is relevant. In addition, directors must follow the internal conflict of interest policies and procedures of each such organization.
Review and Approval of Transactions with Related Persons
The board has adopted a written policy and procedures for review, approval, and monitoring of transactions involving the company and related persons (including current executive officers, directors, or director nominees and persons who served in those roles at any time since the beginning of our last fiscal year, greater than five percent shareholders of the company, immediate family members of such persons, and related entities of such persons, including entities in which any of such persons is employed, is a general partner or principal or in which such person has a 10 percent or greater beneficial ownership interest). The policy covers any related person transaction that meets the minimum threshold for disclosure in this proxy statement under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).
Policy:
Related person transactions must be preapproved by the Directors and Corporate Governance Committee of the board or another independent body of the board, who will approve the transaction only if the Directors and Corporate Governance Committee or such independent body determines it to be consistent with the interests of the company and its shareholders. In considering the transaction, the Directors and Corporate Governance

Committee or such independent body will consider all relevant factors, including:
•the company’s business rationale for entering into the transaction;
•the purpose of, and potential benefits to the company of, the transaction;
•the alternatives to entering into a related person transaction;
•whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally;
•the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts;
•the overall fairness of the transaction to the company;
•the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related person;
•the related person’s interest in the transaction; and
•any other information regarding the transaction or the related person that would be material to the company’s shareholders in light of the circumstances of the particular transaction.
Procedures:
•Prior to entering into a transaction that may be a related person transaction, the related person (or the appropriate executive officer or director, in the case of immediate family members) is required to bring the matter to the attention of the chair of the board or the lead independent director, or alternatively, the General Counsel and Secretary.
•The chair of the board and the lead independent director jointly determine (or, if either is involved in the transaction, the other determines in consultation with the chair of the Directors and Corporate Governance Committee) whether the matter should be considered by the Directors and Corporate Governance Committee or another independent body of the board.
•If a director is involved in the transaction, he or she will be recused from all discussions and decisions relating to the transaction.
•The Directors and Corporate Governance Committee or such other independent body may approve the related person transaction only if the Directors and Corporate Governance Committee or such other independent body determines in good faith that, under all of the circumstances, the transaction is consistent with the interests of the company and its shareholders.
•The Directors and Corporate Governance Committee or such other independent body may impose such conditions as it deems appropriate on the company or the related person in connection with the approval of the related person transaction.
•If the transaction is recurring and is approved, the Directors and Corporate Governance Committee or such other independent body will review the related person transaction annually to determine whether it continues to be consistent with the interests of the company and its shareholders.
The Directors and Corporate Governance Committee or another independent body of the board retains the right to review and ratify related person transactions. In addition, the Directors and Corporate Governance Committee or such other independent body may take or cause to be taken additional actions including, but not limited to, immediate discontinuation or rescission of the transaction, or modification of the transaction.
In 2024, there were no related party transactions required to be reported pursuant to relevant SEC rules in this proxy statement.

Communication with the Board of Directors
You may send written communications to members of the board, including independent directors, addressed to:
Board of Directors
Eli Lilly and Company
c/o General Counsel and Secretary
Lilly Corporate Center
Indianapolis, IN 46285
Shareholder Engagement on Governance Issues
To ensure that a variety of perspectives are thoughtfully considered on key issues, each year the company engages large shareholders and other key constituents to discuss areas of interest or concern related to corporate governance, as well as any specific issues for the coming proxy season. Since our 2024 annual meeting of shareholders, we have spoken with a number of investors on an array of subjects. We appreciate the thoughtful and constructive feedback that we receive from our stakeholders. While a few shareholders communicated differing views on some of our governance practices, the investors with whom we spoke were generally supportive of our performance and overall compensation and governance policies. This feedback has been discussed with our chair and CEO, the lead independent director, our Talent and Compensation Committee, and our Directors and Corporate Governance Committee, and it was a key input into board discussions on corporate governance topics. As a result of these discussions and its own deliberations, the board decided to recommend in favor of management proposals to eliminate the classified board structure and supermajority voting requirements (see Items 4 and 5).
We are committed to continuing to engage with our investors to ensure that their diverse perspectives on corporate governance and other issues are thoughtfully considered. We will continue to engage with our shareholders on these and other topics to ensure that we continue to demonstrate strong corporate governance and accountability to shareholders.
Shareholder Proposals
Shareholder Proposals under Rule 14a-8
Shareholders interested in submitting a proposal considered for inclusion in the proxy statement for the 2026 annual meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. Proposals should be addressed to the General Counsel and Secretary and mailed to Lilly Corporate Center, Indianapolis, IN 46285. For convenience, emailed copies may also be sent to shareholderproposals@lilly.com. In general, to be eligible for inclusion in the proxy statement for the 2026 annual meeting, shareholder proposals must be received no later than November 21, 2025.
Other Shareholder Proposals
In addition, under section 1.8 of the company’s bylaws, any shareholder of record wishing to propose business (other than pursuant to Rule 14a-8 or related to the nomination of directors) at the 2026 annual meeting of shareholders, must give the company written notice no later than the close of business on November 21, 2025, and no earlier than the close of business on September 22, 2025. However, if the date of the 2026 annual meeting is changed by more than 30 days from May 4, 2026 (the date contemplated for the 2026 annual meeting as set forth in this proxy statement), a shareholder must give the company written notice no later than the close of business on the later of 120 days in advance of the 2026 annual meeting or 10 days following the date we first publicly announce the date of the 2026 annual meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in the bylaws. A copy of the bylaws is available online at lilly.com/leadership/governance.

Ownership of Company Stock
Common Stock Ownership by Directors and Executive Officers
The following table sets forth the number of shares of company common stock beneficially owned by directors, named executive officers, and all directors and executive officers as a group, as of February 26, 2025. On February 26, 2025, there were 947,989,151 shares of the company’s common stock outstanding. None of the stock or stock units owned by any of the listed individuals has been pledged as collateral for a loan or other obligation.

	Common Stock[1]
Beneficial Owners	Shares Owned[2]	Stock Units Distributable Within 60 Days[3]	Percent of Class	Stock Units Not Distributable Within 60 Days[4]
Ralph Alvarez	—	—	*	54,719
Anat Ashkenazi	42,524	—	*	—
Katherine Baicker, Ph.D.	—	—	*	23,156
Gordon Brooks	19,914	—	*	5,719
J. Erik Fyrwald	118	—	*	72,565
Anat Hakim	43,538	—	*	5,863
Mary Lynne Hedley	346	—	*	1,656
Jamere Jackson	—	—	*	9,168
Kimberly H. Johnson	—	—	*	3,032
William G. Kaelin, Jr., M.D.	—	—	*	21,499
Juan R. Luciano	—	—	*	16,229
Jonathan Moeller	71	—	*	—
Lucas Montarce	13,973	—	*	2,349
David A. Ricks[5]	757,308	—	*	27,941
Daniel Skovronsky, M.D., Ph.D.	212,276	—	*	11,099
Gabrielle Sulzberger	—	—	*	2,545
Jake Van Naarden	28,206	—	*	3,595
All directors and current executive officers as a group (22 people):	1,280,628	—	*	290,195
*    Less than 1.0 percent of the outstanding common stock of the company.
1    The sum of the “Shares Owned” and “Stock Units Distributable Within 60 Days” columns represents the shares considered “beneficially owned” for purposes of disclosure in this proxy statement. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to their shares.
2    This column includes the number of shares of common stock held directly or indirectly, including the number of 401(k) Plan shares held by the beneficial owners indirectly through the 401(k) Plan.
3    This column sets forth restricted stock units that vest within 60 days of February 26, 2025.
4    For the executive officers, this column reflects restricted stock units that will not vest within 60 days of February 26, 2025. For the non-employee directors, this column reflects the number of units representing the right to receive shares of company stock credited to the directors’ accounts in the Lilly Directors’ Deferral Plan.
5    The shares shown for Mr. Ricks include 81,943 shares that are owned by a family foundation for which he is a director.
Insider Trading Procedure

Lilly has adopted an insider trading procedure governing the purchase, sale, and/or other dispositions of its securities by directors, officers and employees, and has implemented processes with respect to the Company, that are reasonably designed to promote compliance with securities laws, rules and regulations, and New York Stock Exchange listing standards. The full text of Lilly’s insider trading procedure was filed as Exhibit 19 to the company's Annual Report on Form 10-K for the year ended December 31, 2024.

Common Stock Ownership of Certain Beneficial Holders
The following table sets forth the number of shares of company common stock beneficially owned as of December 31, 2024, unless otherwise indicated, by each person known to the company to beneficially own more than five percent of the outstanding shares of the company’s common stock:

Name and Address		Number of Shares Beneficially Owned	Percent of Class*
Lilly Endowment Inc. (the Endowment) 2801 North Meridian Street Indianapolis, IN 46208	[1]	96,891,978	10.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	[2]	71,604,696	7.6%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	[3]	64,376,027	6.8%
The PNC Financial Services Group, Inc. 300 Fifth Avenue Pittsburgh, PA 15222	[4]	51,153,837	5.4%
*    Percent of class is calculated based on the shares of our common stock outstanding as of February 26, 2025.
1    Based on information provided to Lilly by the Endowment as of December 31, 2024, and a Schedule 13G/A filed by the Endowment with the SEC on January 27, 2024, the Endowment has sole voting and sole dispositive power with respect to all of its shares.
2    Based solely on the Schedule 13G/A filed with the SEC on February 13, 2024, reporting beneficial ownership as of December 31, 2023, by The Vanguard Group, it beneficially owns 71,604,696 shares.
3    Based solely on the Schedule 13G/A filed with the SEC on January 29, 2024, reporting beneficial ownership as of December 31, 2023, by BlackRock, Inc., it has sole voting power with respect to 58,375,051 of its shares and sole dispositive power with respect to 64,376,027 of its shares.
4    Based solely on the Schedule 13G/A filed with the SEC on February 7, 2025, by The PNC Financial Services Group, Inc.; PNC Bank, National Association; PNC Delaware Trust Company; PNC Ohio Trust Company; and PNC Investments LLC (collectively, PNC), PNC beneficially owns 51,153,837 shares in total. PNC has sole voting power with respect to 1,128,657 of its shares and shared voting power with respect to 50,004,717 of its shares. PNC has sole dispositive power with respect to 881,684 of its shares and shared dispositive power with respect to 50,229,518 of its shares. Of the total shares of common stock reported for PNC above, 50,000,000 shares are held in the Eli Lilly and Company Compensation Trust account for which PNC Bank serves as directed trustee. As directed trustee, PNC Bank is deemed to share both voting power and investment discretion with respect to those 50,000,000 shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our equity securities with the SEC. Based on a review of the copies of these reports, and on written representations from our reporting persons, we believe that all such reports were timely filed, except that due to administrative error one report for two restricted stock unit grants was filed late for Donald Zakrowski.
Compensation
Item 2. Advisory Vote on Compensation Paid to Named Executive Officers
Section 14A of the Securities Exchange Act of 1934 provides the company’s shareholders with the opportunity to approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement. Our compensation philosophy is designed to attract, engage, and retain highly talented individuals from a variety of backgrounds and motivate them to create long-term shareholder value by achieving top-tier corporate performance while embracing the company’s core values of integrity, excellence, and respect for people.
The Talent and Compensation Committee and the board believe that our executive compensation aligns well with our philosophy and with corporate performance. Executive compensation is an important matter for our shareholders. We routinely review our compensation practices and engage in ongoing dialogue with our shareholders to ensure our practices are aligned with stakeholder interests and reflect best practices.
We request shareholder approval, on an advisory basis, of the compensation of the company’s named executive officers as disclosed in this proxy statement. As an advisory vote, this proposal is not binding on the company. However, the Talent and Compensation Committee values input from shareholders and will consider the outcome of the vote when making future executive compensation decisions.

RECOMMENDATION FOR

The board recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, the compensation tables, and related narratives provided below in this proxy statement.

Talent and Compensation Committee Matters
Background
Role of the Independent Consultant in Assessing Executive Compensation
The Talent and Compensation Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as its independent compensation consultant. FW Cook reports directly to the Talent and Compensation Committee, and it is not permitted to have any business or personal relationship with management or members of the Talent and Compensation Committee. FW Cook’s responsibilities are to:
•review the company’s total compensation philosophy, peer group, and target competitive positioning for reasonableness and appropriateness;
•review the company’s executive compensation program and advise the Talent and Compensation Committee of evolving best practices;
•provide independent analyses and recommendations to the Talent and Compensation Committee on the CEO’s pay;
•review the CD&A and related tables for the proxy statement;
•proactively advise the Talent and Compensation Committee on best practices for board governance of executive compensation; and
•undertake special projects at the request of the Talent and Compensation Committee or its chair.
FW Cook interacts directly with members of company management only on matters under the Talent and Compensation Committee’s oversight and with the knowledge and approval of the Talent and Compensation Committee chair.
Role of Executive Officers and Management in Assessing Executive Compensation
With the oversight of the CEO and the Chief People Officer, the company’s global compensation group formulates recommendations on compensation philosophy, plan design, and compensation for executive officers (other than the CEO, as noted below). The CEO provides the Talent and Compensation Committee with a performance assessment and compensation recommendation for each of the other executive officers. The Talent and Compensation Committee considers those recommendations with the assistance of its independent compensation consultant FW Cook. The CEO and the Chief People Officer attend Talent and Compensation Committee meetings; however, they are not present for executive sessions or any discussion of their own compensation. Only non-employee directors and the Talent and Compensation Committee’s consultant attend executive sessions.
The CEO does not participate in the formulation or discussion of his pay recommendations. He has no prior knowledge of the recommendations that FW Cook makes to the Talent and Compensation Committee.

Risk Assessment Process
As part of the company’s overall enterprise risk management program, in 2024, with consultation from the independent compensation consultant, the Talent and Compensation Committee reviewed the company’s compensation policies and practices and concluded that the programs and practices are not reasonably likely to have a material adverse effect on the company. The Talent and Compensation Committee noted numerous policy and design features of the company’s compensation programs and governance structure that reduce the likelihood of inappropriate or excessive risk-taking, including, but not limited to:
•Only independent directors serve on the Talent and Compensation Committee.
•The Talent and Compensation Committee engages its own independent compensation consultant.
•The Talent and Compensation Committee has downward discretion to lower compensation plan payouts.
•The Talent and Compensation Committee approves all adjustments to financial results that affect compensation calculations.
•Different measures and metrics are used across multiple incentive plans that appropriately balance cash/stock, fixed/variable pay, and short-term/long-term incentives.
•Incentive plans have predetermined maximum payouts.
•Performance objectives are challenging but achievable.
•Programs with operational metrics have a continuum of payout multiples based upon achievement of performance milestones, rather than “cliffs” that might encourage suboptimal or improper behavior.
•A compensation recovery policy is in place that complies with applicable NYSE listing standards, and additionally provides for discretionary recoupment in the event of misconduct.
•Meaningful share ownership and retention requirements are in place for all members of senior management and the board.
Talent and Compensation Committee Report
The Talent and Compensation Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, management stock plans, and other management incentive and benefit programs. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation in the CD&A. With this in mind, the Talent and Compensation Committee has reviewed and discussed the CD&A with management. Based on this discussion, the Talent and Compensation Committee recommended to the board that the CD&A be included in this proxy statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Talent and Compensation Committee
Ralph Alvarez, Chair
J. Erik Fyrwald
Kimberly H. Johnson
Juan R. Luciano
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) outlines our executive compensation philosophy, as well as the processes and considerations employed by the Talent and Compensation Committee (the Committee) in determining executive compensation. It also details the elements of our compensation program, our pay-for-performance culture, and the influence of the company’s results on incentive payouts. Specifically, the CD&A provides compensation information for our Chief Executive Officer, David Ricks; Chief Financial Officer, Lucas Montarce; and our next three most highly compensated executive officers as of December 31, 2024: Daniel Skovronsky, Anat Hakim, and Jake Van Naarden.
Under applicable SEC rules, we are required to disclose compensation information for any executive who served as Chief Financial Officer for any portion of 2024. As a result, this year’s CD&A also includes Gordon Brooks,

Group Vice President, Controller and Corporate Strategy, who took on the expanded role of interim Chief Financial Officer from July 15, 2024 through September 8, 2024, as well as our former Chief Financial Officer, Anat Ashkenazi, who resigned from her position effective July 30, 2024.
The following introduces our named executive officers and provides 2024 performance highlights that contributed to the incentive payout outcomes detailed in the “Compensation Results” section.

Dave Ricks
Chair, President, and CEO
Mr. Ricks assumed the role of Chief Executive Officer in January 2017 and was elected chair of the company’s board of directors in June 2017. In 2024, Mr. Ricks led the company to deliver strong company performance for patients and for shareholders that resulted in above target payouts for incentive programs. See the “Compensation Results” section of the CD&A for details.
In 2024, under Mr. Ricks’ leadership, Lilly had patients in over 140 clinical trials (phase 1-4), launched five new medicines in up to 74 countries, and reached 58 million people around the world with our medicines. Additional highlights include:
•Increased company revenue by 32% to $45 billion and non-GAAP earnings per share by 106% to $12.99.
•Delivered US FDA approval of Kisunla for treatment of Alzheimer’s disease and Ebglyss for the treatment of moderate-to-severe atopic dermatitis; submitted mirikizumab in the US and EU for moderate-to-severe active Crohn’s disease; and received UK and EU approval of the multi-dose Kwikpen delivery device for Mounjaro, for type 2 diabetes and chronic weight management indications.

•Oversaw positive data readouts, including: (i) QWINT-2 and QWINT-4 Phase 3 clinical trials for insulin efsitora alfa in adults with type 2 diabetes; (ii) SURMOUNT-1 176-week study of tirzepatide, showing 94% reduction in risk of developing type 2 diabetes in adults with pre-diabetes and obesity or overweight; (iii) SUMMIT Phase 3 trial showing tirzepatide significantly reduced the risk of worsening heart failure events in adults with heart failure with preserved ejection fraction and obesity; and (iv) AK-OTOF Gene Therapy Phase 1/2 interim study, which demonstrated pharmacologic hearing restoration.
•Completed multiple strategic business development transactions, including the acquisition of Morphic Holding to expand Lilly’s immunology pipeline with oral integrin therapies for treatment of serious chronic diseases.
•Invested in new R&D facilities and manufacturing sites to accelerate product development and to quickly deliver life-improving medicines to patients. In addition, launched LillyDirect, a new digital healthcare experience offering disease management resources for patients, including access to independent healthcare providers, tailored support, and direct home delivery of select Lilly medicines.

Lucas Montarce
Executive Vice President and Chief Financial Officer
Mr. Montarce was named Executive Vice President and Chief Financial Officer and member of the Lilly Executive Committee as of September 9, 2024. Since joining Lilly in 2001, Mr. Montarce has contributed to the company’s success through various leadership positions.
Since becoming the CFO, Mr. Montarce led the 2025 business planning process and began establishing connections with the investment community.

Dan Skovronsky, M.D., Ph.D.
Executive Vice President, Chief Scientific Officer and President, Lilly Research Laboratories and Lilly Immunology
Dr. Skovronsky’s key 2024 highlights include:
•Directed the performance of Lilly’s Research and Development organization, which continues to perform above industry peers for clinical development speed, success rate, and the quality of the pipeline as valued by the external market. Lilly’s clinical development is among the fastest in the industry.
•Continued to expand Lilly’s pipeline with innovative medicines achieving significant data readouts throughout 2024, including FDA approval of Kisunla and the continued expansion of our incretin portfolio.
•Led the Immunology business unit with strong Omvoh launch performance and US approval for Ebglyss.
•Completed business development transactions that enrich our pipeline assets and research infrastructure.

Anat Hakim
Executive Vice President, General Counsel and Secretary
Ms. Hakim’s key 2024 highlights include:
•Transformed Legal into a proactive, forward-thinking organization that helps shape the company agenda.
•Actively partnered to develop a comprehensive strategy and approach to mitigate compounding, counterfeiting, and fraud associated with tirzepatide.
•Assumed oversight of Lilly’s Global Public Policy group and the development and implementation of global policy strategies.
•Led initiative to reshape our enterprise risk strategy and assumed oversight of Lilly’s Ethics and Compliance group.

Jake Van Naarden
Executive Vice President and President, Loxo@Lilly
Mr. Van Naarden’s key 2024 highlights include:
•Delivered robust financial performance, sustaining Verzenio’s growth and delivering a strong Jaypirca launch.
•Completed the POINT Biopharma integration, which added substrate to support radio oncology efforts.
•Maintained key R&D projects across the Oncology portfolio, including positive Phase 3 EMBER-3 study evaluating imlunestrant oral SERD in patients with second-line ER+, HER2- metastatic breast cancer.

Our Philosophy on Compensation
At Lilly, our purpose is to unite caring with discovery to create medicines that make life better for people around the world. To achieve this, we must attract, engage, and retain highly talented individuals from a variety of backgrounds and motivate them to create long-term shareholder value by achieving top-tier performance while embracing our core values of integrity, excellence, and respect for people. Our compensation programs are designed to help us achieve these goals while balancing the interests of our shareholders and customers.
Objectives of Our Compensation Programs
•Reflect Individual and Company Performance: We link pay with individual and company performance to reinforce a high-performance culture. As employees assume greater responsibilities, the proportion of total compensation based on company performance and shareholder returns increases. Annual reviews ensure our programs incentivize long-term, sustainable business results while discouraging excessive risk-taking or other adverse behaviors.
•Attract and Retain Talented Employees: Our compensation opportunities are market-competitive and reflect job impact and responsibilities. Retention of talent is a key factor in designing our compensation and benefit programs.
•Implement Broad-Based Programs: While compensation varies, the overall structure of our compensation and benefit programs is similar across the organization to align goals and encourage and reward all employees who contribute to our success.
•Consider Shareholder Input: We consider the results of our annual say-on-pay vote and other sources of shareholder feedback when designing executive compensation and benefit programs.
Say-on-Pay Results

At our 2024 annual meeting, we were pleased that 95 percent of the votes cast were in favor of the company’s say-on-pay proposal. Management and the Committee view this vote as supportive of the company’s overall approach to executive compensation.
95% Support for Say-On-Pay
The Committee’s Processes and Analyses
Setting Compensation
The Committee considers individual performance assessments, CEO recommendations (with respect to each of the other executive officers), company performance, peer group data, input from its independent compensation consultant, shareholder feedback, and its own judgment when determining executive compensation.
Individual performance
–CEO: The independent directors, under the direction of the lead independent director, meet with the CEO at the beginning of each year to establish the CEO’s performance objectives. At the end of the year, the independent directors meet to assess the CEO’s achievement of those objectives along with other factors, including contribution to the company’s performance, sustainability goals, ethics, and integrity. The results of this evaluation are used in setting the CEO’s total direct compensation target for the subsequent performance year.

–Other Executives: The Committee receives performance assessments and target compensation recommendations from the CEO for other executive officers. Each executive officer’s performance assessment is based on the achievement of objectives established at the start of the year, as well as other factors, including contribution to the company’s performance, sustainability goals, ethics, and integrity. The Committee considers these inputs, its knowledge of, and interactions with, each executive officer, and its judgment to develop a final individual performance assessment. For new executive officers, target compensation is set by the Committee at the time of appointment.
Company performance
Lilly performance is considered in multiple ways:
–Prior year performance influences target compensation for the upcoming year.
–Annual performance goals are established by the Committee at the beginning of each year and used to determine the short-term cash incentive payout.
–Multi-year performance goals are set prior to the annual equity grant and used to determine long-term incentive equity payouts.
Peer group analysis
The Committee uses peer group data as an input for compensation decisions but does not solely rely on this data for setting compensation.
Independent compensation consultant input
The Committee considers advice from its independent compensation consultant, FW Cook, when setting executive officer compensation.
Competitive Pay Assessment
Lilly’s peer group is comprised of companies that compete with Lilly, use a similar business model, and employ people with the unique skills required to operate an established global pharmaceutical company. The Committee selects a peer group, the median market cap and revenue of which are comparable to Lilly’s. The Committee reviews and approves the peer group at least every three years, and the Chair and independent compensation consultant review the group annually. The Committee approved the following peer group for purposes of assessing competitive pay:

AbbVie	Bristol-Myers Squibb	Merck	Roche
Amgen	Gilead	Novartis	Sanofi
AstraZeneca	GlaxoSmithKline	Novo Nordisk	Takeda
Biogen	Johnson & Johnson	Pfizer
At the time of the review, all peer companies were no greater than two times our revenue or market cap except Johnson & Johnson and Roche. The Committee included those companies despite their relative size because they compete directly with Lilly, have similar business models, and seek to hire from the same pool of management and scientific talent.
When determining target compensation, the Committee considers an analysis of market competitive pay for each executive officer position, internal factors such as the performance and experience of each executive officer, and the CEO’s recommendations for executives other than himself. The independent compensation consultant provides a similar analysis when recommending pay levels for the CEO. The CEO analysis includes a comparison of our CEO’s actual total direct compensation in the prior year to company performance on an absolute and relative basis. The analysis also includes a comparison of current target total direct compensation for our CEO to recently available data on CEO target total direct compensation for our peer group with an emphasis on peers that are headquartered in the United States.

Components of Our Compensation
The Committee considered input from management and its independent compensation consultant when deciding on 2024 executive compensation. While the primary components remained similar to prior years, updates were made to incentive plan measures and award types as described in the compensation elements below.
1. Base Salary
Base salaries are reviewed annually and may be adjusted based on performance, a change in job responsibilities, or to maintain market competitiveness. If an executive officer’s salary is deemed competitive given his or her experience and performance, no salary increase is provided.
2. Annual Cash Bonus (Bonus Plan)
The Committee updated the Bonus Plan for 2024, which now equally weights product revenue, EPS, and pipeline progress. The revenue metric focuses on new products, and the pipeline metric enhances visibility on deliverables by therapeutic area. Goals and weightings are set annually based on the operating plan and pipeline objectives; however, disclosure of certain product-specific revenue goals and internal pipeline objectives could cause competitive harm to the company and are, therefore, not included. Here are the 2024 performance measures and weightings:

Lilly 2024 Goals	Weighting
Product revenue	33.3%
EPS performance	33.3%
Pipeline progression	33.3%
Bonus multiple	100%
The shift to specific product revenue was intended to incentivize swift delivery of breakthrough medicines to patients. For 2024, the product revenues used in the bonus multiple were Kinsula, Ebglys, Omvoh, Jaypirca, Verzenio, Mounjaro, and Zepbound. Together, these new products represent significant outcomes for patients and support our continued long-term performance.
The updates to the pipeline scorecard provide employees greater line of sight to how their work impacts the pipeline bonus multiple. For 2024, the scorecard measures progress across the following categories:
•Discovery and Early Development: Output from Discovery, entries into clinical development, and early phase clinical readouts (e.g. Proof of Concept)
•Late Development and Regulatory: Entries into registrational studies, Phase 3 readouts, and regulatory outcomes
•Business Development / Strategic Initiatives: Entries into Lilly R&D portfolio from business development and achievement of strategic priorities identified at the beginning of the year
•Game Changer Events: Study readouts (“events”) that achieve significant scientific advances and generate substantial value for Lilly and patients
Lastly, the Committee raised the maximum bonus payout from 200 percent to 250 percent of an individual’s target to encourage achieving company goals and remain competitive in the market. Bonus targets are approved by the Committee for each executive officer at the start of the year. All named executive officers participated in the Bonus Plan in 2024. The cash bonus payout is calculated as follows:

base salary	individual bonus target	bonus multiple
Further details regarding Lilly’s performance against pre-established targets are detailed under “Compensation Results.”
3. Equity Incentives
The company grants two types of equity incentives to its named executive officers.

Shareholder Value Awards (SVA)
Shareholder value awards are earned based on Lilly’s share price performance and paid out based on how well Lilly’s stock performs relative to its cost of capital. Shareholder value awards have a three-year performance period, and any shares paid are subject to a one-year post-vesting holding requirement. No dividends are accrued during the performance period. Possible share payouts range from 0 to 200 percent of the target.
To establish the stock price target for the shareholder value award, a starting stock price was set at $587.42 per share, which was the average closing stock price for all trading days in November and December 2023. The target share price was determined by growing the starting stock price by Lilly’s compounded cost of capital, calculated with a capital asset pricing model (8.12 percent), less an assumed Lilly dividend yield (0.89 percent). The payout will be based on the ending price, which is the average closing price of Lilly stock for all trading days in November and December 2026. Possible payouts based on final average share price are illustrated in the graphic below.

2024-2026 Shareholder Value Award
Relative Value Awards (RVA)
Relative value awards are earned based on Lilly’s three-year TSR performance relative to our industry peer group. The minimum performance to achieve a target payout is the median three-year TSR performance for the peer group. Any shares paid are subject to a one-year post-vesting holding requirement. No dividends are accrued during the performance period. Possible share payouts range from 0 to 200 percent of the target.
To determine payout, the TSR performance is calculated for both Lilly and its peers. The average closing price of each company’s stock for all trading days in November and December 2023 is compared to the average closing price of each company’s stock for all trading days in November and December 2026, assuming reinvestment of dividends. The median TSR for the peer companies is then subtracted from Lilly’s TSR to determine the earned payout. For example, if Lilly’s TSR was 55 percent over the three-year period and the median peer company TSR was 40 percent, Lilly would have outperformed by 15 percentage points (55 percent minus 40 percent). This outperformance would result in a 150 percent payout based on the payout graphic below.

2024-2026 Relative Value Award
The Committee grants our equity incentive awards on pre-established dates and we do not take material nonpublic information into account when determining the timing or terms of awards.
Pay for Performance
A substantial portion of executive compensation is performance-based, linking pay with individual and company performance. The chart depicts the annualized mix of target compensation for Lilly’s CEO and the annualized average for Mr. Montarce, Dr. Skovronsky, Ms. Hakim, and Mr. Van Naarden.

Target Compensation
The Committee considered individual contributions, company performance, internal relativity, peer group data, and CEO recommendations (for executives other than himself) when setting target compensation. The Committee also considered research and recommendations from its independent compensation consultant for setting target compensation for the CEO.
Base Salary
The table below depicts the approved annual salary for each named executive officer. Base pay adjustments were made to align with experience, internal relativity, peer group market data, and individual performance. The base salary shown for Mr. Montarce is the annual amount approved by the Committee when he assumed the role of Chief Financial Officer. Actual base salaries earned in 2024 are shown in the Summary Compensation Table (SCT) in the “Executive Compensation” section.

Name	2023 Annual Base Salary	2024 Annual Base Salary	Increase
Mr. Ricks	$1,650,000	$1,700,000	3.0%
Mr. Montarce[1]	N/A	$1,000,000	N/A
Dr. Skovronsky	$1,350,000	$1,450,000	7.4%
Ms. Hakim	$1,000,000	$1,000,000	0.0%
Mr. Van Naarden	$850,000	$900,000	5.9%
Mr. Brooks[2]	N/A	$563,419	N/A
Ms. Ashkenazi[3]	$1,050,000	$1,050,000	0.0%
1    Mr. Montarce was not an executive officer in 2023.
2    Mr. Brooks’ base salary was not adjusted during the time he was serving as interim Chief Financial Officer.
3    Ms. Ashkenazi’s base salary was in effect for service between January 1, 2024 and July 30, 2024.
Annual Cash Bonus Targets
After reviewing internal relativity, peer group market data, and individual performance, the Committee decided to maintain the same percent-of-salary bonus targets for 2024 as in 2023 for Mr. Ricks, Dr. Skovronsky, Ms. Hakim, and Mr. Van Naarden. Mr. Montarce’s 2024 Bonus Target was approved by the Committee when he assumed the role of Chief Financial Officer. Actual bonuses for 2024 are shown in the Summary Compensation Table (SCT) in the “Executive Compensation” section.

Name	2023 Bonus Target	2024 Bonus Target
Mr. Ricks	150%	150%
Mr. Montarce[1]	N/A	100%
Dr. Skovronsky	100%	100%
Ms. Hakim	100%	100%
Mr. Van Naarden	100%	100%
Mr. Brooks[2]	N/A	55%
Ms. Ashkenazi[3]	100%	100%
1    Mr. Montarce was not an executive officer in 2023.
2    Mr. Brooks’ bonus target was not adjusted during the time he was serving as interim Chief Financial Officer.
3    Ms. Ashkenazi forfeited her 2024 bonus upon her exit from the company on July 30, 2024.
Equity Incentives — Target Grant Values
For 2024 equity grants, the Committee set the target values for named executive officers based on criteria such as internal relativity, peer group market data, and individual performance. Unless otherwise noted, each named executive officer’s equity target is divided equally, with 50 percent allocated to shareholder value awards and 50 percent allocated to relative value awards. The target values for the 2023 and 2024 equity grants were as follows:

Name	2023 Annual Equity Grant	2024 Annual Equity Grant
Mr. Ricks	$17,875,000	$19,750,000
Mr. Montarce[1]	N/A	$800,000
Dr. Skovronsky	$7,100,000	$7,500,000
Ms. Hakim	$3,750,000	$3,950,000
Mr. Van Naarden	$2,300,000	$2,700,000
Mr. Brooks[2]	N/A	$600,000
Ms. Ashkenazi[3]	$3,500,000	$3,750,000
1    Mr. Montarce’s 2024 annual equity grant aligns with his role prior to becoming the company’s Chief Financial Officer. Mr. Montarce’s grant was divided equally, with 33.3% allocated to shareholder value awards, 33.3% to relative value awards, and 33.3% to restricted stock units.
2    Mr. Brooks’ 2024 annual equity grant aligns with his role prior to becoming the interim Chief Financial Officer. Mr. Brooks’ grant was divided equally, with 33.3% allocated to shareholder value awards, 33.3% to relative value awards, and 33.3% to restricted stock units.
3    Ms. Ashkenazi forfeited her outstanding equity awards upon her exit from the company on July 30, 2024.
Adjustments to Reported Financial Results
The Committee has the authority to adjust the company’s reported product revenues and EPS upon which incentive compensation payouts are determined to eliminate the distorting effect of unusual income or expense items. The adjustments are intended to:
•align award payments with the underlying performance of the core business;
•avoid volatile, artificial inflation, or deflation of awards due to unusual items;
•eliminate certain counterproductive short-term incentives—for example, incentives to refrain from acquiring new technologies, to defer disposing of underutilized assets, or to defer settling legacy legal proceedings; and
•facilitate comparisons with peer companies.
The Committee considers the adjustments approved by the Audit Committee for reporting non-GAAP EPS and other adjustments, based on guidelines approved by the Committee. The Committee reviews and approves adjustments on a quarterly basis and may adjust payouts for items, including but not limited to acquired IPR&D charges, impact of foreign exchange rates, the impact of significant acquisitions or divestitures, and the impact of share repurchases that differ significantly from the business plan. Further details on 2024 adjustments and the rationale for making these adjustments are in “Appendix A, Summary of Adjustments Related to the Annual Cash Bonus and Performance Award.” Throughout the CD&A and the other compensation disclosures, we refer to “revenue,” “EPS,” and “adjusted non-GAAP EPS” for ease of reference, but we encourage you to review Appendix A to understand the approved adjustments to reported product revenues and EPS. The Committee has authority to apply downward discretion to bonus and equity payouts for individual or all executive officers.

2024 Compensation Results
The information in this section reflects amounts paid to named executive officers under the Bonus Plan for the 2024 performance year and for equity awards granted in prior years for which the relevant performance period ended in 2024.
2024 Bonus Plan Results
The company delivered strong financial performance, resulting in above target payouts for both product revenue and EPS. For additional information on financial results, see Appendix A, “Summary of Adjustments Related to the Annual Cash Bonus and Performance Award.”
The Science and Technology Committee sets the objectives for each category of the pipeline metric annually. This graphic depicts the relative distribution of pipeline objectives.

# Pipeline Metric Components

Late
Development /
Regulatory
Discovery / Early
Development
Distribution
of Objectives
Game
Changers
Business
Development /
Strategic

At year end, the Science and Technology Committee assessed the company's product pipeline achievements inclusive of, but not limited to, the details disclosed in “Innovation Pipeline and Other Business Development” within the Proxy Statement Summary. The points assigned for each objective were combined to determine the final pipeline bonus multiple of 250%. The Science and Technology Committee may recommend that the Committee apply downward discretion on the pipeline metric result; however, it did not recommend exercising this discretion for the 2024 pipeline results. Therefore, the Committee followed the Science and Technology Committee’s recommendation and approved a pipeline bonus multiple of 250%.
Once the pipeline bonus multiple was combined with the company's financial performance, the final bonus payout was above target. Disclosure of outcomes related to product-specific revenue and the company’s internal pipeline could cause competitive harm to the company and are, therefore, not included. The final results for each bonus metric are illustrated below.

| | Threshold 0% / Target 100% / Max 250% | Outcome | | Weight | | Weighted Payout |
|---|---|---|---|---|---|---|
| **Product Revenue** | 175% | **175%** | X | | = | **58.3%** |
| **Adjusted Non-GAAP EPS** | $16.11 (Target: $12.69) | **250%** | X | | = | **83.3%** |
| **Pipeline** | 250% | **250%** | X | | = | **83.3%** |
| | | | | **Bonus Payout Percentage*** | | **225%** |

* The sum of weighted payouts may not add to the Bonus Payout Percentage due to rounding.

Bonus Plan Payments
The 2024 bonuses paid to the named executive officers under the Bonus Plan were as follows:

Name	2024 Bonus ($)
Mr. Ricks	$5,705,049
Mr. Montarce[1]	$1,114,558
Dr. Skovronsky	$3,219,230
Ms. Hakim	$2,250,000
Mr. Van Naarden	$2,003,366
Mr. Brooks[2]	$667,660
Ms. Ashkenazi[3]	—
1    Mr. Montarce’s payout reflects accruals for before and after his appointment as Chief Financial Officer.
2    Mr. Brooks’ payout reflects accruals before, during, and after his time served as interim Chief Financial Officer.
3    Ms. Ashkenazi forfeited her bonus payout upon her exit from the company on July 30, 2024.
2023-2025 Performance Awards
In 2023, the company awarded equity incentives to executive officers partially in the form of a performance award, which is a performance-based equity award that vests over three years. Payout is based on the company’s two-year growth in EPS relative to the median external analyst-anticipated peer group EPS growth. After the two-year performance period, the performance-adjusted shares are then subject to a 13-month service-vesting period.
The target cumulative EPS for the 2023-2025 performance award was originally set in the first quarter of 2023 based on an anticipated peer group EPS growth of 2.0 percent annually, resulting in a total cumulative target EPS of $18.21 over the two-year performance period. The company’s actual adjusted non-GAAP EPS over the performance period was $26.93, representing a growth rate of 31.6 percent and a final payout percentage of 200 percent.

2023-2025 Performance Award Payout
Final Result: EPS Growth: 31.6% Total Adj. EPS: $26.93
Target

0%	50%	51% - 99%	100% - 199%	200%

EPS Growth	Payout threshold	-6.0%	2.0%	14.0%
Cumulative 2-Year EPS	$8.84	$16.12	$18.21	$21.51+
For certain named executive officers, shares earned with respect to the two-year performance period are subject to an additional 13-month service-vesting period, as shown in the table below, as restricted stock units.

Name	Target Shares	Shares Earned	RSUs
Mr. Ricks	15,966.00	N/A	31,932.00
Mr. Montarce[1]	1,191.00	2,382.00	N/A
Dr. Skovronsky	6,342.00	N/A	12,684.00
Ms. Hakim	3,350.00	N/A	6,700.00
Mr. Van Naarden	2,054.00	N/A	4,108.00
Mr. Brooks[2]	893.00	1,786.00	N/A
Ms. Ashkenazi[3]	3,126.00	—	—
1    Mr. Montarce was not an executive officer on the grant date; therefore, the 13-month service vesting requirement did not apply. All shares were settled after Committee certification.
2    Mr. Brooks was not an executive officer on the grant date; therefore, the 13-month service vesting requirement did not apply. All shares were settled after Committee certification.
3    Ms. Ashkenazi forfeited her performance award upon her exit from the company on July 30, 2024.

2022-2024 Shareholder Value Award
The target stock price range of $314.72 to $348.58 (20.8 percent to 33.8 percent total stock price growth) for the 2022-2024 shareholder value award was set in 2022 based on a beginning stock price of $260.57, which was the average closing price for Lilly stock for all trading days in November and December 2021. The ending stock price of $787.73, which was the average closing price for Lilly stock for all trading days in November and December 2024, represents stock price growth of 202.3 percent over the three-year period resulting in a payout percentage of 175 percent. Shares settled under the shareholder value award remain subject to a one-year post-vesting holding period.
The number of shares paid to each named executive officer for the 2023-2025 shareholder value award were as follows:

Name	Target Shares	Shares Paid Out
Mr. Ricks	32,372.00	56,651.00
Mr. Montarce[1]	705.00	1,233.75
Dr. Skovronsky	10,957.00	19,174.75
Ms. Hakim	5,976.00	10,458.00
Mr. Van Naarden	3,685.00	6,448.75
Mr. Brooks[2]	558.00	976.50
Ms. Ashkenazi[3]	5,976.00	—
1    Mr. Montarce was not an executive officer on the grant date; therefore, the one-year post-vesting holding requirement does not apply.
2    Mr. Brooks was not an executive officer on the grant date; therefore, the one-year post-vesting holding requirement does not apply.
3    Ms. Ashkenazi forfeited her shareholder value award upon her exit from the company on July 30, 2024.
2022-2024 Relative Value Award
The relative value award is based on Lilly’s three-year TSR compared to our peer group. To determine relative performance, we calculate the TSR for each company by comparing the average closing price, adjusted for dividend reinvestment, for all trading days in November and December 2021 to the average closing price, adjusted for dividend reinvestment, for all trading days in November and December 2024. The median TSR for the peer companies is then subtracted from Lilly’s TSR to determine the earned payout.
Lilly’s TSR over the performance period was 211.6 percent. The median TSR for the peer companies was 10.3 percent, resulting in Lilly’s outperformance of 201.3 percentage points (211.6 percent minus 10.3 percent). This level of outperformance yielded a 175 percent payout as depicted in the chart below. Shares settled under the relative value award remain subject to a one-year post-vesting holding period.

The number of shares paid to each named executive officer for the 2022-2024 relative value award were as follows:

Name	Target Shares	Shares Paid Out
Mr. Ricks	24,728.00	43,274.00
Mr. Montarce[1]	652.00	1,141.00
Dr. Skovronsky	8,370.00	14,647.50
Ms. Hakim	4,565.00	7,988.75
Mr. Van Naarden	2,815.00	4,926.25
Mr. Brooks[2]	516.00	903.00
Ms. Ashkenazi[3]	4,565.00	—
1    Mr. Montarce was not an executive officer on the grant date; therefore, the one-year post-vesting holding requirement does not apply.
2    Mr. Brooks was not an executive officer on the grant date; therefore, the one-year post-vesting holding requirement does not apply.
3    Ms. Ashkenazi forfeited her relative value award upon her exit from the company on July 30, 2024.
Other Compensation Practices and Information
Employee Benefits
The company offers employee benefits to:
•Offer financial support in the event of illness or injury
•Provide post-retirement income
•Enhance productivity and job satisfaction through well-being focused programs
These benefits, available to all eligible U.S. employees, include medical and dental coverage, disability insurance, and life insurance. Additionally, the 401(k) Plan and The Lilly Retirement Plan (the “Retirement Plan”) aim to provide U.S. employees a reasonable level of retirement income reflecting employees’ careers with the company.
For employees whose calculated retirement benefit exceeds Internal Revenue Service (IRS) limits for qualified plans, the company offers a nonqualified pension plan (“Nonqualified Pension Plan”) and a nonqualified savings plan (“Nonqualified Savings Plan”). These plans cover the difference between the calculated benefits and the IRS limits, using the same formula for all participants. The cost of employee benefits is partially borne by the employees, including the executive officers.
Perquisites, Including Personal Security
The company provides security for employees as appropriate, based on a risk assessment. The company’s security program aims to help employees safely and securely conduct business. While disclosure regulations require certain security costs to be reported as benefits for named executive officers in the Summary Compensation Table, the company does not consider such security costs to be personal benefits because they arise from the nature of the employee’s role and are required by the company. Services include security at residences and during personal travel, as well as the procurement, installation, and maintenance of security equipment at residences. The Committee strongly encourages our Chair and CEO to use the company’s corporate aircraft for all travel, including personal travel. The Committee believes that these costs are appropriate and necessary considering the current threat landscape. These costs may fluctuate depending on security recommendations, travel schedules, and other circumstances. The Committee periodically reviews the security program.
Other individuals may also use the corporate aircraft for personal purposes up to a maximum incremental cost established by the Committee to increase their time available for company business and protect their health and safety. Additionally, Dr. Skovronsky received reimbursement of certain Hart-Scott-Rodino (HSR) filing fees. The incremental cost of personal use of the corporate aircraft and the reimbursement of HSR filing fees are included as perquisites in the Summary Compensation Table under the heading “All Other Compensation.”
The Lilly Deferred Compensation Plan
Members of senior management may defer receipt of part or all their annual bonus under The Lilly Deferred Compensation Plan (Deferred Compensation Plan), which allows them to save for retirement in a tax-effective way at minimal cost to the company. Under this unfunded plan, amounts deferred by the executive are credited at an interest rate of 120 percent of the applicable federal long-term rate, as described in more detail following the “Nonqualified Deferred Compensation in 2024” table.
Severance and Other Post-Termination Benefits
Except in cases of certain terminations following a change in control of the company, the company is generally not obligated to pay severance to executive officers upon termination of their employment; any such payments are at the discretion of the Committee. However, if the company enforces restrictive covenant agreements with certain executive officers, those officers would be entitled to post-termination payments (absent a change in control), as described and quantified in “Payments upon Termination or Change in Control” for the applicable named executive officers.
The company has adopted change-in-control severance pay plans for nearly all employees, including executive officers. These plans aim to preserve employee morale and productivity and encourage retention amidst the potentially disruptive impact of an actual or rumored change in control. Furthermore, these plans are designed to align executive and shareholder interests by allowing executives to evaluate corporate transactions that may benefit shareholders and other company stakeholders without undue concern over their own employment security.
Highlights of Our Change-in-Control Severance Plans
•all regular employees are covered
•double trigger required
•no tax gross-ups
•up to two-year pay protection
•18-month benefit continuation
Although benefit levels may differ depending on the employee’s job level and seniority, the basic elements of the plans are comparable for all eligible employees:
•Double trigger: Unlike “single trigger” plans that pay out immediately upon a change in control, our plans require a “double trigger”—a change in control followed by a covered loss of employment within two years. This approach aligns with the plans’ intent to provide employees with financial protection upon loss of employment. For unvested equity, performance up to the date of the change in control is used to determine the number of shares earned under an award. However, vesting does not accelerate immediately upon a change in control. Instead, the performance-adjusted awards will convert to time-based restricted stock units that continue to vest following the transaction. Shares will pay out upon the earlier of the completion of the original award period; a covered termination; or if the successor entity does not assume, substitute, or otherwise replace the awards.

•Covered terminations: Eligible employees may receive payments under the following conditions: if their employment is terminated within two years of the change in control, either (i) without cause by the company or (ii) for good reason by the employee, each as defined in the plans. For further details, including the definition of a change in control, please refer to the section “Compensation—Executive Compensation—Payments upon Termination or Change in Control”.
•Employees who experience a covered termination: Employees will be provided up to two years of pay and 18 months of benefits continuation. These measures are designed to offer a safeguard for their income and essential benefits during a transitional period. Specifically:
◦Severance: Eligible employees who are terminated will receive a severance payment that ranges from six months to two years of their base salary. Eligible executives will receive a severance payment equal to two times their base salary and target bonus.
◦Benefits: Certain benefits, including health, dental, life insurance, and long-term disability coverage, will be maintained for 18 months post-termination, provided the individual does not become eligible for similar benefits with a new employer. Additionally, all employees will receive an extra two years of both age and years-of-service credit, which count towards eligibility for retiree medical and dental benefits.
•Accelerated vesting of equity awards: Any unvested equity awards would vest at the time of a covered termination (i.e., a “double trigger” occurs).
•Excise tax: In certain circumstances, an employee’s payments or other benefits resulting from a change in control may exceed limits established under Section 280G of the Internal Revenue Code. Should this occur, the employee would incur an excise tax in addition to the standard federal income tax. The company does not compensate employees for these additional taxes. However, if reducing the benefits related to the change in control to the 280G limit results in a higher after-tax benefit to the employee than retaining the full, unreduced benefit, the amount will be reduced accordingly.
Share Ownership and Retention Guidelines
Lilly’s share ownership and retention guidelines are designed to align interests of senior management with those of shareholders. Under the company’s formal share ownership policy, the CEO is required to hold Lilly shares equivalent to 12 times his annual base salary, while other senior executives must hold shares equivalent to six times their annual base salary. Under the company’s policy, shares held outright from equity payouts, shares held in the Lilly 401(k) Plan and shares held in family trusts count toward the holding requirement. Potential shares from unvested equity awards do not count toward the ownership goal.
Until the required share ownership is achieved, executive officers must retain 50 percent of all shares, net of tax, from equity payouts. Additionally, after meeting the share ownership requirements, executive officers are required to hold all shares received from equity program payouts, net of taxes, for at least one year. For performance awards granted to executive officers, this holding requirement is met by the 13-month service-vesting period following the performance period.
All named executive officers are compliant with the share ownership guidelines. The following graphic depicts guidelines and holdings as of December 31, 2024 for Mr. Ricks, Mr. Montarce, Dr. Skovronsky, Ms. Hakim, and Mr. Van Naarden.

Share Ownership and Retention
12x Base Salary Ownership Requirement

Mr. Ricks			275x

6x Base Salary Ownership Requirement

Mr. Montarce	16x

Dr. Skovronsky		100x

Ms. Hakim	12x

Mr. Van Naarden	18x

Prohibition on Hedging and Pledging Shares
Non-employee directors and employees, including executive officers, are prohibited from hedging their economic exposure to company stock through short sales or derivative transactions. Additionally, they are not allowed to pledge any company stock, meaning they cannot use it as collateral for a loan or trade shares on margin.
Executive Compensation Recovery Policy
Lilly has implemented a comprehensive executive compensation recovery policy (Executive Compensation Recovery Policy) that complies with SEC rules and applicable NYSE listing standards. Under this policy, if Lilly is required to prepare an accounting restatement, the company is required to recoup incentive compensation overpayments to executive officers during the three fiscal years immediately preceding the restatement date, including any transition periods within or immediately following those years, in accordance with the policy’s terms.
Additionally, the policy allows for the recoupment of incentive compensation (cash or equity) and/or non-qualified benefits previously granted or paid to executives (including certain non-executive officers) in the event of: (a) payments based on materially inaccurate assessments of performance, (b) financial restatements due to misconduct, or (c) other misconduct resulting in material violations of law or company policy that causes significant harm to the company. Subsequent changes in status, including retirement or termination of employment, do not affect the company’s rights to recover compensation under the Executive Compensation Recovery Policy. Furthermore, all outstanding equity grants and cash awards and/or non-qualified benefits are subject to forfeiture or reduction in the event an executive is subject to disciplinary action by Lilly for misconduct.
The Executive Compensation Recovery Policy is administered by the Committee. The company will disclose actions taken under the Executive Compensation Recovery Policy in its proxy materials when required by, and in compliance with, SEC rules and regulations and other applicable laws. Additionally, when legally permissible to do so, the company will disclose a decision to act under this policy when the facts and circumstances of the matter that triggered application of the policy have been publicly disclosed in the company’s filings with the SEC and where disclosure can be made without prejudicing the company and its shareholders. This Executive Compensation Recovery Policy summary does not purport to be complete and is qualified in its entirety by reference to such policy, which has been filed as Exhibit 97 of Lilly’s Form 10-K for the fiscal year ended December 31, 2024.

Executive Compensation
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) [1]	Non-Equity Incentive Plan Compensation ($) [2]	Change in Pension Value ($) [3]	All Other Compensation ($) [4]	Total Compensation ($)
David A. Ricks	2024	$1,690,385	—		$19,749,324	$5,705,049	$1,746,483	$351,685	$29,242,926
Chair, President, and Chief Executive Officer	2023	$1,621,154	—		$18,840,250	$4,401,433	$1,439,822	$263,073	$26,565,732
	2022	$1,500,000	—		$16,981,250	$2,700,000	—	$216,885	$21,398,135
Lucas Montarce Executive Vice President and Chief Financial Officer	2024	$664,639	—		$1,067,135	$1,114,558	$62,309	$39,878	$2,948,519
Daniel M. Skovronsky, M.D., Ph.D.	2024	$1,430,769	—		$7,499,895	$3,219,230	$281,870	$206,980	$12,638,744
Executive Vice President, Chief Scientific Officer and President, Lilly Research Laboratories and Lilly Immunology	2023	$1,330,769	—		$7,483,400	$2,408,692	$551,222	$79,846	$11,853,929
	2022	$1,201,923	—		$5,747,500	$1,442,308	—	$72,115	$8,463,846
Anat Hakim	2024	$1,000,000	—		$3,950,071	$2,250,000	$211,521	$66,834	$7,478,426
Executive Vice President, General Counsel and Secretary	2023	$980,769	—		$3,952,500	$1,775,192	$239,430	$58,846	$7,006,737
	2022	$875,962	—		$3,135,000	$1,051,154	$146,792	$52,558	$5,261,466
Jake Van Naarden	2024	$890,385	—		$2,700,248	$2,003,366	$66,887	$113,062	$5,773,948
Executive Vice President and President, Loxo@Lilly	2023	$830,769	—		$2,424,200	$1,503,692	$78,013	$49,846	$4,886,520
	2022	$735,577	—		$1,933,250	$882,692	$26,178	$44,135	$3,621,832
Gordon Brooks Interim CFO and Group Vice President - Controller and Corporate Strategy	2024	$558,291	$50,000	[5]	$1,300,190	$667,660	$130,820	$33,497	$2,740,458
Anat Ashkenazi[6]	2024	$634,039	—		$3,750,501	—	$538,877	$38,042	$4,961,459
Executive Vice President and Chief Financial Officer	2023	$1,030,769	—		$3,689,000	$1,865,692	$951,950	$61,846	$7,599,257
	2022	$940,385	—		$3,135,000	$1,128,462	—	$56,423	$5,260,270
1    This column includes the grant date fair value of all equity awards granted to named executive officers computed in accordance with FASB ASC Topic 718. See Note 12 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for additional detail regarding assumptions underlying the valuation of equity awards. All values in the “Stock Awards” column were based upon the probable outcome of performance conditions as of the grant date, which vary year to year.
The table below shows the target and maximum payouts (valuing the number of shares that would vest at each payout level using the grant date fair value) for the 2024-2026 shareholder value award and the 2024-2026 relative value award, each of which are included in the Summary Compensation Table above. All awards below will pay out in February 2027 and have a minimum payout of $0.

	2024-2026 SVA		2024-2026 RVA
Name	Target	Maximum	Target	Maximum
Mr. Ricks	$9,875,000	$19,750,000	$9,875,000	$19,750,000
Mr. Montarce	$266,667	$533,334	$266,667	$533,334
Dr. Skovronsky	$3,750,000	$7,500,000	$3,750,000	$7,500,000
Ms. Hakim	$1,975,000	$3,950,000	$1,975,000	$3,950,000
Mr. Van Naarden	$1,350,000	$2,700,000	$1,350,000	$2,700,000
Mr. Brooks	$200,000	$400,000	$200,000	$400,000
Ms. Ashkenazi	—	—	—	—
2    The amounts in this column reflect payments under the Bonus Plan for performance in the years represented.
3    The amounts in this column reflect the change in pension value, calculated by an actuary. The changes in pension values in 2024 were driven by changes in actuarial assumptions offset by pay changes and an additional year of credited service. The design of the pension benefit plan did not change. See the “Pension Benefits in 2024” table for information about the standard actuarial assumptions used. No named executive officer received preferential or above-market earnings on deferred compensation.
4    The amounts in this column include 401(k) and Nonqualified Savings Plan company matching contributions as follows: Mr. Ricks: $101,423; Mr. Montarce: $39,878; Dr. Skovronsky: $85,846; Ms. Hakim: $60,000; Mr. Van Naarden: $53,423; Mr. Brooks: $33,497; and Ms. Ashkenazi: $38,042. The amounts in this column also include $73,630 in costs related to security services for Mr. Ricks. For additional details, refer to the “Perquisites, Including Personal Security” section.
Additionally, Lilly’s global executive leadership meeting took place in Paris in conjunction with the 2024 Olympic and Paralympic Games. In addition to business strategy sessions and leadership development events with Lilly employees, executives represented Lilly, an official Team USA partner, at various events surrounding the Olympic Games. As such, this column also includes (i) costs related to ancillary non-business travel or events associated with attendance at the Paris events for: Ms. Hakim, Mr. Ricks: $35,374, Dr. Skovronsky: $35,542, and Mr. Van Naarden: $32,682, and (ii) tax reimbursements for imputed income related to this trip for: Ms. Hakim, Mr. Ricks: $27,099, Dr. Skovronsky: $28,089, and Mr. Van Naarden: $26,957. The aggregate incremental costs for travel to the Paris events are calculated based on the methodology for use of the corporate aircraft described below.
Furthermore, the value in this column for Mr. Ricks also includes $114,159 of aggregate incremental cost for his personal use of the corporate aircraft. The value for Dr. Skovronsky also reflects aggregate incremental cost of $27,503 for personal use of the corporate aircraft. The aggregate incremental costs for personal use of our aircraft are calculated based on our variable operating costs, which include crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip-related maintenance, and other smaller variable costs. Because most of the use of the corporate aircraft is for business purposes, fixed costs such as aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries are not included.
Finally, the value of company stock owned by Dr. Skovronsky exceeded the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (“HSR”) size-of-transaction threshold limits set forth in the HSR regulations. Accordingly, Dr. Skovronsky was required to make a filing under HSR in 2024. Due to his position at the company, he is not able to rely on the passive investor exemption contained in the HSR regulations. Without this filing, Dr. Skovronsky would not be able to participate in our long-term incentive program, and therefore the Committee determined that it was appropriate for the company to reimburse Dr. Skovronsky for such expenses. The HSR filing fee for Dr. Skovronsky in 2024 was $30,000.
5    Mr. Brooks received a cash retention award of $50,000 on September 23, 2024, which is repayable ratably over a two year retention period.
6    Ms. Ashkenazi’s awards, including both the annual bonus and equity awards, were forfeited when she exited the company on July 30, 2024.
Grants of Plan-Based Awards During 2024
The compensation framework detailed in the CD&A above encompasses the Bonus Plan, a non-equity incentive plan, and the Amended and Restated 2002 Lilly Stock Plan, under which Lilly provides all equity grants.
To qualify for a shareholder value award or a relative value award payout, the recipient must either remain employed with the company through the end of the applicable performance period, retire after December 31 of the year of grant, or be terminated due to factors beyond his or her control, such as death, a plant closing, or workforce reduction. Additionally, annual awards to executive officers are typically bound by non-compete and non-solicitation covenants effective for one year following employment termination. Per the terms of the applicable award agreement, any breach of these covenants results in the immediate revocation of the award and forfeiture of any associated rights.
No dividends accrue on shareholder value awards or relative value awards throughout the performance period.

Award		Grant Date[1]	Compensation Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [2]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock or Option Awards: Number of Shares of Stock, Options, or Units	Grant Date Fair Value of Stock and Option Awards [3]
				Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)
Mr. Ricks				$633,894	$2,535,578	$6,338,944
2024-2026 SVA	[4]	2/12/2024	2/12/2024				4,790	9,579	19,158		$9,874,704
2024-2026 RVA	[5]	2/12/2024	2/12/2024				4,463	8,925	17,850		$9,874,620

Mr. Montarce				$123,840	$495,359	$1,238,398
2024-2026 SVA	[4]	2/12/2024	2/12/2024				130	259	518		$266,995
2024-2026 RVA	[5]	2/12/2024	2/12/2024				121	241	482		$266,642
2024 RSU 3YR	[6]	2/12/2024	8/7/2023							371	$266,664
2024 RSU 2YR	[6]	2/12/2024	8/7/2023							368	$266,833

Dr. Skovronsky				$357,692	$1,430,769	$3,576,923
2024-2026 SVA	[4]	2/12/2024	2/12/2024				1,819	3,638	7,276		$3,750,305
2024-2026 RVA	[5]	2/12/2024	2/12/2024				1,695	3,389	6,778		$3,749,590

Ms. Hakim				$250,000	$1,000,000	$2,500,000
2024-2026 SVA	[4]	2/12/2024	2/12/2024				958	1,916	3,832		$1,975,147
2024-2026 RVA	[5]	2/12/2024	2/12/2024				893	1,785	3,570		$1,974,924

Mr. Van Naarden				$222,596	$890,385	$2,225,963
2024-2026 SVA	[4]	2/12/2024	2/12/2024				655	1,310	2,620		$1,350,440
2024-2026 RVA	[5]	2/12/2024	2/12/2024				610	1,220	2,440		$1,349,808

Mr. Brooks				$74,184	$296,738	$741,844
2024-2026 SVA	[4]	2/12/2024	2/12/2024				97	194	388		$199,989
2024-2026 RVA	[5]	2/12/2024	2/12/2024				91	181	362		$200,258
2024 RSU 3YR	[6]	2/12/2024	8/7/2023							278	$199,818
2024 RSU 2YR	[6]	2/12/2024	8/7/2023							276	$200,125
2024 RSU 3YR, Special	[7]	10/1/2024	9/11/2024							565.304	$500,000

Ms. Ashkenazi				—	—	—
2024-2026 SVA	[4]	2/12/2024	2/12/2024				—	—	—		$1,875,153
2024-2026 RVA	[5]	2/12/2024	2/12/2024				—	—	—		$1,875,348

1    To assure grant timing is not manipulated for employee gain, the annual grant date is established in advance by the Committee.
2    These columns show the threshold, target and maximum payouts for performance under the Bonus Plan. The Bonus Plan payouts range from 0 to 250 percent of target. The Bonus Plan payout for 2024 performance was 225 percent of target. Actual payouts are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
3    The amounts in this column reflect the grant date fair value of the shareholder value awards and relative value awards computed in accordance with the requirements of ASC Topic 718 and were based upon the probable outcome of performance conditions.
4    This row shows the range of payouts for the 2024-2026 shareholder value awards. This shareholder value award will pay out in February 2027, with payouts ranging from 0 to 200 percent of target based on share price performance.
5    This row shows the range of payouts for the 2024-2026 relative value awards. This relative value award will pay out in February 2027, with payouts ranging from 0 to 200 percent of target based on relative TSR performance.
6    These grants were made within the normal annual cycle. Mr. Montarce and Mr. Brooks received restricted stock units as they were not executive officers on the grant date. The 2-year grants will vest on 2/16/2026, and the 3-year grants will vest on 2/16/2027.
7    This grant was made outside of the normal annual cycle and will vest on October 1, 2027. The grant was approved by the Executive Vice President, Chief People Officer.

Outstanding Equity Awards on December 31, 2024
The 2024 closing stock price used to calculate the values in the table below was $772.00.

			Stock Awards
Name	Award		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Ricks	2024-2026 SVA					19,158	[1]	$14,789,976
	2023-2025 SVA					39,024	[2]	$30,126,528
	2024-2026 RVA					17,850	[3]	$13,780,200
	2023-2025 RVA					31,442	[4]	$24,273,224
	2023-2025 PA		27,941	[5]	$21,570,452
	2022-2024 PA		26,561	[6]	$20,505,092
Mr. Montarce	2024-2026 SVA					518	[1]	$399,896
	2023-2025 SVA					1,118	[2]	$863,096
	2024-2026 RVA					482	[3]	$372,104
	2023-2025 RVA					1,006	[4]	$776,632
	RSU		2,349	[7]	$1,813,428
Dr. Skovronsky	2024-2026 SVA					7,276	[1]	$5,617,072
	2023-2025 SVA					15,500	[2]	$11,966,000
	2024-2026 RVA					6,778	[3]	$5,232,616
	2023-2025 RVA					12,490	[4]	$9,642,280
	2023-2025 PA		12,684	[5]	$9,792,048
	2022-2024 PA		8,989	[6]	$6,939,508
Ms. Hakim	2024-2026 SVA					3,832	[1]	$2,958,304
	2023-2025 SVA					8,186	[2]	$6,319,592
	2024-2026 RVA					3,570	[3]	$2,756,040
	2023-2025 RVA					6,596	[4]	$5,092,112
	2023-2025 PA		6,700	[5]	$5,172,400
	2022-2024 PA		4,904	[6]	$3,785,888
Mr. Van Naarden	2024-2026 SVA					2,620	[1]	$2,022,640
	2023-2025 SVA					5,022	[2]	$3,876,984
	2024-2026 RVA					2,440	[3]	$1,883,680
	2023-2025 RVA					4,046	[4]	$3,123,512
	2023-2025 PA		4,108	[5]	$3,171,376
	2022-2024 PA		3,023	[6]	$2,333,756
Mr. Brooks	2024-2026 SVA					388	[1]	$299,536
	2023-2025 SVA					838	[2]	$646,936
	2024-2026 RVA					362	[3]	$279,464
	2023-2025 RVA					754	[4]	$582,088
	RSU		5,719	[8]	$4,415,068
Ms. Ashkenazi	None	[9]
1    Shareholder value awards granted for the 2024-2026 performance period will vest on December 31, 2026. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2026 exceeds $945.39. Actual payouts may vary from 0 to 200 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2024, the payout would have been at 129 percent of target.
2    Shareholder value awards granted for the 2023-2025 performance period will vest on December 31, 2025. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2025 exceeds $584.73. Actual payouts may vary from 0 to 200 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2024, the payout would have been 175 percent of target.
3    Relative value awards granted for the 2024-2026 performance period will vest on December 31, 2026. The number of shares reported reflects the maximum payout, which will be paid if Lilly’s absolute TSR exceeds the median peer absolute TSR by 30 percentage points or more at the end of the performance period. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2024, the payout would have been 200 percent of target.
4    Relative value awards granted for the 2023-2025 performance period will vest on December 31, 2025. The number of shares reported reflects the maximum payout, which will be paid if Lilly’s absolute TSR exceeds the median peer absolute TSR by 30 percentage points or more at the end of the performance period. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2024, the payout would have been 175 percent of target.
5    The performance period ended December 31, 2024, for the 2023-2025 performance award, resulting in the issuance of restricted stock units that will vest on February 1, 2026.
6    The performance period ended December 31, 2023 for the 2022-2024 performance award, resulting in the issuance of restricted stock units that vested on February 1, 2025.
7    These grants were made outside of the normal annual cycle. 1,610 units were granted in November 2020 and will vest in November 2026; 368 units were granted in February 2024 and will vest in February 2026; and 371 units were granted in February 2024 and will vest in February 2027.
8    These grants were made outside of the normal annual cycle. 4,600 units were granted in November 2020 and will vest in November 2026; 276 units were granted in February 2024 and will vest in February 2026; 278 units were granted in February 2024 and will vest in February 2027; 565.304 units were granted in October 2024 and will vest in November 2027.
9    Ms. Ashkenazi forfeited all equity awards following her exit from the company on July 30, 2024.
Option Exercises and Stock Vested in 2024

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[1]
Mr. Ricks	29,611	[2]	$19,117,158
	56,651	[3]	$49,222,921
	43,274	[4]	$37,599,913
Mr. Montarce	1,141	[3]	$1,071,981
	1,234	[4]	$991,392
	2,382	[5]	$2,069,672
	1,074	[6]	$879,531
Dr. Skovronsky	9,941	[2]	$6,418,009
	19,175	[3]	$16,660,557
	14,648	[4]	$12,726,920
Ms. Hakim	4,442	[2]	$3,859,565
	10,458	[3]	$9,086,747
	7,989	[4]	$6,941,265
Mr. Van Naarden	4,926	[3]	$4,280,320
	6,449	[4]	$5,603,190
	3,618	[7]	$2,962,889
Mr. Brooks	977	[3]	$848,461
	903	[4]	$784,599
	1,786	[5]	$1,551,820
	3,067	[6]	$2,511,658
Ms. Ashkenazi	—	[8]	—
1    Amounts reflect the market value of Lilly stock on the day value was realized.
2    Restricted stock units resulting from the 2021-2023 performance award that vested in February 2024.
3    Payout of the 2022-2024 shareholder value award at 175 percent of target.
4    Payout of the 2022-2024 relative value award at 175 percent of target.
5    Payout of the 2023-2024 performance award at 200 percent of target.
6    Restricted stock units granted off-cycle in November 2020 that vested in November 2024.
7    Restricted stock units granted off-cycle in December 2021 that vested in February 2024.
8    Ms. Ashkenazi forfeited all equity awards following her exit from the company on July 30, 2024.
Retirement Benefits
We provide retirement income to eligible U.S. employees, including executive officers, through the following plans:

•The 401(k) Plan, a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their base salary to the plan, and the company provides matching contributions on employees’ contributions up to 6 percent of base salary up to IRS limits. The employee contributions, company contributions, and earnings thereon are paid out in accordance with elections made by the participant and the terms of the plan. See the “All Other Compensation” column in the Summary Compensation Table for information about company contributions under the 401(k) Plan for the named executive officers.
•The Retirement Plan, a tax-qualified defined benefit plan that provides monthly benefits to retirees. See the Pension Benefits in 2024 table below for additional information about the value of these pension benefits.
Sections 401 and 415 of the Internal Revenue Code generally limit the amount of annual pension that can be paid from a tax-qualified plan ($275,000 in 2024 and $285,000 in 2025), as well as the amount of annual earnings that can be used to calculate a pension benefit ($345,000 in 2024 and $350,000 in 2025). However, since 1975, the company has maintained a Nonqualified Pension Plan that pays eligible retirees the difference between the amount payable under the Retirement Plan and the amount they would have received without the Internal Revenue Code limits. The Nonqualified Pension Plan is unfunded and subject to forfeiture in the event of bankruptcy. Likewise, the company maintains a nonqualified savings plan that allows participants to contribute up to 6 percent of base salary exceeding the IRS limit. The company matches these contributions in the same manner as described in the 401(k) Plan. For more information, see footnote 2 to the “Nonqualified Deferred Compensation in 2024” table.
The following table shows benefits that the named executive officers have accrued under the Retirement Plan and the Nonqualified Pension Plan.

Pension Benefits in 2024

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) [1]	Payments During Last Fiscal Year ($)
Mr. Ricks	Retirement Plan (pre-2010)	14	$711,389
	Retirement Plan (post-2009)	15	$450,913
	Nonqualified Plan (pre-2010)	14	$10,659,435
	Nonqualified Plan (post-2009)	15	$6,613,782
	total		$18,435,519	—
Mr. Montarce	Retirement Plan (post-2009)	8	$141,124
	Nonqualified Plan (post-2009)	8	$219,651
	total		$360,775	—
Dr. Skovronsky	Retirement Plan (post-2009)	12	$264,343
	Nonqualified Plan (post-2009)	12	$2,044,188
	total		$2,308,531	—
Ms. Hakim	Retirement Plan (post-2009)	5	$138,638
	Nonqualified Plan (post-2009)	5	$645,906
	total		$784,544	—
Mr. Van Naarden	Retirement Plan (post-2009)	3	$37,721
	Nonqualified Plan (post-2009)	3	$150,266
	total		$187,987	—
Mr. Brooks	Retirement Plan (pre-2010)	14	$781,249
	Retirement Plan (post-2009)	15	$402,826
	Nonqualified Plan (pre-2010)	14	$1,346,064
	Nonqualified Plan (post-2009)	15	$675,754
	total		$3,205,893	—
Ms. Ashkenazi	Retirement Plan (pre-2010)	9	$352,876
	Retirement Plan (post-2009)	15	$322,718
	Nonqualified Plan (pre-2010)	9	$1,614,975
	Nonqualified Plan (post-2009)	15	$1,482,518
	total		$3,773,087	—
1    The following standard actuarial assumptions were used to calculate the present value of each individual’s accumulated pension benefit:

Discount rate:	5.80 percent for the qualified plan and 5.71 percent for nonqualified plan
Mortality (post-retirement decrement only):	Private 2012 white collar table with generational projection using Scale MP-2021
Pre-2010 joint and survivor benefit (% of pension):	50 percent until age 62; 25 percent thereafter
Post-2009 benefit payment form:	Life annuity
The Retirement Plan benefits shown in the table are net present values. The benefits are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree and, if elected, any qualifying survivor. The annual benefit under the Retirement Plan is calculated using years of service and the average of the annual earnings (salary plus bonus) for the highest five out of the last 10 calendar years of service (final average earnings).
Post-2009 Plan Information: Following amendment of our Retirement Plan formulas, employees first hired on or after February 1, 2008 have accrued retirement benefits only under the new plan formula. Employees hired before that date have accrued benefits under both the old and new plan formulas. All eligible employees, including those hired on or after February 1, 2008, can currently retire at age 65 with at least five years of service and receive an unreduced benefit. The annual benefit under the new plan formula is equal to 1.2 percent of final average earnings multiplied by years of service. Early retirement benefits under this plan formula are reduced 6 percent for each year under age 65. Transition benefits were afforded to employees with 50 points (age plus service) or more as of December 31, 2009. These benefits were intended to ease the transition to the new retirement formula for those employees who were closer to retirement or had been with the company longer at the time the plan was changed. For the transition group, early retirement benefits are reduced 3 percent for each year from age 65 to age 60 and 6 percent for each year under age 60. Mr. Ricks, Ms. Ashkenazi, and Mr. Brooks are in this transition group.
Pre-2010 Plan Information: Employees hired prior to February 1, 2008 accrued benefits under both plan formulas. For these employees, benefits that accrued before January 1, 2010 were calculated under the old plan formula. The amount of the benefit is calculated using actual years of service through December 31, 2009, while total years of service are used to determine eligibility and early retirement reductions. The benefit amount is increased (but not decreased) proportionately based on final average earnings at termination compared to final average earnings on December 31, 2009. Full retirement benefits are earned by employees with 90 or more points (the sum of his or her age plus years of service). Employees electing early retirement receive reduced benefits as described below:
•The benefit for employees with between 80 and 90 points is reduced by 3 percent for each year before the earlier of 90 points or age 62.
•The benefit for employees who have fewer than 80 points, but who reached age 55 and have at least 10 years of service, is reduced as described above and is further reduced by 6 percent for each year before the earlier of 80 points or age 65.
Nonqualified Deferred Compensation in 2024

Name	Plan	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)[3]
Mr. Ricks	Nonqualified Savings Plan	$80,723	$80,723	$2,134,217	—	$8,912,806
	Deferred Compensation Plan	—	—	—	—	—
	total	$80,723	$80,723	$2,134,217	—	$8,912,806
Mr. Montarce	Nonqualified Savings Plan	$19,178	$19,178	$6,851	—	$137,100
	Deferred Compensation Plan	—	—	—	—	—
	total	$19,178	$19,178	$6,851	—	$137,100
Dr. Skovronsky	Nonqualified Savings Plan	$65,146	$65,146	$293,780	—	$1,625,773
	Deferred Compensation Plan	—	—	—	—	—
	total	$65,146	$65,146	$293,780	—	$1,625,773
Ms. Hakim	Nonqualified Savings Plan	$39,300	$39,300	$75,903	—	$458,357
	Deferred Compensation Plan	—	—	—	—	—
	total	$39,300	$39,300	$75,903	—	$458,357
Mr. Van Naarden	Nonqualified Savings Plan	$32,723	$32,723	$26,280	—	$244,777
	Deferred Compensation Plan	—	—	—	—	—
	total	$32,723	$32,723	$26,280	—	$244,777
Mr. Brooks	Nonqualified Savings Plan	$12,797	$12,797	$188,552	—	$890,082
	Deferred Compensation Plan	—	—	—	—	—
	total	$12,797	$12,797	$188,552	—	$890,082
Ms. Ashkenazi	Nonqualified Savings Plan	$17,342	$17,342	$48,069	—	$488,714
	Deferred Compensation Plan	—	—	$54,886	—	$986,744
	total	$17,342	$17,342	$102,956	—	$1,475,458
1    The amounts in this column are also included in the Summary Compensation Table (SCT) in the “Salary” column (with respect to the Nonqualified Savings Plan) or the “Non-Equity Incentive Plan Compensation” column (with respect to the Deferred Compensation Plan).

2    The amounts in this column are also included in the SCT in the “All Other Compensation” column as a portion of the Nonqualified Savings Plan company match.
3    Of the totals in this column, the following amounts have previously been reported in the SCT for 2024 and previous years:

Name	2024 ($)	Previous Years ($)	Total ($)
Mr. Ricks	$161,446	$990,954	$1,152,400
Mr. Montarce	$38,357	—	$38,357
Dr. Skovronsky	$130,293	$537,701	$667,994
Ms. Hakim	$78,600	$146,609	$225,209
Mr. Van Naarden	$65,446	$136,685	$202,131
Mr. Brooks	$25,595	—	$25,595
Ms. Ashkenazi	$34,685	$1,099,047	$1,133,732
The table above reports information about two company programs: the Nonqualified Savings Plan and the Deferred Compensation Plan. The Nonqualified Savings Plan is designed to allow each employee to contribute up to 6 percent of his or her base salary and receive a company match, beyond the contribution limits prescribed by the IRS with regards to 401(k) plans. This plan is administered in the same manner as the 401(k) Plan, with the same participation and investment elections. Executive officers and other U.S. executives may also defer receipt of all or part of their cash compensation under the Deferred Compensation Plan. Amounts deferred by executives under this plan are credited with interest at 120 percent of the applicable federal long-term rate as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code with monthly compounding, which was 5.89 percent for 2024 and is 5.32 percent for 2025. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following termination of employment but may not make withdrawals while employed by the company, except in the event of hardship as approved by the Committee. All deferral elections and associated distribution schedules are irrevocable. Both plans are unfunded and subject to forfeiture in the event of company bankruptcy.
Payments upon Termination or Change in Control (as of December 31, 2024)
The following table and accompanying narrative describe the potential payments and benefits under the company’s compensation and benefit plans and arrangements to which the named executive officers would be eligible upon covered termination of employment. Except for certain terminations following a change in control of the company, as described below, there are no agreements, arrangements, or plans that entitle named executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating executive officer (other than following a change in control pursuant to our change-in-control severance plan) would be at the discretion of the Committee. Ms. Ashkenazi, who exited from the company on July 30, 2024, has been excluded from this table.

Name		Cash Severance Payment [1]	Continuation of Medical / Welfare Benefits (present value) [2]	Acceleration and Continuation of Equity Awards as of 12/31/2024	Total Termination Benefits
Mr. Ricks
•	Retirement or Involuntary termination	—	—	$45,156,596	$45,156,596
•	Involuntary or good-reason termination after change in control	$8,500,000	$53,947	$122,876,083	$131,430,030
Mr. Montarce
•	Retirement or Involuntary termination	—	—	$3,652,332	$3,652,332
•	Involuntary or good-reason termination after change in control	$4,000,000	$65,124	$5,922,097	$9,987,221
Dr. Skovronsky
•	Retirement or Involuntary termination	—	—	$16,731,556	$16,731,556
•	Involuntary or good-reason termination after change in control	$5,800,000	$54,113	$47,195,463	$53,049,576
Ms. Hakim
•	Retirement or Involuntary termination	—	—	$8,958,288	$8,958,288
•	Involuntary or good-reason termination after change in control	$4,000,000	$65,543	$25,034,138	$29,099,681
Mr. Van Naarden
•	Retirement or Involuntary termination	—	—	$5,505,132	$5,505,132
•	Involuntary or good-reason termination after change in control	$3,600,000	$65,124	$15,693,911	$19,359,035

Name		Cash Severance Payment [1]	Continuation of Medical / Welfare Benefits (present value) [2]	Acceleration and Continuation of Equity Awards as of 12/31/2024	Total Termination Benefits
Mr. Brooks
•	Retirement or Involuntary termination	—	—	$5,794,095	$5,794,095
•	Involuntary or good-reason termination after change in control	$1,746,599	$54,113	$7,495,783	$9,296,495
1     See “Change-in-Control Severance Pay Plan—Cash Severance Payment” below. The table above assumes that the company does not elect to enforce Non-Compete Payment Agreements with Dr. Skovronsky and Mr. Van Naarden, under which they may receive up to $5 million and $3 million (less applicable reductions by the Company and deductions required by law for the payment of wages), respectively, in exchange for their restrictive covenant obligations.
2     See “Accrued Pay and Regular Retirement Benefits” and “Change-in-Control Severance Pay Plan—Continuation of Medical and Welfare Benefits” below.
Accrued Pay and Regular Retirement Benefits: The amounts shown in the table above do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:
•accrued salary and vacation pay;
•regular pension benefits under the Retirement Plan and the Nonqualified Pension Plan. See “Retirement Benefits” above;
•welfare benefits provided to eligible U.S. retirees, including retiree medical and dental insurance. The amounts shown in the table above as “Continuation of Medical/Welfare Benefits” are explained below; and
•distributions of plan balances under the 401(k) Plan, the Nonqualified Savings Plan, and the Deferred Compensation Plan. See the narrative following the Nonqualified Deferred Compensation in 2024 table for information about these plans.
Death and Disability: A termination of employment due to death or disability does not entitle named executive officers to any payments or benefits that are not available to U.S. employees generally.
Termination for Cause: Executives terminated for cause receive no severance or enhanced benefits and forfeit any unvested equity grants.
Equity Acceleration: Pursuant to the award agreements granted under the Amended and Restated 2022 Lilly Stock Plan, in the event an applicable transaction occurs prior to the end of the applicable performance period, the unvested equity awards would convert into restricted stock units of the new company, with the number of shares earned under the awards based on the accrued performance at the time of the transaction. The restricted stock units will continue to vest and pay out upon the earlier of the completion of the original award period; upon a covered termination; or if the successor entity does not assume, substitute, or otherwise replace the award.
Change-in-Control Severance Pay Plan: As described in the CD&A under “Other Compensation Practices and Information—Severance Benefits,” the company maintains a change-in-control severance pay plan for nearly all employees, including the named executive officers. The change-in-control plan for executive officers defines a change in control specifically, but generally the terms include the occurrence of one of the following: (i) acquisition by any person of 20 percent or more of the company’s stock; (ii) replacement by the shareholders of one-half or more of the board of directors; (iii) consummation of a merger, share exchange, or consolidation of the company (other than a transaction that results in the Lilly shareholders prior to the transaction continuing to hold more than 60 percent of the voting stock of the combined entity); or (iv) complete liquidation of the company or sale or disposition of all or substantially all of its assets (other than a sale or disposition to any subsidiary of the company). The amounts shown in the table above for “involuntary or good-reason termination after change in control” are based on the following assumptions and plan provisions and are conditioned upon the executive’s execution and non-revocation of a general release of claims:
•Covered terminations. The table assumes a termination of employment that is eligible for severance under the terms of the plan, based on the named executive officer’s compensation, benefits, age, and service credit on December 31, 2024. Eligible terminations include an involuntary termination for reasons other than “cause” or a voluntary termination by the executive for “good reason,” each as defined in the plan, within two years following the change in control.
–A termination of an executive officer by the company is for “cause,” in general, if it is for any of the following reasons: (i) the employee’s willful refusal to perform, without legal cause, his or her material duties, resulting in demonstrable economic harm to the company or participating employers; (ii) any act of fraud, dishonesty, or gross misconduct resulting in significant economic harm or other significant harm to the company or participating employers or to the business reputation of the company or participating employers; or (iii) conviction by a court of competent jurisdiction of any crime (or the entering of a plea of guilty or nolo contendere to a charge of any crime) constituting a felony.
–A termination by the executive officer is for “good reason,” in general, if it results from: (i) a material diminution in the nature or status of the executive’s position, title, reporting relationship, duties, responsibilities, or authority, or the assignment to him or her of additional responsibilities that materially increase his or her workload; (ii) any reduction in the executive’s then-current base salary; (iii) a material reduction in the executive’s opportunities to earn incentive bonuses below those in effect for the year prior to the change in control; (iv) a material reduction in the executive’s employee benefits from the benefit levels in effect immediately prior to the change in control; (v) the failure to grant to the executive stock options, stock units, performance shares, or similar incentive rights during each 12-month period following the change in control on the basis of a number of shares or units and all other material terms at least as favorable to the executive as those rights granted to him or her on an annualized average basis for the three-year period immediately prior to the change in control; (vi) relocation of the executive by more than 50 miles from his or her regularly assigned workplace in effect immediately prior to the change in control; or (vii) any failure by a successor entity to the company in connection with a change in control to assume the obligations of the company under the plan, or any attempted amendment, termination or repudiation of the plan by such successor entity.
•Cash severance payment. The cash severance payment amounts, in general, equal two times the sum of the executive officer's annual base salary and target bonus, to be paid in a lump sum.
•Continuation of medical and welfare benefits. This amount represents the present value of the change-in-control plan’s provision, following a covered termination, of 18 months of continued coverage equivalent to the company’s current active employee medical, dental, group life, company-provided death benefit, and long-term disability insurance. Similar actuarial assumptions to those used to calculate incremental pension benefits apply to the calculation for continuation of medical and welfare benefits, with the addition of actual COBRA rates based on current benefit elections. In addition, the executive will receive two years of additional age and service credit for eligibility purposes under the retiree medical plan.
•Excise taxes. Upon a change in control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The company does not reimburse the affected employees for those excise taxes or any income taxes payable by the employee. To reduce the employee’s exposure to potential excise taxes, the employee’s change in control benefit would be decreased to maximize the after-tax benefit to the individual.
•Payments upon Change in Control Alone. The change-in-control plan is a “double trigger” plan, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control, or in the case of equity awards, if the successor entity does not assume, substitute, or otherwise replace the awards.
CEO Pay Ratio
Lilly’s compensation and benefits philosophy is designed to recognize and reward all employees who contribute to the company’s success. We are committed to ensuring that every Lilly employee’s pay reflects his or her job impact and responsibilities and remains competitive within our industry. Our dedication to pay equity is essential for fostering a diverse workforce and providing opportunities for growth, development and contribution for all employees.
The table below discloses the 2024 annual total compensation for our CEO and median paid employee:

CEO Pay Ratio:
CEO Annual Total Compensation*	$29,242,926
Median Employee Annual Total Compensation	$120,574
CEO to Median Employee Pay Ratio	243:1
*This annual total compensation is the SCT amount.
Methodology:
•Measurement Date: The median employee was identified from our employee population as of October 31, 2024. Lilly employed approximately 47,000 individuals globally, with approximately 21,500 in the United States and approximately 25,500 internationally.
•Identification of Median Employee: In compliance with SEC regulations, we utilized a “consistently applied compensation measure” (CACM) to determine the median employee. This involved examining annual base pay, target bonus opportunity, and the grant date fair value for annual equity awards. Part-time employees’ compensation was not adjusted to full-time equivalents.
•De Minimis Exception: Lilly has employees in 65 countries. In identifying the median employee, we excluded 331 workers in the following nine countries, representing less than 1 percent of our workforce: Bahrain, Costa Rica, Egypt, Greece, Kuwait, Pakistan, Qatar, Russia, and United Arab Emirates.
•Calculated CEO Pay Ratio: After applying our CACM and accounting for the exclusions mentioned, we identified the median employee. We then calculated the median employee’s total annual compensation following SCT requirements.
Pay versus Performance
The Committee manages compensation programs that strategically attract, retain, motivate, and reward our employees. Our compensation approach aligns executive pay with shareholder interests and is directly tied to a blend of short-term and long-term performance indicators. In 2024, incentive pay made up 93 percent of our CEO’s target compensation and, on average, 84 percent of the target compensation for other named executive officers.
High utilization of incentive compensation means total pay can rise and fall as leaders exceed or miss performance targets set by the Committee. Significant underperformance results in most awards delivering no payout.
Mr. Ricks was the principle executive officer (PEO) for the entire five-year period represented in the table. However, non-PEO average compensation actually paid (CAP) was impacted by the shifting of non-PEO membership and the cancellation of compensation for the company’s former CFOs, who departed during the 2021 and 2024 reporting years. The impact was most pronounced in 2024, when the compensation for the interim CFO (Mr. Brooks) was included in the non-PEO NEO average.

						Value of initial fixed $100 investment based on:
Year[1]	Summary Compensation Table Total for PEO[2]	Compensation Actually Paid to PEO[3]	Average Summary Compensation Table Total for Non-PEO NEOs[4]		Average Compensation Actually Paid to Non-PEO NEOs[3]	Total Shareholder Return[5]	Peer Group Total Shareholder Return[5]	Net Income ($ millions)	Company Selected Measure (CSM) –Adjusted Non-GAAP EPS[6]
2024	$29,242,926	$80,583,515	$6,090,259	[7]	($929,092)	$626.69	$132.19	$10,590	$16.51
2023	$26,565,732	$120,865,280	$7,836,611	[8]	$27,249,897	$470.13	$132.57	$5,240	$10.42
2022	$21,398,135	$64,088,705	$5,769,810	[8]	$13,893,269	$292.18	$133.61	$6,245	$8.84
2021	$21,509,985	$75,705,116	$4,730,690	[10]	$4,563,545	$217.66	$121.90	$5,582	$8.25
2020	$23,708,629	$51,253,831	$6,787,934	[11]	$10,732,708	$131.06	$102.07	$6,194	$6.89
1    Calculations for the PEO Compensation Actually Paid (CAP) and for Average Non-PEO NEO CAP do not reflect the actual amount of compensation earned by or paid to our NEOs. The amounts are based on valuation assumptions required by the SEC under Item 402(v) of Regulation S-K. The value realized from unvested awards, if any, will be determined when the awards fully vest and settle.

2    The PEO Summary Compensation Table (SCT) to compensation actually paid reconciliation is summarized in the following table:

Year	SCT Total Compensation for PEO	SCT Change in Pension Value	Pension Service Cost	SCT Equity Value	Change in Value: Equity Granted in Current Year	Change in Value: Unvested Equity	Final Value: Vested Equity	Compensation Actually Paid to PEO
	a	b	c	d	e	f	g	a-b+c-d+e+f+g
2024	$29,242,926	$1,746,483	$523,751	$19,749,324	$(32,793,300)	$(16,377,494)	$121,483,439	$80,583,515
2023	$26,565,732	$1,439,822	$491,959	$18,840,250	$20,443,264	$36,659,046	$56,985,351	$120,865,280
2022	$21,398,135	—	$623,346	$16,981,250	$10,443,998	$(2,718,134)	$51,322,610	$64,088,705
2021	$21,509,985	$2,442,235	$680,872	$14,966,000	$3,627,520	$17,758,456	$49,536,518	$75,705,116
2020	$23,708,629	$5,883,924	$660,302	$13,587,500	$4,409,485	$(7,739,531)	$49,686,370	$51,253,831
3    When calculating the CAP amounts, the fair value or change in fair value, as applicable, of the equity awards included in such calculations was computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the fair values did not materially differ from what was used at the time of grant.
4    The Non-PEO NEO Summary Compensation Table (SCT) to compensation actually paid reconciliation is summarized in the following table:

Year	Average SCT Total Compensation for Non-PEO NEOs	Average SCT Change in Pension Value	Average Pension Service Cost	Average SCT Equity Value	Average Change in Value: Equity Granted in Current Year	Average Change in Value: Unvested Equity	Average Final Value: Vested Equity	Average Compensation Actually Paid to Non-PEO NEOs
	a	b	c	d	e	f	g	a-b+c-d+e+f+g
2024	$6,090,259	$215,381	$159,259	$3,378,006	$(6,930,869)	$(7,775,892)	$11,121,538	$(929,092)
2023	$7,836,611	$455,154	$159,626	$4,387,275	$5,693,252	$9,514,261	$8,888,576	$27,249,897
2022	$5,769,810	$93,171	$185,293	$3,553,000	$2,494,818	$1,188,603	$7,900,916	$13,893,269
2021	$4,730,690	$159,911	$135,445	$3,115,360	$1,276,786	$861,413	$834,482	$4,563,545
2020	$6,787,934	$1,448,154	$187,254	$3,665,898	$2,289,092	$(505,850)	$7,088,331	$10,732,708
5    The company’s TSR and the company’s peer group TSR in these columns is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used for calculating Peer Group Total Shareholder Return for each applicable fiscal year is the same peer group that was used by the company for benchmarking compensation, setting the growth goals for the performance award and for determining relative total shareholder return performance for the relative value award.
6    For pay versus performance analysis, adjusted non-GAAP EPS is consistent with the adjusted non-GAAP EPS values for performance awards in Appendix A, “Summary of Adjustments Related to the Annual Cash Bonus and Performance Award.”
7    The average CAP for 2024 comprised compensation for Mr. Montarce, Dr. Skovronsky, Ms. Hakim, Mr. Van Naarden, Mr. Brooks, and Ms. Ashkenazi. Mr. Montarce assumed the CFO role on September 9, 2024, following Ms. Ashkenazi’s exit from the company on July 30, 2024. Mr. Brooks took on the expanded role of interim Chief Financial Officer from July 15, 2024 through September 8, 2024, following Ms. Ashkenazi’s exit and preceding Mr. Montarce’s effective date in the CFO role.
8    The average CAP for 2023 comprised compensation for Ms. Ashkenazi, Dr. Skovronsky, Ms. Hakim, and Mr. Van Naarden.
9    The average CAP for 2022 comprised compensation for Ms. Ashkenazi, Dr. Skovronsky, Ms. Hakim, and Mr. Jonsson.
10    The average CAP for 2021 comprised compensation for Ms. Ashkenazi, Dr. Skovronsky, Mr. Van Naarden, Mr. Rau, and Mr. Smiley. Ms. Ashkenazi succeeded Mr. Smiley as CFO on February 9, 2021 when Mr. Smiley resigned his position.
11    The average CAP for 2020 comprised compensation for Mr. Smiley, Dr. Skovronsky, Ms. Hakim, and Mr. Zulueta.
Most Important Measures
The most important measures used for 2024 were present in our long-term incentive and annual bonus programs.

Most Important Performance Measures
Adjusted non-GAAP EPS[1]
Total Shareholder Return
Revenue
1     For pay versus performance analysis, adjusted non-GAAP EPS is consistent with the adjusted non-GAAP EPS values for performance awards in Appendix A, “Summary of Adjustments Related to the Annual Cash Bonus and Performance Award.”
Pay versus Total Shareholder Return
Over the past five years, the company’s total shareholder return (TSR) has exceeded the peer group’s TSR. The chosen peer group is the same as the group used for benchmarking compensation and for determining relative TSR performance for the relative value award. Lilly’s relative TSR outperformance was substantially attributable to strong developments in our product pipeline and launches of new products and indications. As reflected in the chart below, this outperformance contributed to the PEO and non-PEOs’ compensation over the five-year period.
Pay versus Net Income
Lilly does not utilize GAAP or non-GAAP net income as a metric in any of its incentive programs. Generally, CAP is not heavily correlated with GAAP net income because GAAP net income includes certain items that the Committee believes are not reflective of underlying business performance. By excluding the impact of (i) amortization of intangible assets primarily associated with costs of marketed products acquired or licensed from third parties, (ii) net losses or gains on investments in equity securities, and (iii) other specified items that are not reflective of underlying business performance, the Committee believes non-GAAP net income better represents the company’s operating performance. For comparison purposes, the graph below reflects both GAAP net income and non-GAAP net income against PEO and average non-PEO NEO CAP. The 2023 GAAP and non-GAAP net income results include significantly higher acquired IPR&D charges compared to prior years. While immediately expensed for accounting purposes, the company views investments in acquired IPR&D as important contributions to its pipeline of product candidates, which is a key driver of the company’s future performance. For additional information on non-GAAP financial metrics, see Appendix A, “Summary of Adjustments Related to the Annual Cash Bonus and Performance Award.”

* GAAP net income and non-GAAP net income are discrete outcomes. GAAP net income and non-GAAP net income figures shown in the graphic above both include acquired IPR&D charges, net of taxes, as follows: $680.3 million in 2020, $785.5 million in 2021, $813.2 million in 2022, $3.70 billion in 2023, and $3.18 billion in 2024.
Pay versus Adjusted Non-GAAP EPS
Lilly has chosen adjusted non-GAAP EPS as its most important company selected measure (CSM). Lilly leverages annual non-GAAP EPS derived from the board-approved business plan to set targets for the Lilly bonus. Additionally, Lilly used a non-GAAP EPS derived from the median external analyst anticipated two-year non-GAAP EPS growth for our peer group to set our growth goal for our performance award. While these two approaches differ in performance period duration and source of performance comparison, significant sustained profitability growth can contribute to higher total CAP as seen in the graphic below. For additional information on non-GAAP financial metrics, see Appendix A, “Summary of Adjustments Related to the Annual Cash Bonus and Performance Award.”
*     Adjusted non-GAAP EPS data points are discrete outcomes.
Pay versus Revenue
Lilly strives to make breakthrough medicines available to patients around the globe. Given a growing portfolio of new medicines, we motivate our entire workforce to reach as many patients as possible. The combination of a strong product portfolio and effective patient delivery yields higher sales volume and, generally, higher revenue. As such, revenue is one of our most important measures to ensure we are continuously growing the number of patients we serve. Generally, our revenue over the preceding five-year period aligns with the growth in PEO and average non-PEO CAP.

*    Revenue data points are discrete outcomes.
Pay versus Performance: Conclusions
The Committee believes in pay for performance and has structured the Lilly compensation programs to reward leaders when the company is delivering strong results. Lilly has had strong cumulative TSR, EPS and revenue growth over the immediately preceding five-year period. As a result of this strong performance, shareholders have been rewarded with significant total stock returns, and leadership has been rewarded with above target payouts from their incentive compensation programs.
Audit Matters
Item 3. Ratification of the Appointment of the Independent Auditor
Audit Committee Oversight of the Independent Auditor
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor and oversees the process for reviewing and evaluating the lead audit partner. Further information regarding the Audit Committee’s oversight of the independent auditor can be found in the Audit Committee charter, available online at lilly.com/leadership/governance.
Evaluation Process: In connection with the decision regarding whether to reappoint the independent auditor each year (subject to shareholder ratification), the Audit Committee assesses the independent auditor’s performance. This assessment includes:
1.the independent auditor’s qualifications and experience;
2.the communication and interactions with the auditor over the course of the year;
3.the auditor’s independence, objectivity, and professional skepticism; and
4.the independent auditor’s tenure.
These criteria are assessed against an internal and an external scorecard and are discussed with management during a private session.
Based on the Audit Committee’s assessment of Ernst & Young LLP’s (EY) performance during 2024, the Audit Committee believes that the continued retention of EY to serve as the company's independent auditor is in the best interests of the company and its shareholders and has therefore reappointed EY as the company’s independent auditor for 2025.
Benefits of Longer Tenure: EY has served as the independent auditor for the company since 1940. There are several benefits of retaining a longer-tenured independent auditor, including:
✓Qualifications and experience - institutional knowledge and expertise regarding the company’s global operations, accounting policies and practices, and internal controls over financial reporting.
✓Competitive fees - audit and other fees are competitive with peer companies because of familiarity with the company and its operations.
Independence Controls
✓EY’s internal independence assessment - EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the lead assurance engagement partner, the global coordinating partner, and other partners on the engagement consistent with independence requirements.
✓Limits on non-audit services - The Audit Committee pre-approves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy (described below).
Audit Committee Oversight: Oversight includes regular private sessions with EY, discussions on the scope of audit, an annual evaluation (described above) when determining whether to reengage EY and rotation of lead assurance engagement partner and global coordinating partner.
Representatives of EY are expected to participate in the Annual Meeting and will be available to respond to questions. Those representatives will have the opportunity to make a statement if they wish to do so.

RECOMMENDATION FOR

The board recommends that you vote FOR ratifying the appointment of EY as the independent auditor for 2025.
Audit Committee Report
The Audit Committee reviews the company’s financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the company’s consolidated financial statements for the year ended December 31, 2024, were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditor, including a review of the significant management judgments underlying the financial statements and disclosures.
The independent auditor reports directly to the Audit Committee, which has sole authority to appoint and to replace the independent auditor (subject to shareholder ratification).
The Audit Committee has discussed with the independent auditor the matters required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (PCAOB), the SEC, and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable PCAOB rules regarding communications with the Audit Committee concerning independence and has discussed with the independent auditor the auditor’s independence from the company and its management. In concluding that the auditor is independent, the Audit Committee determined, among other things, that the non-audit services provided by EY (as described below) were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), the Audit Committee has adopted policies to ensure the independence of the independent auditor, such as prior committee approval of non-audit services and required audit partner rotation.

The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. The Audit Committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also periodically meets in executive session.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board (and the board subsequently approved the recommendation) that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Audit Committee has also appointed EY as the company’s independent auditor, subject to shareholder ratification, for 2025.
Audit Committee
Jamere Jackson, Chair
Ralph Alvarez
Jon Moeller
Gabrielle Sulzberger
Services Performed by the Independent Auditor
The Audit Committee pre-approves all services performed by the independent auditor, in part to assess whether the provision of such services might impair the auditor’s independence. The Audit Committee’s policy and procedures are as follows:
•Audit services: The Audit Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Audit services include internal controls attestation work under Section 404 of the Sarbanes-Oxley Act. The Audit Committee may also pre-approve other audit services, which are those services that only the independent auditor reasonably can provide.
•Audit-related services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or reviews of the financial statements, and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of these services does not impair the independence of the auditor.
•Tax services: The Audit Committee believes that, in appropriate cases, the independent auditor can provide tax compliance services, tax planning, and tax advice without impairing the auditor’s independence.
•Other services: The Audit Committee may approve other services to be provided by the independent auditor if (i) the services are permissible under SEC and PCAOB rules, (ii) the Audit Committee believes the provision of the services would not impair the independence of the auditor, and (iii) management believes that the auditor is the best choice to provide the services.
Pre-approval process: At the beginning of each audit year, management requests pre-approval from the Audit Committee of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other services known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year and known services. As specific engagements are identified thereafter that were not initially approved, they are brought forward to the Audit Committee for approval. To the extent approvals are required between regularly scheduled Audit Committee meetings, pre-approval authority is delegated to the committee chair.
For each engagement, management provides the Audit Committee with information about the services and fees, sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor.
After the end of the audit year, management provides the committee with a summary of the actual fees incurred for the completed audit year.

Independent Auditor Fees
The following table shows the fees incurred for services rendered on a worldwide basis by EY in 2024 and 2023. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy.

		2024 ($ millions)*	2023 ($ millions)*
Audit Fees	Annual audit of consolidated and subsidiary financial statements, including Sarbanes-Oxley 404 attestation, reviews of quarterly financial statements	$16.1	$15.2
Audit-Related Fees	Primarily related to assurance and related services reasonably related to the performance of the audit or reviews of the financial statements primarily related to employee benefit plan and other ancillary audits, and due diligence services on potential acquisitions	$1.3	$1.1
Tax Fees	Tax compliance services, tax planning, tax advice Primarily related to consulting and compliance services	$1.2	$1.0
Other	Advisory services related to regulatory and contractual matters	$0.2	$0.2
Total		$18.8	$17.4
* Numbers may not add due to rounding
Management Proposals
Item 4. Proposal to Amend the Company’s Articles of Incorporation to Eliminate the Classified Board Structure
The company’s articles of incorporation provide that the board is divided into three classes, with each class elected every three years. The board, after review by its Directors and Corporate Governance Committee, has approved, and recommends that the shareholders approve, amendments to eliminate the classified board structure in order to provide for the annual election of all directors (the Declassification Amendments). From 2010 through 2012 and again from 2018 through 2024, the board submitted this management proposal to shareholders seeking approval to eliminate the company’s classified board structure; however, under the company’s articles of incorporation the proposal requires the vote of 80 percent of the outstanding shares to be approved and on each prior occasion failed to receive the required vote.
If approved, the Declassification Amendments would become effective following the Annual Meeting upon the company making the required filings of the Declassification Amendments with the Secretary of State of Indiana. Directors elected prior to the effectiveness of the Declassification Amendments would serve the remainder of their respective three-year terms and each director elected after the Annual Meeting would serve a one-year term, ending at the next annual meeting of shareholders. Thereafter, the company’s classified board structure would be fully eliminated starting with the 2028 annual meeting of shareholders. In the case of any vacancy on the board occurring after the Annual Meeting created by an increase in the number of directors, the vacancy would be filled through an appointment by the board, with the new director to serve a term ending at the next annual meeting of shareholders. Vacancies created by resignation, removal or death would be filled by appointment by the board of a new director to serve until the end of the term of the director being replaced. This proposal would not change the present number of directors or the board’s authority to change that number and to fill any vacancies or newly created directorships.
Background of Proposal
As part of its ongoing review of corporate governance matters, the board, taking into account the input of the Directors and Corporate Governance Committee, considered the advantages and disadvantages of maintaining the classified board structure. The board considered the view of certain shareholders who believe that classified boards have the effect of reducing the accountability of directors to shareholders because shareholders are unable to evaluate and consider all directors for election on an annual basis. The board gave considerable weight to the favorable votes of a strong majority of the outstanding shares for management’s proposals in prior years.
The board also considered the benefits of retaining the classified board structure. A classified structure may promote shareholder value by providing continuity and stability in the management of the business and affairs of the company, as a majority of the board always has prior experience as directors of the company. In addition, under certain circumstances, classified boards may protect shareholder value by forcing an entity seeking control of the company to initiate discussions at arm’s-length with the board of the company, because the entity cannot replace the majority of the board in a single election. The board also considered that even without a classified board (and without the supermajority voting requirements, which the board also recommends eliminating), the company would have appropriate safeguards to protect the interests of all shareholders and discourage a would-be acquirer from proceeding with a proposal that undervalues the company or is opportunistic. These include other provisions of the company’s articles of incorporation and bylaws, as well as certain provisions of Indiana corporation law.
After balancing these interests, the board has decided to resubmit this proposal to eliminate the classified board structure. The affirmative vote of at least 80 percent of the outstanding shares of common stock is needed to approve this proposal. Unless such vote is received, the present classification of the board will continue.
Text of the Amendments
Article 9(b) of the company’s articles of incorporation contains the provisions that will be affected if this proposal is adopted. This article, set forth in Appendix B to this proxy statement, shows the proposed changes, with deletions indicated by strikeouts and additions indicated by underlining. The board has also adopted conforming amendments to the company’s bylaws, to be effective immediately upon, and subject to, the effectiveness of the amendments to the articles of incorporation.

RECOMMENDATION FOR

The board recommends that you vote FOR amending the company’s articles of incorporation to eliminate the classified board structure.
Item 5. Proposal to Amend the Company’s Articles of Incorporation to Eliminate Supermajority Voting Provisions
The company’s articles of incorporation provide that nearly all matters submitted to a vote of shareholders can be adopted by a majority of the votes cast. However, the company’s articles of incorporation require certain fundamental corporate actions to be approved by the holders of 80 percent of the outstanding shares of common stock. Those actions are:
•amending certain provisions of the articles of incorporation that relate to the number and terms of office of directors:
–the company’s classified board structure (as described under Item 4)
–a provision that the number of directors shall be specified solely by resolution of the board
•removing directors prior to the end of their elected term
•entering into mergers, consolidations, recapitalizations, or certain other business combinations with a “related person”—a party who has acquired at least five percent of the company’s stock (other than the Endowment or a company benefit plan) — without the prior approval of such action or transaction by the directors not affiliated with such shareholder
•modifying or eliminating any of the above supermajority voting requirements.
The board, after review by the Directors and Corporate Governance Committee, has approved, and recommends that the shareholders approve, amendments to eliminate the supermajority voting requirements (the Supermajority Voting Amendments). From 2010 through 2012 and again from 2018 through 2024, the board submitted this management proposal to shareholders seeking approval to eliminate these supermajority voting requirements; however, under the company’s articles of incorporation the proposal requires the vote of 80 percent of the outstanding shares to be approved and on each prior occasion failed to receive the required vote.

Background of Proposal
As part of its ongoing review of corporate governance matters, the board, taking into account the input of the Directors and Corporate Governance Committee, considered the advantages and disadvantages of maintaining the supermajority voting requirements. The board considered the potential adverse consequences of maintaining the supermajority voting requirements. The board believes it is important to maintain shareholder confidence by demonstrating that the board is responsive and accountable to shareholders and committed to strong corporate governance. This requires the board to carefully balance sometimes competing interests. In this regard, the board gave considerable weight to the favorable votes of a strong majority of the outstanding shares for management’s proposal in the previous four years. Many shareholders believe that supermajority voting requirements impede accountability to shareholders and contribute to board and management entrenchment. The board also considered that, even without the supermajority vote (and without the classified board, which the board also recommends eliminating), the company has appropriate safeguards to protect the interests of all shareholders and to discourage a would-be acquirer from proceeding with a proposal that undervalues the company or is opportunistic and to assist the board in responding to such proposals. These include other provisions of the company’s articles of incorporation and bylaws as well as certain provisions of Indiana corporation law.
The board also considered that under certain circumstances, supermajority voting requirements can provide benefits to the company and all its shareholders by making it more difficult for one or a few large shareholders to facilitate a takeover of the company or implement certain significant changes to the company without more widespread shareholder support.
After balancing these interests, the board has decided to resubmit this proposal to eliminate the supermajority voting requirements. The affirmative vote of at least 80 percent of the outstanding shares of common stock is needed to approve this proposal. Unless such vote is received, the supermajority voting requirements will continue to be in effect.
Text of Amendments
Articles 9(c), 9(d), and 13 of the company’s articles of incorporation contain the provisions that will be affected if this proposal is adopted. These articles, set forth in Appendix B to this proxy statement, show the proposed changes with deletions indicated by strikeouts and additions indicated by underlining. The board has also adopted conforming amendments to the company’s bylaws, to be effective immediately upon, and subject to, the effectiveness of the amendments to the articles of incorporation.

RECOMMENDATION FOR

The board recommends that you vote FOR amending the company’s articles of incorporation to eliminate supermajority voting requirements.
Other Information
Meeting and Voting Logistics
Quorum
A majority of the outstanding shares entitled to vote, present or represented by proxy, constitutes a quorum for the Annual Meeting. As of February 26, 2025, 947,989,151 shares of company common stock were issued and outstanding.
Who Can Vote
Shareholders as of the close of business on February 26, 2025 (the record date) may vote or have their shares voted at the Annual Meeting. You have one vote for each share of common stock you held on the record date, including shares:
◦held directly in your name as the shareholder of record;
◦held for you in an account with a broker, bank, or other nominee; and

◦attributed to your account in the company’s 401(k) Plan.
Why You May Receive Multiple Notices, Proxy Materials, or Emails
If you received more than one notice, full set of proxy materials, or email related to proxy materials, you hold shares in more than one account. You will need to cast a vote for each notice, full set of proxy materials, or email you receive. If you do not receive a proxy card, you may have elected to receive your proxy statement electronically, in which case you should have received an email with directions on how to access this proxy statement and how to vote your shares. If you wish to request a paper copy of these materials and a proxy card, please call 1-800-579-1639 on or before April 21, 2025, to facilitate timely delivery.
Voting Choices

Voting Matter	Required Vote	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of directors	Majority of votes cast	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect - not counted as a “vote cast”	No	No effect
Advisory vote on compensation paid to named executive officers	Majority of votes cast	FOR, AGAINST or ABSTAIN	No effect - not counted as a “vote cast”	No	No effect
Ratification of the appointment of the independent auditor	Majority of votes cast	FOR, AGAINST or ABSTAIN	No effect - not counted as a “vote cast”	Yes	Not applicable
Proposal to amend the company's articles of incorporation to eliminate the classified board structure	80% of outstanding shares	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	Treated as a vote AGAINST the proposal
Proposal to amend the company's articles of incorporation to eliminate supermajority voting provisions	80% of outstanding shares	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	Treated as a vote AGAINST the proposal
Additional Items of Business
We do not expect any items of business to be submitted to shareholders at the Annual Meeting other than the proposals referred to in this proxy statement. Nonetheless, if necessary, the persons named on the proxy have discretionary authority to vote the shares represented thereby with respect to any other matters that might be brought before the meeting. Those persons intend to vote on any such matters in accordance with their best judgment.
Vote Tabulation
Votes are tabulated by an independent inspector of election, Broadridge Financial Solutions, Inc.
List of Shareholders of Record
A list of the names of shareholders entitled to vote at the Annual Meeting will be available to shareholders for five business days prior to the Annual Meeting for any purpose germane to the Annual Meeting. Please contact us at shareholderproposals@lilly.com if you wish to examine the list prior to the Annual Meeting. The shareholder list will also be available during the virtual Annual Meeting for examination by shareholders who access the Annual Meeting using their 16-digit control number at virtualshareholdermeeting.com/LLY2025.
The 2026 Annual Meeting
The company’s 2026 annual meeting of shareholders is currently scheduled for May 4, 2026.

How to Vote
You may vote by any one of the following methods:

	Shareholders of Record	Shares Held by a Broker	Shares Held in the Company 401(k) Plan
Online	Vote online at ProxyVote.com.
The broker will ask you how you want your shares to be voted. You may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone, and online. You may submit new voting instructions by contacting your broker or other nominee or, if your broker provides you with a 16-digit control number found on the voting instruction form for ProxyVote.com, by signing in with your 16-digit control number and voting at the Annual Meeting.
Vote online at ProxyVote.com.
Telephone	Call 1-800-690-6903 using a touch-tone phone and follow the instructions provided.		Call 1-800-690-6903 using a touch-tone phone and follow the instructions provided.
Mail	Sign, date, and return each proxy card you received in the prepaid envelope.		Sign, date, and return the voting instruction form you received in the prepaid envelope.
At the Meeting	Follow the instructions at virtualshareholdermeeting.com/LLY2025 to vote during the meeting.		Plan shares cannot be voted at the meeting. The Trustee must receive your instructions by one of the methods above by April 30, 2025.
Voting Deadline	11:59 p.m. EDT on May 4, 2025, unless you are voting at the meeting	Please refer to the information provided by your broker, bank or other nominee	11:59 p.m. EDT on April 30, 2025
We encourage you to vote by mail, by telephone, or online even if you plan to attend the Annual Meeting.
General: Follow the instructions on your proxy card, voting instruction form or notice. If you received these materials electronically, follow the instructions in the email message that notified you of their availability.
Signing your proxy card or voting instruction form: Sign your name exactly as it appears. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee, or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners. If you return your signed proxy but do not indicate your voting preferences, the proxy holder will vote on your behalf based upon the board’s recommendations.
Voting Deadlines:
•Shareholders of record may vote their shares prior to the Annual Meeting until 11:59 p.m. EDT on May 4, 2025, by mail, online, or by telephone. If you are voting by mail, your marked, signed, and dated proxy card must be received by May 4, 2025. You have the right to change your vote or revoke your proxy before it is voted at the Annual Meeting by (i) timely notifying the General Counsel and Secretary in writing, (ii) timely delivering a later-dated proxy by mail, (iii) timely casting a new vote online or by telephone, or (iv) voting at the Annual Meeting.
•Shareholders who hold their shares in the 401(k) Plan must vote by 11:59 p.m. EDT on April 30, 2025 (mailed ballots must be received by the trustee by this time), so the plan trustee can vote the shares accordingly.
•Shareholders whose shares are held by a broker should follow the instructions and deadlines on your proxy card, voter instruction form or notice. If you received these materials electronically, follow the instructions in the email message that notified you of their availability. You may submit new voting instructions by contacting your broker or other nominee or by voting at the Annual Meeting.
Broker Non-Votes: If your shares are held through a broker and you give the broker instructions, your shares will be voted as you direct. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum and will be able to use their discretionary voting authority under NYSE rules to vote your shares on the ratification of EY as the independent auditor for 2025. However, the broker will not be able to vote on those matters for which specific authorization is required under NYSE rules, such as to vote on the election of directors, the advisory approval of executive compensation, or the shareholder or management proposals without instructions from you, in which case a broker non-vote will occur, and your shares will not be voted on these matters.
Additional Voting Information for shares held in the company 401(k) Plan: If you hold shares in the company 401(k) Plan, unless you decline, your vote will apply to a proportionate number of other shares held by participants in the 401(k) Plan for which voting directions are not received (except for a small number of shares from a prior stock ownership plan, which can be voted only on the directions of the participants to whose accounts the shares are credited).
All participants are named fiduciaries under the terms of the 401(k) Plan and under the Employee Retirement Income Security Act (ERISA) for the limited purpose of voting shares credited to their accounts and the portion of undirected shares to which their vote applies. Under ERISA, fiduciaries are required to act prudently in making voting decisions.
If you do not want to have your vote applied to the undirected shares, you must so indicate when you vote. Otherwise, the trustee will automatically apply your voting preferences to the undirected shares proportionally with all other participants who elected to have their votes applied in this manner.
If you do not vote by the deadline, your shares will be voted in accordance with instructions received from other plan participants who have elected to have their voting preferences applied proportionally to all shares for which voting instructions are not otherwise received.
Attending the Annual Meeting
Who: All shareholders as of close of business on February 26, 2025 are entitled to participate.
When: Monday, May 5, 2025, starting at 8:30 a.m. EDT and ending at or before 9:00 a.m. EDT. Following the formal meeting and after agenda items are addressed there will be an opportunity for shareholder questions.
Where: The live webcast of the Annual Meeting can be accessed by shareholders on the day of the meeting at virtualshareholdermeeting.com/LLY2025. To attend the Annual Meeting, you will need to log in to virtualshareholdermeeting.com/LLY2025 using the 16-digit control number found on the proxy card, voting instruction form, or notice you previously received. This website can be accessed on a computer, tablet, or phone with internet connection. Online access to the webcast will open 15 minutes prior to the start of the Annual Meeting to allow time to log in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.
Although you will not be able to attend the Annual Meeting at a physical location, we have designed the Annual Meeting live webcast to provide shareholders the opportunity to participate virtually to facilitate shareholder attendance and provide a consistent experience to all shareholders, regardless of location.
Asking Questions: To submit questions in advance of the Annual Meeting, visit ProxyVote.com before May 4, 2025, and enter your 16-digit control number. During the meeting, if you wish to submit a question, log into the virtual meeting website at virtualshareholdermeeting.com/LLY2025, click on “Q&A,” type your question into the “Submit a Question” field, and click “Submit.” In order to provide an opportunity to as many shareholders as possible who wish to ask a question, each shareholder will be limited to one question. Shareholders may ask a second question if all other shareholders have had an opportunity to ask a question and if time allows. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language, to simplify language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. As appropriate, responses to questions relevant to meeting matters that we do not have time to respond to by the 9:00 a.m. EDT end time will be posted to our website following the meeting. Questions regarding topics that are not pertinent to meeting matters or company business will not be answered.
Technical Assistance: Support staff will be available on the meeting day should you experience any technical difficulties in accessing the virtual meeting. Instructions for requesting technical assistance will be available at virtualshareholdermeeting.com/LLY2025.
Other Matters
Notice and Access
We distribute proxy materials to many shareholders via the internet under the SEC’s “Notice and Access” rules to reduce production and mailing costs and to help preserve environmental resources. Using this method of distribution, on or about March 21, 2025, we mailed the Notice Regarding the Availability of Proxy Materials that contains basic information about the Annual Meeting and instructions on how to view all proxy materials and vote. If you receive the notice and prefer to receive proxy materials by regular mail or email, follow the instructions in the notice for making this request, and the materials will be sent promptly to you via the preferred method. If you prefer to vote by phone rather than online, the website listed on the notice (ProxyVote.com) has instructions for voting by phone.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under the householding procedure, certain shareholders, whether they own registered shares or shares in street name, who have the same address and who receive either notices or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single notice, for all shareholders at that address, unless one or more of the shareholders at that address has previously notified us that they want to receive separate copies. Each 401(k) Plan participant will continue to receive a copy of all of the proxy materials. Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more shareholders at your address would like to have separate copies of these materials with respect to the Annual Meeting or in the future, or if you would like to request that only a single set of proxy materials be sent to the household, please contact Broadridge Financial Solutions, Inc., at 1-866-540-7095 or 51 Mercedes Way, Edgewood, NY 11717.
Other Information Regarding the Company’s Proxy Solicitation
The board is soliciting proxies for the Annual Meeting. We will pay all expenses in connection with our solicitation of proxies. We will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to and obtaining instructions from persons for whom they hold stock of the company. We expect to solicit proxies primarily by mail and email, but directors, officers, and other employees of the company may also solicit in person or by telephone, fax, or email. We have retained Georgeson LLC to assist in the distribution and solicitation of proxies. Georgeson may solicit proxies by personal interview, telephone, fax, mail, and email. We expect that the fee for those services will not exceed approximately $17,500 plus reimbursement of customary out-of-pocket expenses.
Corporate Governance Materials
The company’s main corporate website address is lilly.com. We also make available through our investor relations website, free of charge, our company filings with the SEC as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. The reports we make available include annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, registration statements, and any amendments to those documents. The website link to our SEC filings is investor.lilly.com/sec.cfm. This proxy statement and the annual report to shareholders are also available at ProxyVote.com as well as on our website at lilly.com/policies-reports/annual-report, and the articles of incorporation, bylaws, and all committee charters are available online at lilly.com/leadership/governance. Certain documents and information referenced in this proxy statement are available on our website. However, except as otherwise expressly provided in this proxy statement, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.
By order of the Board of Directors,
Anat Hakim
Executive Vice President, General Counsel and Secretary
March 21, 2025

Electronic Delivery of Proxy Materials

Help Us Help the Environment	How to Enroll

We encourage shareholders to voluntarily elect to receive future proxy materials and annual reports electronically to help contribute to our sustainability efforts.
The benefits include:
•you receive immediate and convenient access to the materials,
•you can help reduce our impact on the environment, and
•you can help reduce our printing and mailing costs.
Shareholders of Record
	Internet	www.proxyvote.com under the “Delivery Settings” tab
	Telephone	1-800-690-6903 and follow the instructions provided
	Email	Send a blank email with your control number in the subject line to: sendmaterial@proxyvote.com
Shares Held by Broker
	Contact	Contact your bank, broker or other nominee

Appendix A - Summary of Adjustments Related to the Annual Cash Bonus and Performance Award
Consistent with past practice, the Talent and Compensation Committee adjusted the reported financial results on which the 2024 annual cash bonus and the 2023-2024 performance awards were determined to eliminate the distorting effect of certain unusual items on incentive compensation performance measures. The adjustments were intended to:
•align award payments with the underlying performance of the core business
•avoid volatile, artificial inflation or deflation of awards due to unusual items during any year in the performance period, and, where relevant, the previous (comparator) year
•eliminate certain counterproductive short-term incentives—for example, incentives to refrain from acquiring new technologies, to defer disposing of underutilized assets, or to defer settling legacy legal proceedings to protect current bonus payments
•facilitate comparisons with peer companies
To ensure the integrity of the adjustments, the Talent and Compensation Committee reviews and approves adjustment guidelines at least annually. These guidelines are generally consistent with the company guidelines for reporting non-GAAP financial measures to the investment community, which are reviewed by the Audit Committee. The adjustments apply equally to income and expense items. The Talent and Compensation Committee reviews all adjustments and retains downward discretion (i.e., discretion to reduce compensation below the amounts that are yielded by the adjustment guidelines).
Adjustments for 2024 Bonus Plan
For 2024 bonus calculations, the Talent and Compensation Committee made the following adjustments to reported EPS consistent with our external reporting of non-GAAP financial measures:
•Eliminated the impact of amortization of intangible assets
•Eliminated the impact of asset impairments, restructuring, and other special charges
•Eliminated the impact of net gains and losses on investments in equity securities
In addition to the adjustments consistent with our reporting of non-GAAP financial measures, the Talent and Compensation Committee made the following adjustments:
•Eliminated the impact of acquired in-process research and development (IPR&D) charges
•Eliminated the revenue and EPS impacts of business development transactions to divest certain products, which were not in the company’s 2024 bonus targets for revenue and EPS
•Eliminated the impact of the difference between actual foreign exchange rates and the foreign exchange rates that were assumed in the company’s 2024 bonus targets for revenue and EPS
A reconciliation of adjustments to our reported revenue is below:

2024
Revenue as reported	$45,042.7
Divestitures of products and collaboration amendment revenue	(547.0)
Foreign exchange rate impact	68.0
Adjusted revenue	$44,563.7
A-1

A reconciliation of adjustments to our reported EPS is below:

2024
EPS as reported	$11.71
Amortization of intangible assets	0.49
Asset impairments, restructuring, and other special charges	0.75
Net losses on investments in equity securities	0.04
Non-GAAP EPS	12.99
Acquired IPR&D charges	3.52
Divestitures of products and collaboration amendment revenue	(0.44)
Foreign exchange rate impact	0.04
Adjusted non-GAAP EPS for purposes of annual cash bonus	$16.11
*Numbers may not add due to rounding

Adjustments for 2023-2024 Performance Award
For the 2023-2024 performance award payout calculations, the Talent and Compensation Committee made the following adjustments to reported EPS consistent with our reporting of non-GAAP financial measures:
•2024, 2023, and 2022: Eliminated the impact of amortization of intangible assets
•2024, 2023, and 2022: Eliminated the impact of asset impairments, restructuring, and other special charges
•2024, 2023, and 2022: Eliminated the impact of net gains and losses on investments in equity securities
In addition to the adjustments consistent with our reporting of non-GAAP financial measures, the Talent and Compensation Committee made the following adjustment:
•2024, 2023, and 2022: Eliminated the impact of charges recognized for acquired IPR&D
A reconciliation of adjustments to our reported EPS is below:

	2024	2023	% Change 2024 vs. 2023	2022	% Change 2023 vs. 2022
EPS as reported	$11.71	$5.80	101.9%	$6.90	(15.9%)
Amortization of intangible assets	0.49	0.45		0.50
Asset impairment, restructuring, and other special charges	0.75	0.06		0.21
Net losses on investments in equity securities	0.04	0.02		0.33
Non-GAAP EPS	12.99	6.32		7.94
Acquired IPR&D charges	3.52	4.10		0.90
Adjusted Non-GAAP EPS for purposes of performance awards	$16.51	$10.42	58.4%	$8.84	17.9%
*Numbers may not add due to rounding

A-2

Appendix B - Proposed Amendments to the Company’s Articles of Incorporation
Proposed changes to the company’s articles of incorporation are shown below related to Items 4 and 5. The changes shown to Article 9(b) will be effective if Item 4, “Proposal to Amend the Company’s Articles of Incorporation to Eliminate the Classified Board Structure,” receives the vote of at least 80 percent of the outstanding shares. The changes to Articles 9(c), 9(d), and 13 will be effective if Item 5, “Proposal to Amend the Company’s Articles of Incorporation to Eliminate Supermajority Voting Provisions,” receives the vote of at least 80 percent of the outstanding shares. Additions are indicated by underlining and deletions are indicated by strike-outs. The full text of the company’s Articles of Incorporation can be found on our website at lilly.com/leadership/governance.

9. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:
(a)    The number of directors of the Corporation, exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock pursuant to Article 7(b) (the “Preferred Stock Directors”), shall not be less than nine, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.
(b)    Prior to the 2026 annual meeting of directors, T~~t~~he Board of Directors (exclusive of Preferred Stock Directors) shall be divided into three classes, with the term of office of one class expiring each year. ~~At the annual meeting of shareholders in 1985, five directors of the first class shall be elected to hold office for a term expiring at the 1986 annual meeting, five directors of the second class shall be elected to hold office for a term expiring at the 1987 annual meeting, and six directors of the third class shall be elected to hold office for a term expiring at the 1988 annual meeting.~~ Commencing with the annual meeting of shareholders in ~~1986~~2026, each class of directors whose term shall then expire shall be elected to hold office for a ~~three~~one-year term expiring at the next annual meeting of shareholders. In the case of any vacancy on the Board ~~of Directors, including a vacancy created by an increase in the number~~ of D~~d~~irectors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, ~~for the remainder of the term of the class to which the director has been assigned~~ until the next annual meeting of shareholders. All directors shall continue in office until the election and qualification of their respective successors in office. ~~When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible.~~ No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the By-laws so provide.
(c)    Any director or directors (exclusive of Preferred Stock Directors) may be removed from office at any time, but only for cause and only by the affirmative vote of at least ~~80%~~a majority of the votes ~~entitled to be~~ cast by holders of all the outstanding shares of Voting Stock (as defined in Article 13 hereof), voting together as a single class.
~~(d)    Notwithstanding any other provision of these Amended Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Amended Articles of Incorporation, the affirmative vote of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article 9.~~

13. In addition to all other requirements imposed by law and these Amended Articles and except as otherwise expressly provided in paragraph (c) of this Article 13, none of the actions or transactions listed below shall be effected by the Corporation, or approved by the Corporation as a shareholder of any majority-owned subsidiary of the Corporation if, as of the record date for the determination of the shareholders entitled to vote thereon, any Related Person (as hereinafter defined) exists, unless the applicable requirements of paragraphs (b), (c), (d), (e), and (f) of this Article 13 are satisfied.

(a)    The actions or transactions within the scope of this Article 13 are as follows:
(i)    any merger or consolidation of ~~the Corporation or~~ any of ~~its~~ the Corporation’s subsidiaries into or with such Related Person;
(ii)    any sale, lease, exchange, or other disposition of all or any substantial part of the assets of ~~the Corporation~~ or any of i~~ts~~the Corporation’s majority-owned subsidiaries to or with such Related Person;
(iii)    the issuance or delivery of any Voting Stock (as hereinafter defined) or of voting securities of any of the Corporation’s majority-owned subsidiaries to such Related Person in exchange for cash, other assets or securities, or a combination thereof;
~~(iv)     any voluntary dissolution or liquidation of the Corporation;~~
(iv)    any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, or any other transaction (whether or not with or otherwise involving a Related Person) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital stock of the Corporation, or any securities convertible into capital stock of the Corporation or into equity securities of any subsidiary, that is beneficially owned by any Related Person; or
(v~~i~~)    any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (iv).
(b)    The actions and transactions described in paragraph (a) of this Article 13 shall have been authorized by the affirmative vote of ~~at least 80% of all~~ a majority of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class.
(c)    Notwithstanding paragraph (b) of this Article 13, the ~~80% voting~~ special shareholder approval requirement set forth in paragraph (b) shall not be applicable if any action or transaction specified in paragraph (a) is approved by the Corporation’s Board of Directors and by a majority of the Continuing Directors (as hereinafter defined).
(d)    Unless approved by a majority of the Continuing Directors, after becoming a Related Person and prior to consummation of such action or transaction.:
(i)    the Related Person shall not have acquired from the Corporation or any of its subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into capital stock of the Corporation or any of its majority-owned subsidiaries, directly or indirectly (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend or stock split or other distribution of stock to all shareholders pro rata);
(ii)    such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any of its majority-owned subsidiaries, or made any major changes in the Corporation’s or any of its majority-owned subsidiaries’ businesses or capital structures or reduced the current rate of dividends payable on the Corporation’s capital stock below the rate in effect immediately prior to the time such Related Person became a Related Person; and
(iii)    such Related Person shall have taken all required actions within its power to ensure that the Corporation’s Board of Directors included representation by Continuing Directors at least proportionate to the voting power of the shareholdings of Voting Stock of the Corporation’s Remaining Public Shareholders (as hereinafter defined), with a Continuing Director to occupy an additional Board position if a fractional right to a director results and, in any event, with at least one Continuing Director to serve on the Board so long as there are any Remaining Public Shareholders.
(e)    A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such requirements, shall be mailed to the shareholders of the Corporation for the purpose of soliciting shareholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability or inadvisability of the action or transaction which the Continuing Directors may choose to state and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the action or transaction from a financial point of view to the Remaining Public Shareholders, such investment banking firm to be paid a reasonable fee for its services by the Corporation. The requirements of this paragraph (e) shall not apply to any such action or transaction which is approved by a majority of the Continuing Directors.
(f)    For the purpose of this Article 13:
(i)    the term “Related Person” shall mean any other corporation, person, or entity which beneficially owns or controls, directly or indirectly, 5% or more of the outstanding shares of Voting Stock, and any Affiliate or Associate (as those terms are defined in the General Rules and Regulations under the Securities Exchange Act of 1934) of a Related Person; provided, however, that the term Related Person shall not include (a) the Corporation or any of its subsidiaries, (b) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (c) Lilly Endowment, Inc.; and further provided, that no corporation, person, or entity shall be deemed to be a Related Person solely by reason of being an Affiliate or Associate of Lilly Endowment, Inc.;
(ii)    a Related Person shall be deemed to own or control, directly or indirectly, any outstanding shares of Voting Stock owned by it or any Affiliate or Associate of record or beneficially, including, without limitation, shares
a.    which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise; or
b.    which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause a. above), by any other corporation, person, or other entity with which it or its Affiliate or Associate has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock, or which is its Affiliate (other than the Corporation) or Associate (other than the Corporation);
(iii)    the term “Voting Stock” shall mean all shares of any class of capital stock of the Corporation which are entitled to vote generally in the election of directors;
(iv)    the term “Continuing Director” shall mean a director who is not an Affiliate or Associate or representative of a Related Person and who was a member of the Board of Directors of the Corporation immediately prior to the time that any Related Person involved in the proposed action or transaction became a Related Person or a director who is not an Affiliate or Associate or representative of a Related Person and who was nominated by a majority of the remaining Continuing Directors; and
(v)    the term “Remaining Public Shareholders” shall mean the holders of the Corporation’s capital stock other than the Related Person.
(g)    A majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 13, on the basis of information then known to the Continuing Directors, whether (i) any Related Person exists or is an Affiliate or an Associate of another and (ii) any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation or any majority-owned subsidiary involves a substantial part of the assets of the Corporation or any of its subsidiaries. Any such determination by the Continuing Directors shall be conclusive and binding for all purposes.
(h)    Nothing contained in this Article 13 shall be construed to relieve any Related Person or any Affiliate or Associate of any Related Person from any fiduciary obligation imposed by law.
(i)    The fact that any action or transaction complies with the provisions of this Article 13 shall not be construed to waive or satisfy any other requirement of law or these Amended Articles of Incorporation or to impose any fiduciary duty, obligation, or responsibility on the Board of Directors or any member thereof, to approve such action or transaction or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit, or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such action or transaction. The Board of Directors of the Corporation, when evaluating any actions or transactions described in paragraph (a) of this Article 13, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, customers, suppliers, and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.
~~(j)    Notwithstanding any other provision of these Amended Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Amended Articles of Incorporation, the affirmative vote of the holders of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article 13.~~

ELI LILLY AND COMPANY
LILLY CORPORATE CENTER
C/O GENERAL COUNSEL AND SECRETARY
INDIANAPOLIS, IN 46285

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE ONLINE**
*Before The Meeting* - Go to **www.ProxyVote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Sunday, May 4, 2025. Have your proxy card in hand when you access the website and follow the instructions.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/LLY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - *(1-800-690-6903)***
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Sunday, May 4, 2025. Have your proxy card in hand when you call and follow the instructions.

**VOTE BY MAIL**
Mark, sign, and date this proxy card. Return it in the postage-paid envelope we have provided or return to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy card must be received at the address listed on the proxy card by May 4, 2025.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62648-P21929-Z88992

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**ELI LILLY AND COMPANY**

**The board of directors recommends you vote FOR items 1, 2, 3, 4 and 5:**

| | For | Against | Abstain |
|---|---|---|---|
| 1. Election of the following directors, each to serve a three-year term. | | | |
| 1a. Ralph Alvarez | ☐ | ☐ | ☐ |
| 1b. Mary Lynne Hedley | ☐ | ☐ | ☐ |
| 1c. Kimberly Johnson | ☐ | ☐ | ☐ |
| 1d. Juan Luciano | ☐ | ☐ | ☐ |
| 2. Approval, on an advisory basis, of the compensation paid to the company's named executive officers. | ☐ | ☐ | ☐ |
| 3. Ratification of the appointment of Ernst & Young LLP as the independent auditor for 2025. | ☐ | ☐ | ☐ |
| 4. Approval of amendments to the company's Articles of Incorporation to eliminate the classified board structure. | ☐ | ☐ | ☐ |
| 5. Approval of amendments to the company's Articles of Incorporation to eliminate supermajority voting provisions. | ☐ | ☐ | ☐ |

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V62649-P21929-Z88992

Lilly

The undersigned hereby appoints Anat Hakim and David Ricks, and each of them, as proxies, each with full power to act without the other and each with full power of substitution, to vote as indicated on the reverse side of this proxy card all the shares of Common Stock of ELI LILLY AND COMPANY in this account held in the name of the undersigned at the close of business on February 26, 2025, at the Annual Meeting of Shareholders to be held on May 5, 2025, at 8:30 a.m. EDT, and at any adjournment thereof, with all the powers the undersigned would have if personally present.

If this proxy card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. **If not otherwise specified, the shares represented by this proxy card will be voted in accordance with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

**This proxy is solicited on behalf of the board of directors.**

**PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS PROXY CARD.**

ELI LILLY AND COMPANY
LILLY CORPORATE CENTER
C/O GENERAL COUNSEL AND SECRETARY
INDIANAPOLIS, IN 46285

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE ONLINE**
*Before The Meeting* - Go to **www.ProxyVote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Wednesday, April 30, 2025. Have your proxy card in hand when you access the website and follow the instructions.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/LLY2025**

You may attend the meeting via the Internet. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - *(1-800-690-6903)***
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Wednesday, April 30, 2025. Have your proxy card in hand when you call and follow the instructions.

**VOTE BY MAIL**
Mark, sign, and date this proxy card. Return it in the postage-paid envelope we have provided or return to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy card must be received at the address listed on the proxy card by April 30, 2025.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62650-P21929-Z88992

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**ESOP/PAYSOP**

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**ELI LILLY AND COMPANY**

**The board of directors recommends you vote FOR items 1, 2, 3, 4 and 5:**

| | For | Against | Abstain |
|---|---|---|---|
| 1. Election of the following directors, each to serve a three-year term. | | | |
| 1a. Ralph Alvarez | ☐ | ☐ | ☐ |
| 1b. Mary Lynne Hedley | ☐ | ☐ | ☐ |
| 1c. Kimberly Johnson | ☐ | ☐ | ☐ |
| 1d. Juan Luciano | ☐ | ☐ | ☐ |
| 2. Approval, on an advisory basis, of the compensation paid to the company's named executive officers. | ☐ | ☐ | ☐ |
| 3. Ratification of the appointment of Ernst & Young LLP as the independent auditor for 2025. | ☐ | ☐ | ☐ |
| 4. Approval of amendments to the company's Articles of Incorporation to eliminate the classified board structure. | ☐ | ☐ | ☐ |
| 5. Approval of amendments to the company's Articles of Incorporation to eliminate supermajority voting provisions. | ☐ | ☐ | ☐ |

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ESOP/PAYSOP

V62651-P21929-Z88992

## Lilly Employee 401(k) Plan
## Confidential Voting Instructions
## To Northern Trust, Trustee

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or by proxy) as indicated on the reverse side of this proxy card, the number of shares of Eli Lilly and Company Common Stock credited to this account under The Lilly Employee 401(k) Plan or an affiliated plan at the close of business on February 26, 2025, at the Annual Meeting of Shareholders to be held on May 5, 2025 at 8:30 a.m. EDT, and at any adjournment thereof.

If this proxy card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. **If not otherwise specified, the shares represented by this proxy card will be voted in accordance with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

Also, unless you decline by checking the box below, you direct the Trustee to apply this voting instruction *pro rata* (along with all other participants who provide voting instructions and do not decline as provided below) to all shares of Common Stock held in the plans for which the Trustee receives no voting instructions (the "undirected shares"), except that shares formerly held in The Lilly Employee Stock Ownership Plan (PAYSOP) may only be voted upon the express instruction of the participants to whose accounts the shares are credited. For more information on the voting of the undirected shares, see the Proxy Statement.

**Question 1: Check "no" only if you decline** to have your vote applied *pro rata* to the undirected shares. **Yes** ☐ **No** ☐

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

**PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS PROXY CARD.**